    As filed with the Securities and Exchange Commission on January 14, 2005

                                                     Registration No. 333-119947

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                          AMENDMENT NO. 1 TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                                   PENGE CORP.
              (Exact Name of Small Business Issuer in its Charter)

           NEVADA                                                71-0895709
  (State or Jurisdiction of                                  (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                                       100
                          (Primary Standard Industrial
                           Classification Code Number)


                           11231 WINTER COTTAGE PLACE
                             LAS VEGAS, NEVADA 89135
                            TELEPHONE: (702) 562-3176

   (Address and telephone number of principal executive offices and principal place of business)
                                   -----------

                                  KIRK FISCHER
                           11231 WINTER COTTAGE PLACE
                             LAS VEGAS, NEVADA 89135
                            TELEPHONE: (702) 562-3176

            (Name, address and telephone number of agent for service)
                                   -----------

                                   COPIES TO:
                                 BRYAN T. ALLEN
                                 SCOTT F. YOUNG
                                 P. JUSTIN JUDD
                                 STOEL RIVES LLP
                        201 SOUTH MAIN STREET, SUITE 1100
                           SALT LAKE CITY, UTAH 84111
                            TELEPHONE: (801) 328-3131
                            FACSIMILE: (801) 578-6999
                                   -----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                   -----------

         If any of the securities being registered on this form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|____________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                   -----------

                                 CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED
                                                         PROPOSED        MAXIMUM
                                                         MAXIMUM         AGGREGATE       AMOUNT OF
TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE  OFFERING        REGISTRATION FEE
SECURITIES TO BE REGISTERED           REGISTERED(1)      PER UNIT(2)     PRICE
----------------------------------------------------------------------------------------------------------
Common Stock                          5,794,104(3)       $0.30           $1,738,231      $205(4)
----------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 of the Securities Act, this Registration Statement covers a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend or other similar transaction.
(2) Estimated for the purpose of calculating the registration fee based upon the most recent price at which shares of common stock were sold in private placements by the Registrant.
(3)      Reduced from 14,925,978 shares in initial Registration Statement.
(4)      Previously paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED JANUARY 14, 2005

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PENGE CORP.

                        5,794,104 SHARES OF COMMON STOCK

                               ------------------

         This prospectus relates to the offering and sale of 5,794,104 shares of common stock, $.001 par value, of Penge Corp. Of the shares of Common Stock being offered hereby, 3,861,466 shares of common stock are currently owned by the selling stockholders and 1,932,638 shares are issuable upon the conversion of convertible notes payable owned by the selling stockholders. All of the offered shares are to be sold by persons who are existing security holders and identified in the section of this prospectus entitled "SELLING STOCKHOLDERS."

         We will not receive any of the proceeds from the sale of the shares offered pursuant to this prospectus. There is no established public market for our common stock. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. The selling stockholders may sell the offered shares in privately negotiated transactions or otherwise at negotiated or market prices. If our shares of common stock are quoted on any quotation service or traded on any market in the future, the selling stockholders may sell the offered shares through such quotation service or market at market prices or negotiated prices.

         Our principal office is located at 11231 Winter Cottage Place, Las Vegas, Nevada 89135, and our telephone number is (702) 562-3176.

                        -------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             Dated January 14, 2005

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................2

RISK FACTORS...................................................................5

FORWARD-LOOKING STATEMENTS....................................................12

SELLING STOCKHOLDERS..........................................................12

PLAN OF DISTRIBUTION..........................................................18

USE OF PROCEEDS...............................................................22

DILUTION......................................................................22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS....................................................23

OUR BUSINESS..................................................................38

MANAGEMENT....................................................................45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................50

DESCRIPTION OF OUR CAPITAL STOCK..............................................52

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................54

LEGAL MATTERS.................................................................55

EXPERTS.......................................................................55

INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.................................56

WHERE YOU CAN FIND MORE INFORMATION...........................................57

INDEX TO FINANCIAL STATEMENTS.................................................58

                               PROSPECTUS SUMMARY

         In addition to the following summary, you should read the more detailed information about us, our common stock and our financial statements appearing elsewhere in this prospectus.

OUR COMPANY

         Penge Corp. was incorporated in August 2002 as a Nevada corporation and maintains its principal offices at 11231 Winter Cottage Place, Las Vegas, Nevada 89135. Our telephone number is (702) 562-3176.

         We began operations in September 2002 through the purchase of the Major Trees Farm, a 272-acre tree and shrub farm near Tucson, Arizona. In May 2004, we acquired the 17-acre Sampres Farm near Houston, Texas. In the two and one-half years since our incorporation, we have invested all available capital into expanding and improving the Major Trees Farm, acquiring the Sampres Farm, and otherwise attempting to improve our tree production and nursery business. In that process, we have significantly expanded the number of trees and shrubs planted on, and harvested from, the Major Trees Farm and have been able to sell all of our products at prices consistent with our budgets and projections.

         In the foreseeable future, we plan to continue to expand our operations through the planting of additional trees and shrubs on our existing farms and the purchase of additional nursery properties and businesses. We will continue to look for nursery businesses or properties with annual revenues of between $100,000 and $10 million. In the past, we have been able to negotiate favorable terms with owners of small nursery businesses who are hoping to exit the market. We attribute this success to the limited liquidity opportunities available to small nursery businesses and hope to be able to exploit this situation to negotiate favorable terms in the future.

         Our goal is to expand the number of farms we manage and the number of trees and shrubs planted on those farms in the next few years while holding down increases in our administrative and other general operating expenses. As we spread our production costs over a larger inventory, we also hope to experience a decline in our per-unit production and sales costs. Over time, we believe that the increases in revenue from our expanded operations will outpace increases in our administrative, operational and other expenses.

THE OFFERING
------------------------------------------------------ -----------------------------------------------------------
Securities offered by the selling stockholders         5,794,104 shares of common stock
------------------------------------------------------ -----------------------------------------------------------
Shares of our common stock outstanding prior           12,952,332(1)
to this offering
------------------------------------------------------ -----------------------------------------------------------
Use of Proceeds                                        All proceeds of the offering will be received by the Selling
                                                       Stockholders. None of the proceeds will be received by Penge.
------------------------------------------------------ -----------------------------------------------------------
Risk Factors                                           You should read the "Risk Factors" beginning on page 5 as
                                                       well as other cautionary statements throughout this
                                                       prospectus before investing in any shares offered
                                                       hereunder.
------------------------------------------------------ -----------------------------------------------------------

(1) Excludes up to 4,500,000 shares of common stock authorized for issuance upon exercise of outstanding options granted pursuant to our stock option plans, 3,500,000 shares of our common stock reserved for the future grant of stock options under those plans, 50,000 shares of our common stock issuable upon the exercise of outstanding options and 1,932,638 shares issuable upon conversion of convertible notes payable.

SUMMARY FINANCIAL INFORMATION

                                          FOR THE YEARS ENDED           FOR THE THREE MONTHS ENDED
                                                 JUNE 30,                     SEPTEMBER 30,
                                       -----------------------------   -----------------------------
                                           2004            2003            2004            2003
                                       -------------   -------------   -------------   -------------
STATEMENT OF OPERATIONS DATA:
Sales ..............................   $    806,977    $    669,721    $      2,652    $      9,161
Cost of goods sold .................        428,004         402,980           1,640           3,247
Gross profit (loss) ................        378,973         266,741           1,012           5,914
                                       -------------   -------------   -------------   -------------
Operating expenses .................        654,287         579,361         225,004         218,642
                                       -------------   -------------   -------------   -------------
Income (loss) from operations ......       (275,314)       (312,620)       (223,992)       (212,728)
Other income (expense):
  Interest income (expense) ........       (116,163)        (68,057)        (53,925)        (24,937)
  Loss on sale of available-for-sale
  securities .......................        (13,456)         (8,997)             --              --
                                       -------------   -------------   -------------   -------------
Other income (expense) .............       (129,619)        (77,054)        (53,925)        (24,937)
                                       -------------   -------------   -------------   -------------
Net income (loss) ..................   $   (400,005)   $   (337,586)   $   (277,917)   $   (233,883)
                                       -------------   -------------   -------------   -------------
Net loss per share .................   $       (.03)   $       (.04)   $       (.02)   $       (.02)
Weighted average shares used in
  computing net loss per share .....     12,179,860       9,653,338      12,922,984      11,839,203


                                       3



                                              SEPTEMBER 30, 2004   JUNE 30, 2004
                                              ------------------   -------------
BALANCE SHEET DATA:
Cash and cash equivalents ................            24,980        $     2,237
Working capital (deficit) ................          (191,890)          (303,333)
Total assets .............................         2,164,704          2,020,827
Retained deficit .........................        (1,015,508)          (737,591)
Stockholders' equity .....................           209,370            335,749



                                       4

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider the following discussion of risks in addition to the other information in this prospectus before purchasing any shares of our common stock. In addition to historical information, the information in this prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks described in this prospectus represent all of the risks that management has identified and determined to be material to our company. Additional risks and uncertainties not currently known unto us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, results of operations and financial condition.

                  Risks Regarding Our Company and Our Business
                  --------------------------------------------

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR PERFORMANCE AND FORECAST OUR FUTURE.

         We were formed and began operations in 2002. Our limited operating history makes it difficult for you to evaluate our ability to generate revenues, manage costs, create profits and generate cash from operations. Our limited operating history also makes it difficult to analyze our ability to compete in the marketplace. Before investing in our common stock, you should consider the risks and difficulties we may encounter as a relatively new business, including risks related to our ability to

         o    implement our business plan;

         o obtain capital necessary to continue operations and implement our business plan;

         o    anticipate and adapt to changes in the market;

         o    find and acquire new businesses; and

         o    administer and manage our operations.

         If we fail to successfully manage these risks, our business will suffer or fail. We cannot assure you that we will successfully address these risks or that our business strategy will be successful.

IF WE CANNOT RAISE SUFFICIENT CAPITAL AT REASONABLE PRICES, WE MAY BE UNABLE TO MEET EXISTING OBLIGATIONS OR ADEQUATELY EXPLOIT EXISTING OR FUTURE OPPORTUNITIES.

         As of [date within 45 days of effective date], we had $[to be completed] in cash and cash equivalents. As of September 30, 2004, we had a working capital deficit of $(191,890). We need to obtain significant additional working capital to implement our business plan of expanding our nursery operations and to be able to meet our financial obligations as they become due. We will receive no proceeds from the sale of the common stock pursuant to this prospectus, so we must find other sources of financing. We may not be able to raise the additional capital needed, or we may be forced to pay an extremely high price for capital. Factors affecting the availability and price of capital may include the following:

         o    the availability and cost of capital generally;

         o    our financial results;

         o market interest, or lack of interest, in our industry and business plan;

         o    the success of our business;

         o    the amount of our capital needs; and

         o the amount of debt, options, warrants and convertible securities we have outstanding.

         If we cannot raise sufficient capital or are forced to pay a high price for capital, we may be unable to meet current or future obligations or adequately exploit existing or future opportunities. If we are unable to obtain capital for an extended period of time, we may be forced to discontinue operations.

WE HAVE PLEDGED A SIGNIFICANT PORTION OF OUR ASSETS TO SECURE FINANCING AGREEMENTS, AND IF WE DEFAULT UNDER SUCH ARRANGEMENTS, OUR CREDITORS MAY FORECLOSE ON OUR PLEDGED ASSETS.

         We have pledged substantially all of our assets to secure notes payable funding our purchase of the Major Trees Farm and the Sampres Farm and to secure other short-term financing. Governing security agreements grant our creditors the rights and remedies that are commonly provided a secured creditor. If we default under such arrangements, such creditors may foreclose on, seize and dispose of, all pledged assets.

WE ARE REQUIRED TO MAKE PAYMENTS UNDER OUTSTANDING NOTES IN AMOUNTS EXCEEDING OUR EXISTING CASH AND CASH EQUIVALENTS BEGINNING IN MARCH 2005.

         We have issued $555,000 of convertible notes payable to fund our operations, $300,000 of which is secured by certain of the assets of the Major Trees Farm and the Sampres Farm and $200,000 of which is secured by 50,000 trees contained in our inventory. A payment of $276,572 in principal plus accrued interest under these notes is due on March 31, 2005.

         In addition, as of September 30, 2004, we owed $815,561 under notes issued in connection with our acquisitions of the Major Trees Farm and the Sampres Farm, substantially all of which is secured by certain of the assets associated with such farms. Payments totaling $309,905 are due by June 30, 2005.

         The amounts payable under our outstanding notes in the current fiscal year exceed our current cash and cash equivalents. If we default on payments under these notes, the holders will have the right to accelerate principal and interest payments and pursue remedies available at law and under governing documents. The exercise of such remedies would likely result in our insolvency.

WE MAY BE UNABLE TO CONTINUE TO IDENTIFY APPROPRIATE ACQUISITION TARGETS OR CONSUMMATE ACQUISITIONS OF THOSE TARGETS, AND IF WE ARE UNABLE TO DO SO OUR BUSINESS WILL NOT CONTINUE TO GROW AS PLANNED.

         Our business plan anticipates growth primarily through the acquisition of small businesses in the tree production and nursery industry. We may be unable to implement that acquisition strategy for several reasons, including the following:

         o We may be unable to continue to locate suitable nursery businesses for acquisition for various reasons, including:

              o    the absence of such businesses;

              o our lack of knowledge of such businesses or the fact that they are for sale;

              o our lack of sufficient working capital to conduct an adequate search for potential acquisition targets and to conduct the due diligence necessary to evaluate the appropriateness of a potential target; and

              o our lack of expertise or experience in evaluating or operating the types of businesses that are for sale.

         o Businesses that we are interested in acquiring may be unwilling to sell to us for various reasons, including:


              o an unwillingness to accept our equity securities or a promissory note as consideration;


              o a desire to receive cash and a lack of confidence in our ability to obtain the cash necessary to close;


              o concerns with our ability to operate the business profitably or appropriately, particularly if any targets are not agricultural companies; and


              o a desire to be acquired by a larger company for strategic or personal reasons (including the desire to be employed by a larger, more stable acquirer).

              o We may be unable to raise the capital necessary to purchase those businesses that we identify as potential acquisition targets quickly enough or at all in order to be able to consummate desired acquisitions.

         If we cannot continue to identify appropriate acquisition targets and consummate acquisitions, our business will not continue to grow as planned.

WE HAVE INCURRED SUBSTANTIAL LOSSES SINCE OUR INCEPTION AND MAY CONTINUE TO INCUR LOSSES IN THE FUTURE.

         We have experienced net losses in each twelve-month period since inception, with a retained deficit of approximately $(1,015,508) as of September 30, 2004. We may never generate a net profit. Even if we do become profitable, we may not be able to maintain profitability or to increase profitability in the future.

OUR ACCOUNTANTS HAVE INCLUDED AN EXPLANATORY PARAGRAPH IN OUR FINANCIAL STATEMENTS REGARDING OUR STATUS AS A "GOING CONCERN."

         Our consolidated financial statements included in this prospectus have been prepared on the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued its report dated July 9, 2004 that includes an explanatory paragraph stating that our having only recently been formed, our lack of success in establishing profitable operations and the fact that our current liabilities exceed our current assets raise substantial doubt about our ability to continue as a going concern.

WE MAY BE UNABLE TO MANAGE SIGNIFICANT GROWTH.

         To successfully implement our business strategy, we must establish and achieve substantial growth in our customer base through expansion of production and sales from existing properties and through business acquisitions. If achieved, significant growth would place significant demands on our management and systems of financial and internal controls, and will almost certainly require an increase in the capacity, efficiency and accuracy of our management and distribution support systems. Moreover, significant growth would require an increase in the number of our personnel, particularly within sales, accounting, production and management. The market for such personnel remains highly competitive, and we may not be able to attract and retain the qualified personnel required by our business strategy. If successful in expanding our business, we may outgrow our present facilities and/or management capacity, placing additional strains on our human resources in trying to locate, manage and staff multiple locations.

OUR DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS HAVE EFFECTIVE CONTROL OF PENGE.

         Our directors, officers, and 5% stockholders and their affiliates control approximately 48% of the outstanding shares of our common stock (62% on a fully diluted basis). Even if such persons sell all shares registered on their behalf in the offering, they will continue to control 40% of the outstanding shares of our common stock (52% on a fully diluted basis). These directors, officers and affiliates effectively control all matters requiring approval by the stockholders of Penge, including any determination with respect to the acquisition or disposition of assets, future issuances of securities, declarations of dividends and the election of directors. This concentration of ownership may also delay, defer or prevent a change in control of Penge and otherwise prevent you and stockholders other than our affiliates from influencing the direction and future of Penge.

WE ARE DEPENDENT UPON KEY PERSONNEL, AND THE LOSS OF SUCH PERSONNEL COULD SIGNIFICANTLY IMPAIR OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.

         We are highly dependent upon the efforts of management, particularly Kirk Fischer, our Chief Executive Officer and Chief Financial Officer, and Jim Fischer, our Vice President of Operations. Competition for management personnel is intense, and the number of qualified managers knowledgeable about, and interested in, the tree and shrub nursery industry is limited. As a result, we may be unable to retain our key management employees or attract other highly qualified employees in the future. In addition, the large number of shares of common stock issued to our officers and directors at inception are not subject to repurchase rights if such persons terminate employment with us, decreasing our ability to provide equity-based incentive for new management. We may be required to offer significant salaries and equity-based compensation in order to retain or attract qualified management personnel and key employees. If we are unsuccessful in retaining or attracting such employees, the reduction in the quantity or quality of personnel may lead to a decline in our production, sales or service capacity.

OUR FARMS ARE CURRENTLY OUR PRIMARY SOURCE OF REVENUE AND ARE VULNERABLE TO INSECTS, DISEASE, WEATHER, DROUGHT, FIRE AND OTHER NATURAL HAZARDS.

         Our tree and shrub farms are our main assets and currently our primary source of revenue. The Eldarica Pine and the other plant varieties that we grow on the farms are subject to risks associated with disease, insects, weather, drought, fire and other natural hazards. We cannot prevent or predict the impact of disease, insects, weather, drought, fire or other natural hazards on the trees and other shrubs. If the trees and other shrubs we grow are damaged or destroyed by any of those elements, we could suffer a significant loss of revenue and assets. The loss would be particularly significant if the affected plants were the Eldarica Pine, which accounted for approximately 91% of our revenue in our prior fiscal year and will continue to be a significant portion of our revenue in the foreseeable future.

OUR TREE AND NURSERY BUSINESS IS LARGELY DEPENDENT ON A SINGLE CUSTOMER.

         During the fiscal year ended June 30, 2004, a single customer, Home Depot, accounted for approximately 75% of our revenue. We have no long-term contract with Home Depot, and Home Depot could discontinue purchasing from the Major Trees Farm at any time. The loss of Home Depot as a customer, or a decrease in the number of trees and shrubs purchased by Home Depot, would likely lead to a material reduction in our revenues.

         Risks Specific to the Purchase of Common Stock in This Offering
         ---------------------------------------------------------------

THERE IS NO PUBLIC MARKET FOR OUR STOCK, AND EVEN IF A MARKET DEVELOPS, IT WILL LIKELY BE THIN AND SUBJECT TO MANIPULATION.

         There is no public market for our common stock, and we can provide no assurance that a public market for our common stock will develop in the future. Even if a public market does develop, the volume of trading in our common stock will likely be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of shares of our common stock or obtain a fair price for our common stock in the market.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE FOR OUR COMMON STOCK WILL LIKELY BE VOLATILE AND MAY CHANGE DRAMATICALLY AT ANY TIME.

         If a market for our common stock develops, the market price of our common stock, like that of the securities of other early-stage companies, may be highly volatile. Our stock price may change dramatically as the result of announcements of our quarterly results, the execution or termination of significant customer contracts, significant litigation or other factors or events that would be expected to affect our business or financial condition, results of operations and other factors specific to our business and future prospects. In addition, the market price for our common stock may be affected by various factors not directly related to our business, including the following:

         o intentional manipulation of our stock price by existing or future stockholders;

         o short selling of our common stock or related derivative securities;

         o a single acquisition or disposition, or several related acquisitions or dispositions, of a large number of our shares;

         o the interest, or lack of interest, of the market in our business sector, without regard to our financial condition or results of operations;

         o the adoption of governmental regulations and similar developments in the United States or abroad that may affect our ability to offer our products and services or affect our cost structure;

         o developments in the businesses of companies that purchase our products (such as Home Depot); and

         o economic and other external market factors, such as a general decline in market prices due to poor economic indicators or investor distrust.

OBTAINING ADDITIONAL CAPITAL THROUGH THE FUTURE SALE OF COMMON STOCK AND DERIVATIVE SECURITIES WILL RESULT IN DILUTION OF STOCKHOLDER INTERESTS.

         We plan to raise additional funds in the future by issuing additional shares of common stock, or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other derivative securities will lead to further dilution of the equity ownership of existing holders of our common stock.

OUR COMMON STOCK IS A "LOW-PRICED STOCK" AND SUBJECT TO REGULATION THAT LIMITS OR RESTRICTS THE POTENTIAL MARKET FOR OUR STOCK.

         Shares of our common stock may be deemed to be "penny stock," resulting in increased risks to our investors and certain requirements being imposed on some brokers who execute transactions in our common stock. In general, a penny stock is an equity security that:

         o    Is priced under five dollars;

         o Is not traded on a national stock exchange, the Nasdaq National Market or the Nasdaq SmallCap Market;

         o    May be listed in the "pink sheets" or the OTC Bulletin Board;

         o Is issued by a company that has less than $5 million in net tangible assets (if it has been in business less than three years) or has less than $2 million in net tangible assets (if it has been in business for at least three years); and

         o Is issued by a company that has average revenues of less than $6 million for the past three years.

         We believe that our common stock is presently a "penny stock." At any time the common stock qualifies as a penny stock, the following requirements, among others, will generally apply:

         o Certain broker-dealers who recommend penny stock to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         o Prior to executing any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers a disclosure schedule explaining the risks involved in owning penny stock, the broker-dealer's duties to the customer, a toll-free telephone number for inquiries about the broker-dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale.

         o In connection with the execution of any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers the following:

              o    bid and offer price quotes and volume information;

              o    the broker-dealer's compensation for the trade;

              o the compensation received by certain salespersons for the trade;

              o    monthly accounts statements; and

              o a written statement of the customer's financial situation and investment goals.

         These requirements significantly add to the burden of the broker-dealer and limit the market for penny stocks. These regulatory burdens may severely affect our ability to create a market for our stock and the liquidity and market price for our common stock.

                           FORWARD-LOOKING STATEMENTS


         This prospectus, including, without limitation, "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business," contains statements that constitute "forward-looking statements." Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend" or "expect" or similar words. When considering such forward-looking statements, you should keep in mind the risk factors noted above and other cautionary statements throughout this prospectus. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect.


                              SELLING STOCKHOLDERS

         All of the offered shares are to be offered and sold by our existing security holders. Of the shares of our common stock offered hereby, 3,861,466 shares of common stock are currently owned by the selling stockholders and 1,932,638 shares are issuable upon the conversion of convertible notes payable.

         In addition, pursuant to Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend or other similar transaction.

BENEFICIAL OWNERSHIP OF SELLING STOCKHOLDERS

         The table that follows sets forth, as of January 1, 2005:

         o    the name of each selling stockholder;

         o certain beneficial ownership information with respect to the selling stockholders;

         o the number of shares that may be sold from time to time by each selling stockholder pursuant to this prospectus; and

         o the amount (and, if one percent or more, the percentage) of common shares to be owned by each selling stockholder if all offered shares are sold.

         Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants or other purchase or conversion rights, to the extent exercisable within 60 days of the date of this table, are treated as outstanding for purposes of computing each selling stockholder's percentage ownership of outstanding common shares.

                                                                                                      BENEFICIAL OWNERSHIP
                                           BENEFICIAL OWNERSHIP                                      UPON COMPLETION OF THE
                                             BEFORE OFFERING                                               OFFERING(1)
                                    ---------------------------------         NUMBER OF           ----------------------------
                                                                            SHARES BEING          NUMBER OF
BENEFICIAL OWNER                    NUMBER OF SHARES       PERCENT(2)          OFFERED              SHARES          PERCENT(2)
----------------                    ----------------       ----------          -------              ------          ----------
John T. Alexander                             83,333  (3)       *                  83,333  (3)       Nil                 *

Gary Allen & Sheila Allen                    340,000          2.63%               340,000            Nil                 *

Aaron R. Boone                                85,000            *                  85,000            Nil                 *

Erron Scott Brady                             20,000            *                  20,000            Nil                 *

Eugene H. Bramhall                           116,666            *                  16,666          100,000               *

Larry L. Bramhall & Lois                      80,000  (4)       *                  80,000  (4)       Nil                 *
T. Bramhall

Scott & Chieko Bramhall                      100,000            *                 100,000            Nil                 *

Donna Brown                                   33,000            *                  33,000            Nil                 *

Pete Chandler                                100,000            *                 100,000            Nil                 *

Thomas L. & Ruby Chandler                    300,000          2.32%                50,000          250,000             1.93%

Wendy Davis                                   10,000            *                  10,000            Nil                 *

Dennis Dayley                                400,000  (5)     3.09%               400,000  (5)       Nil                 *

Angie Fisher                                  33,000            *                  33,000            Nil                 *



                                       13


                                                                                                      BENEFICIAL OWNERSHIP
                                           BENEFICIAL OWNERSHIP                                      UPON COMPLETION OF THE
                                             BEFORE OFFERING                                               OFFERING(1)
                                    ---------------------------------         NUMBER OF           ----------------------------
                                                                            SHARES BEING          NUMBER OF
BENEFICIAL OWNER                    NUMBER OF SHARES       PERCENT(2)          OFFERED              SHARES          PERCENT(2)
----------------                    ----------------       ----------          -------              ------          ----------

Kirk J. & Lori L. Fischer                  4,000,000  (6)    28.67%               200,000  (7)    3,800,000    (8)    27.24%
     Quinn J. Fischer
     London C. Fischer
     Britton K. Fischer

Jim & Ellen Fischer                        1,190,000  (9)     8.53%               190,000  (10)   1,000,000    (11)    7.17%

Rocky & Janalen Fischer and                1,399,000  (12)    9.96%               299,000  (13)   1,100,000    (14)    7.83%
Affiliated Entities
     Abby Nursery LLC
     Abigail Paige Fischer

Richard Fritzler                             100,000  (15)      *                 100,000  (15)      Nil                 *

Don R. Geyer                                  20,000            *                  20,000            Nil                 *

Stanford and Barbara Goulding                277,273  (16)    2.13%               227,273  (17)     50,000     (18)      *

Donald R. & Laurie A. Groth                   66,666            *                  66,666            Nil                 *

John I. Hall                                  40,000            *                  40,000            Nil                 *

Katrina O. Hall                               40,000            *                  40,000            Nil                 *

KC & Michelle Holmes and                   2,748,727  (19)   19.70%               200,000  (20)   2,548,727    (21)   18.27%
Affiliated Entities
     5th Genki LLC
     Alecia Monet Holmes
     Chance Jaxon Holmes
     Brooklyn Elaine Holmes
     Rian Michelle Holmes

Steve Holmes                                   5,000            *                   5,000            Nil                 *

Morris Howell                                 33,334            *                  33,334            Nil                 *

Dodd Hyer                                     33,333            *                  33,333            Nil                 *

William W. Jacobsen Sr.                       20,000            *                  20,000            Nil                 *

Marla Kamerath                                10,000            *                  10,000            Nil                 *



                                       14


                                                                                                      BENEFICIAL OWNERSHIP
                                           BENEFICIAL OWNERSHIP                                      UPON COMPLETION OF THE
                                             BEFORE OFFERING                                               OFFERING(1)
                                    ---------------------------------         NUMBER OF           ----------------------------
                                                                            SHARES BEING          NUMBER OF
BENEFICIAL OWNER                    NUMBER OF SHARES       PERCENT(2)          OFFERED              SHARES          PERCENT(2)
----------------                    ----------------       ----------          -------              ------          ----------

Roger and Barbara Major and                1,020,000  (22)    7.88%               200,000          820,000     (23)    6.33%
Affiliated Entities
     Robert Major
     Brett Major
     Ryan Major

Cheri Marx                                    33,000            *                  33,000            Nil                 *

Edward F. May                                166,667          1.29%               166,667            Nil                 *

Linda Olinyk                                  50,000            *                  50,000            Nil                 *

Joe Ollivier & Affiliated                    541,663  (24)    4.03%               473,329  (24)     68,334     (24)      *
Entities
     First Capital Funding LC
     A&J Investments
     Aaron Ollivier


Trevor Olsen                                  20,000            *                  20,000            Nil                 *

Luis G. N. Panuncialman                      100,000            *                 100,000            Nil                 *

Kathleen B. Pigott                            16,667            *                  16,667            Nil                 *

Miles C. Pitcher                             523,329  (25)    3.90%               473,329  (25)     50,000               *
     Monitor Finance LC

Robert G. and Juanita C.                     854,167  (26)    6.19%               854,167  (26)      Nil                 *
Purcell

Johanna B. & Britta B.                        83,333            *                  83,333            Nil                 *
Quisumbing

Shawn & Andrea Rowbotham                     116,667  (27)      *                 100,000  (27)     16,667               *

Lon or LaRae Saxton                           16,666            *                  16,666            Nil                 *

Glen K. Stephenson                            25,000            *                  25,000            Nil                 *

Sylvia Surrett                                15,000            *                  15,000            Nil                 *

Matt Swan                                     33,334            *                  33,334            Nil                 *


                                       15


                                                                                                      BENEFICIAL OWNERSHIP
                                           BENEFICIAL OWNERSHIP                                      UPON COMPLETION OF THE
                                             BEFORE OFFERING                                               OFFERING(1)
                                    ---------------------------------         NUMBER OF           ----------------------------
                                                                            SHARES BEING          NUMBER OF
BENEFICIAL OWNER                    NUMBER OF SHARES       PERCENT(2)          OFFERED              SHARES          PERCENT(2)
----------------                    ----------------       ----------          -------              ------          ----------

Michael Tempest                              102,521  (28)      *                 102,521  (28)      Nil                 *
     High Desert Value LP

Matthew J. & Ann Thomas                       50,000            *                  50,000            Nil                 *

Peter Vanderhooft                             29,292  (29)      *                  29,292  (29)      Nil                 *

Mandy Weider                                  10,000            *                  10,000            Nil                 *

Darla Wenger                                  33,000            *                  33,000            Nil                 *

Richard L. Wenger                             31,284            *                  31,284            Nil                 *

Richard Wenger                                33,000            *                  33,000            Nil                 *

Richard A. Westin                             59,000  (30)      *                  59,000  (30)      Nil                 *

---------------------
* Represents less than one percent of the outstanding shares of common stock.

(1) Assuming the sale by each selling stockholder of all of the shares offered hereunder by such selling stockholder. There can be no assurance that any of the shares offered hereby will be sold.
(2) The percentages set forth above have been computed assuming the number of shares of common stock outstanding equals the sum of (a) 12,952,332, which is the number of shares of common stock actually outstanding on January 1, 2005, and (b) shares of common stock subject to options, convertible notes and similar securities exercisable to purchase common stock within 60 days of such date by the selling stockholder with respect to which such percentage is calculated.
(3) Shares held of record by First Regional Bank FBO John T. Alexander II Roth #002227.
(4)      Shares held of record by Larry L. Bramhall & Lois T. Bramhall Living
         Trust.
(5)      Shares held of record by Dayley Family Trust.
(6) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Also includes 1,200,000 shares held of record by Lori L. Fischer, our Controller and a director, 250,000 shares held of record by Quinn J. Fischer, 250,000 shares held of record by London C. Fischer and 250,000 shares held of record by Britton K. Fischer, each a dependent son of Kirk and Lori Fischer.
(7) Includes 200,000 shares held of record by Lori L. Fischer, our Controller and a director.
(8) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Also includes 1,000,000 shares held of record by Lori L. Fischer, our Controller and a director, 250,000 shares held of record by Quinn J. Fischer, 250,000 shares held of record by London C. Fischer and 250,000 shares held of record by Britton K. Fischer, each a dependent son of Kirk and Lori Fischer.
(9) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Jim Fischer, our Vice President of Operations and a director. Also includes 75,000 shares held of record by Jim Fischer and 115,000 shares held of record by Ellen Fischer, Jim Fischer's wife.
(10) Includes 75,000 shares held of record by Jim Fischer and 115,000 shares held of record by Ellen Fischer, Jim Fischer's wife.

(11) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Jim Fischer, our Vice President of Operations and a director.
(12) Includes 1,100,000 shares of common stock issuable by us upon the exercise of options held by Rocky Fischer. Also includes 200,000 shares held of record by Rocky Fischer, 33,000 shares held of record by Janalen Fischer, the wife of Rocky Fischer, 33,000 shares held of record by Abigail Paige Fischer, a dependent daughter of Rocky and Janalen Fischer, and 33,000 shares held of record by Abby Nursery LLC, an entity over which Rocky and Janalen Fischer exercise voting and investment control.
(13) Includes 200,000 shares held of record by Rocky Fischer, 33,000 shares held of record by Janalen Fischer, the wife of Rocky Fischer, 33,000 shares held of record by Abigail Paige Fischer, a dependent daughter of Rocky and Janalen Fischer, and 33,000 shares held of record by Abby Nursery LLC, an entity over which Rocky and Janalen Fischer exercise voting and investment control.
(14) Includes 1,100,000 shares of common stock issuable by us upon the exercise of options held by Rocky Fischer.
(15)     Shares held of record by Bradford Marketing Services.
(16) Includes 50,000 shares of common stock issuable by us upon the exercise of options held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship. Also includes 227,273 shares of common stock held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship.
(17) Includes 227,273 shares of common stock held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship.
(18) Includes 50,000 shares of common stock issuable by us upon the exercise of options held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship.
(19) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by KC Holmes, our Manager of Mergers & Acquisitions. Also includes 148,727 shares held of record by 5th Genki LLC, an entity over which Michelle Holmes, wife of KC Holmes, exercises voting and investment control, 400,000 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 400,000 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 400,000 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 400,000 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(20) Includes 148,727 shares held of record by 5th Genki LLC, an entity over which KC and Michelle Holmes exercises voting and investment control, 12,418 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 12,418 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 12,418 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 12,419 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(21) Includes 387,582 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 387,582 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 387,582 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 387,581 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(22) Includes 15,000 shares held of record by Robert Major, a dependent son of Roger and Barbara Major, 15,000 shares held of record by Brett Major, a dependent son of Roger and Barbara Major and 40,000 shares held of record by Ryan Major, a dependent son of Roger and Barbara Major.
(23) Includes 15,000 shares held of record by Robert Major, a dependent son of Roger and Barbara Major, 15,000 shares held of record by Brett Major, a dependent son of Roger and Barbara Major and 40,000 shares held of record by Ryan Major, a dependent son of Roger and Barbara Major.
(24) Includes 473,329 shares of common stock issuable by us upon the conversion of convertible notes held by First Capital Funding LC, an entity over which Joe Ollivier exercises voting and investment control, 56,668 shares held of record by A&J Investments, an entity over which Joe Ollivier exercises voting and investment control and 6,666 shares held by Aaron Ollivier, a dependent son of Joe Ollivier. Shares held by A&J investments and Aaron Ollivier are not included in the offering.
(25) Includes 473,329 shares of common stock issuable by us upon the conversion of convertible notes held by Monitor Finance LC, an entity over which Miles Pitcher exercises voting and investment control.

(26) Includes 854,167 shares of common stock issuable by us upon the conversion of convertible notes held by the Robert G. Purcell Revocable Trust and the Juanita C. Purcell Revocable Trust as Tenants in Common.
(27) Includes 100,000 shares held of record by APS Inc., FUB Custodian for Shawn A. Rowbotham IRA.
(28) Includes 73,229 shares of common stock issuable by us upon the conversion of convertible notes held by High Desert Value LP, an entity over which Michael Tempest exercises voting and investment control, and 29,292 shares of common stock issuable by us upon the conversion of convertible notes held by Michael Tempest.
(29) Includes 29,292 shares of common stock issuable by us upon the conversion of convertible notes held by the selling stockholder.
(30)     Shares held of record by Richard Westin Consulting, Inc.

         We believe that the selling stockholders who are individuals have sole voting and investment power with respect to all shares shown as beneficially owned by them. We believe that voting and investment power with respect to shares shown as beneficially owned by selling stockholders who are entities resides with the individuals identified in the preceding table or the notes thereto. There can be no assurance that any of the shares offered pursuant to this prospectus will be sold.

RELATIONSHIPS WITH SELLING STOCKHOLDERS

         Certain of the selling stockholders are officers, directors or affiliates of our company. Kirk Fischer is the Chairman of the Board, Chief Executive Officer and Chief Financial Officer. Jim Fischer is our Vice President of Operations and a director, and is the father of Kirk Fischer. Lori Fischer is our Controller and a director, is the wife of Kirk Fischer. Rocky Fischer has been a consultant for us and is the brother of Kirk Fischer (and son of Jim Fischer). KC Holmes is our former President and Chief Financial Officer, the current Manager of Mergers & Acquisitions and a significant stockholder of our company. KC Holmes is the cousin of Kirk Fischer and Rocky Fischer and the nephew of Jim Fischer. The following persons have the following relationship with KC Holmes: Steve Homes (brother), Angie Fisher (sister-in-law), Darla Wenger (sister-in-law), Richard L. Wenger (father-in-law), Richard Wenger (brother-in-law), Cheri Marx (sister-in-law) and Donna Brown (sister-in-law). We purchased certain assets of the Major Trees Farm from Roger and Barbara Major in August 2002 and engage Roger Major as a consultant to our company.

BROKER-DEALERS

         None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

                              PLAN OF DISTRIBUTION

METHODS OF DISTRIBUTION

         The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders may also sell shares by means of short sales to the extent permitted by United States securities laws. Short sales involve the sale by a selling stockholder, usually with a future delivery date, of shares of common stock that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling stockholder may close out any covered short position by either exercising its warrants or exchange rights to acquire shares of common stock or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling stockholder will likely consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase shares of common stock pursuant to its warrants or exchange rights.

         Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling stockholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling stockholder is concerned that there may be downward pressure on the price of the shares of common stock in the open market.

         The existence of a significant number of short sales generally causes the price of the shares of common stock to decline, in part because it indicates that a number of market participants are taking a position that will be profitable only if the price of the shares of common stock declines. Purchases to cover naked short sales may, however, increase the demand for the shares of common stock and have the effect of raising or maintaining the price of the shares of common stock.

         The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

DETERMINATION OF OFFERING PRICE

         The offering price of the shares of common stock offered by this prospectus is being determined by each of the selling stockholders on a transaction-by-transaction basis based upon factors that the selling stockholder considers appropriate. The offering prices determined by the selling stockholders may, or may not, relate to a current market price but should not, in any case, be considered an indication of the actual value of the common stock. We do not have any influence over the price at which any selling stockholders offer or sell the common stock offered by this prospectus.

PASSIVE MARKET MAKING

         We have advised the selling stockholders that, while they are engaged in a distribution of the shares offered pursuant to this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliate purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is subject to the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. We do not intend to engage in any passive market making or stabilization transactions during the course of the distribution described in this prospectus. All of the foregoing may affect the marketability of the shares offered pursuant to this prospectus.

LIMITATIONS

         We have advised the selling stockholders that, to the extent necessary to comply with governing state securities laws, the offered securities should be offered and sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, we have advised the selling stockholders that the offered securities may not be offered or sold in any state unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available with respect to such offers or sales.

         Additionally, we have advised the selling stockholders that the registration statement of which this prospectus is a part may not be used in connection with share exchanges or business combination transactions.

GENERAL

         We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. We estimate that these expenses will total approximately $90,000 and plan to pay for such expenses out of our cash flow from operations.

         We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the offered shares offered pursuant to this prospectus. We will pay no underwriting commissions or discounts in connection with this offering, and we will not receive any proceeds from the sale of the offered shares.

                                 USE OF PROCEEDS

         All proceeds from any sale of offered shares, less commissions and other customary fees and expenses, will be paid directly to the selling stockholders selling the offered shares. We will not receive any proceeds from the sale of any of the offered shares.

                                    DILUTION

         Our net tangible book value (tangible assets less total liabilities) at September 30, 2004 was $149,311 or approximately $0.01 per each of the 12,952,332 shares of common stock then outstanding. Accordingly, new investors who purchase shares may suffer an immediate dilution of the difference between the purchase price per share and approximately $0.01 per share.

         As of January 1, 2005, there were outstanding options to purchase up to 4,550,000 shares of our common stock as well as notes payable convertible into 1,932,638 shares of our common stock. The existence of those options and conversion rights may hinder future equity offerings by us, and the exercise of those options and conversion rights may have an adverse effect on the value of shares of our common stock. Furthermore, the holders of those options and conversion rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

         This section includes many projections and other forward-looking statements regarding management's expectations regarding performance of the Company. You should not place undue reliance on such projections and forward looking statements, and, when considering such projections and forward-looking statements, you should keep in mind the risk factors noted throughout this prospectus. You should also keep in mind that all projections and forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect.

OVERVIEW

         OUR BUSINESS AND STRATEGY. We began operations in September 2002 through the purchase of the Major Trees Farm, a 272-acre tree and shrub farm near Tucson, Arizona. In May 2004, we acquired the 17-acre Sampres Farm near Houston, Texas. We now have more than 200,000 trees and large shrubs planted on the two farms. Unless otherwise specified or evident from the context, "we," "us," the "Company" and similar terms refer to Penge Corp. and its consolidated subsidiaries.

         In the two and one-half years since our incorporation, we have invested all available capital into expanding and improving the Major Trees Farm, acquiring the Sampres Farm, and otherwise attempting to improve our tree production and nursery business. In that process, we have significantly expanded the number of trees and shrubs planted on, and harvested from, the Major Trees Farm and have been able to sell all of our products at prices consistent with our budgets and projections.

         In the foreseeable future, we plan to continue to expand our operations through the planting of additional trees and shrubs on our existing farms and the purchase of additional nursery properties and businesses. We will continue to look for nursery businesses or properties with annual revenues of between $100,000 and $10 million. In the past, we have been able to negotiate favorable terms with owners of small nursery businesses who are hoping to exit the market. We attribute this success to the limited liquidity opportunities available to small nursery businesses and hope to be able to exploit this situation to negotiate favorable terms in the future.

         Our goal is to expand the number of farms we manage and the number of trees and shrubs planted on those farms in the next few years while holding down increases in our administrative and other general operating expenses. As we spread our production costs over a larger inventory, we also hope to experience a decline in our per-unit production and sales costs. Over time, we believe that the increases in revenue from our expanded operations will outpace increases in our administrative, operational and other expenses.

         We also offer business structure consulting services on a limited basis. Our total revenue from these consulting services has been less than $40,000 since inception. We do not plan to actively market such consulting services in the future but remain open to accepting consulting engagements as they arise. Consulting services have been an insignificant part of our business in the past, and we do not expect consulting services to be a significant part of our business in the future.

         OUR ACQUISITIONS.

         THE MAJOR TREES FARM. In September 2002, we purchased the Major Trees Farm, a 272-acre tree farm near Tucson, Arizona. (Information regarding the structure of the transaction and our acquisition costs is set forth beginning on page 38). The Major Trees Farm is located in an area with a moderate climate and an abundant migrant labor source. The Major Trees Farm is relatively large, includes abundant water rights and contains many of the necessary buildings, equipment, pivots and wells to substantially expand operations. We primarily grow Eldarica Pine Trees on the Major Trees Farm, substantially all of which are harvested in the fall and sold to Home Depot and other retailers. The previous owners of the Major Trees Farm had a 15-year sales relationship with Home Depot, which we have been able to continue notwithstanding the absence of any purchase commitment by Home Depot. We have sold approximately 30,000 trees from the Major Trees Farm in our 2004-05 winter sales season at an approximate average cost of $26 per tree and may sell an additional 3,000 - 5,000 trees over the next few months.

         In the two and one-half years since our purchase of the Major Trees Farm, we have been able to expand the number of trees growing on the farm from 61,000 trees immediately prior to the 2002 fall harvest to approximately 180,000 trees immediately prior to our 2004 fall harvest and replanting. In general, we are able to harvest a tree 36 months after it is planted. Assuming demand and pricing remain stable in the future, the inventory we have growing on the Major Trees Farm is expected to generate approximately $4.7 million in revenue over the next three years. In addition, our business plan calls for continued expansion of inventory for the next several years and, accordingly, we expect our inventory to grow for harvests in 2007-08 and thereafter.

         SAMPRES FARM. In May 2004, we acquired the 17-acre Sampres Farm near Houston, Texas. (Information regarding the structure of the transaction and our acquisition costs is set forth on page 39). The purchase of this farm is strategic to us. Texas is one of the largest nursery markets in the country with over 20 million people in a localized selling area. Tree prices are high relative to other parts of the Southwest, and competition is localized, giving us an opportunity for growth in this region. Many of our best customers currently are located in State of Texas and immediate surrounding areas. We hope that, by moving our site of production closer to our key sales markets, we can decrease our shipping expenses and increase our gross margins.

         The Sampres Farm includes trees, shrubs and other nursery products and is much smaller than the Major Trees Farm, with an existing inventory of approximately 37,000 trees and shrubs on the date of acquisition. The primary harvest and sales season for the Sampres Farm is spring/summer, and we anticipate harvesting and selling the approximately 37,000 trees we purchased in the acquisition from the Sampres Farm over the next three years. We are expanding the number of trees and shrubs planted on the Sampres Farm, with over 20,000 additional trees and shrubs planted in the six months following our acquisition of the farm, and expect to be able to begin harvesting an expanded inventory in the spring of 2007.

         PLANNED ACQUISITIONS. We anticipate buying additional assets in the nursery industry again in 2005, with a focus on growing our core business lines and increasing our position in Texas. We are presently in negotiations with the owner of a tree, shrub and plant farm in the State of Texas but have not executed definitive documents and can provide no assurance that we will be able to execute definitive documents or consummate the transaction. To the extent we are successful in reaching agreements with respect to future acquisitions, we plan to finance the cash portion of these acquisitions through cash flow generated from operations and the issuance of promissory notes and equity securities. We anticipate that a majority of the purchase price of any acquisition will be paid for through the issuance of debt or equity securities to the sellers.

         SEASONALITY.

         Our primary business is the production and sale of trees and shrubs to retailers and landscape companies. As with other agricultural business, our business is seasonal in nature. Most of our revenues come from the Major Trees Farm on which we grow primarily Eldarica Pine Trees. We generally harvest such trees in the fall and generate substantially all revenues from such trees between November and January. Revenues from the Major Trees Farm during other months of the year are negligible. Although we experience administrative and other expenses throughout the year, costs associated with the Major Trees Farm also increase significantly during the October - January period as we harvest the trees, transport them to market and conduct most of our planting activities.

         The primary harvest and sales season for the Sampres Farm is between March and September of each year, and we expect to incur related transportation, sales and planting expenses during that period. Revenues from the Sampres Farm are expected to be less than 30% of our overall revenue, but the acquisition of this farm should help balance the seasonality of our business.

         Even with the purchase of the Sampres Farm, we will continue to experience dramatic increases and decreases in revenue and expenses throughout the year. As a result, our quarterly results will generally not be indicative of our annual results. In addition, this seasonality presents a serious challenge in managing our cash flow, as we continue to experience many administrative and other expenses throughout the calendar year. As was the case in late 2004, we may experience a shortage of cash and an increase in accounts payable and long-term debt during the late summer and fall months as we incur administrative, harvesting and other expenses prior to our generation of cash from operations in the winter months.

         GENERAL OUTLOOK.

         OPERATIONS: We experienced a net loss of $(337,586) in the partial fiscal year ended June 30, 2003 ("Fiscal 2003") and a net loss of $(400,005) in the fiscal year ended June 30, 2004 ("Fiscal 2004"). Detailed information regarding our revenue and major expense line items is set forth in "Results of Operations" below. We experienced a 20% increase in revenue between Fiscal 2003 and Fiscal 2004, from $669,721 in Fiscal 2003 to $806,977 in Fiscal 2004 with substantially all revenue in both years coming from the Major Trees Farm. We expect revenue from the Major Trees Farm to increase only modestly in the fiscal year ended June 30, 2005 ("Fiscal 2005") but expect to begin harvesting trees from the Sampres Farm in Fiscal 2005, generating additional revenue of between $200,000 and $400,000.

         Operating expenses increased from $579,361 in Fiscal 2003 to $654,287 in Fiscal 2004. This increase in operating expenses is attributable primarily to an increase in salaries, wages and related taxes from $148,866 in Fiscal 2003 to $387,077 in Fiscal 2004. During Fiscal 2003, the executives and key employees of the Company accepted temporary reductions in pay in order to conserve capital. During Fiscal 2004, such voluntary reductions were eliminated and the salaries of most of the executives and key employees were increased in order to bring them closer to market wages. We do not expect any similar increase in Fiscal 2005. General and administrative expenses are expected to increase overall as we experience increased legal, accounting and other fees associated with our preparation and filing of the registration statement of which this prospectus is a part and our ongoing filing requirements. We expect that cost of goods sold will increase in absolute terms as our revenues increase but expect a decrease in cost of goods sold as a percentage of revenue. We expect interest expense to increase as a result of the increase in our long term debt.

         Overall, we expect our revenue in Fiscal 2005 to grow faster than our expenses and believe our financial performance in Fiscal 2005 will represent an improvement over that in Fiscal 2004. Any projections related to Fiscal 2005 are subject to the risks identified in "Risk Factors" and throughout this prospectus. In addition, we hope to close the acquisition of one nursery business during Fiscal 2005. If we are successful in closing such an acquisition, of which we can provide no assurance, we would expect to incur additional costs associated with the acquisition itself and may recognize additional revenues since most of the farms we are looking at harvest and sell during the spring and summer months.

         LIQUIDITY AND CAPITAL RESOURCES: As of September 30, 2004, we had $24,890 in cash and cash equivalents, total current assets of $940,738 and currently liabilities of $1,132,628, representing a current working capital deficit of $(191,890). Our current liabilities as of that date include a $276,572 principal balance on a secured convertible note due March 31, 2005 and a $525,978 principal balance on non-convertible notes due within one year. We generate a majority of our revenues between November and January of each fiscal year. As a result of revenue collected between September 30, 2004 and [date within 45 days of effective date], we have increased our cash and cash equivalents balance to $[to be completed] as of [date within 45 days of effective date].

         We anticipate making additional capital expenditures during the remainder of Fiscal 2005. Specifically, resources permitting, we plan to spend at least $200,000 to replace inventory sold during Fiscal 2005 and to expand our inventory of trees and shrubs. We are also budgeting approximately $300,000 for the cash portion of the purchase price of an acquisition (which amount may or may not be sufficient) and expect to spend between $50,000 and $100,000 to replace equipment and other items on the Major Trees Farm and the Sampres Farm.

         We plan to use cash on hand and that collected in the coming months to pay a portion of our accounts payable and establish a reserve to cover most of our planned capital expenditures and basic operating expenses until we again start generating revenue in March 2005. With respect to the current portion of our notes payable, we believe that most of the holders of the convertible and non-convertible notes coming due in the next year will either convert such debt to equity or replace existing notes with notes with deferred payment dates. To the extent that does not occur, we believe that we can raise capital sufficient to repay the current portion of our long term debt through the issuance of additional notes and the sale of equity securities and warrants.

         In addition, members of our management have informally agreed to provide up to $200,000 of short-term financing to us. Such financing bears interest at the rate of 8% per annum. Management may demand payment on 30 days written notice, so long as 180 days have passed since the Company and management entered into the financing arrangement.

         Other than the informal and nonbinding commitments from management, we do not have any specific commitments from third parties to provide financing needed to cover any capital shortfalls with respect to our operations, planned capital expenditures or near-term debt obligations. We caution that, particularly in light of the early stage of our business, such financing may not be available on favorable terms, or at all. We may be compelled to divert substantial portions of our existing cash and future cash flow to the repayment of debt, which would limit our ability to replace or expand inventory and acquire additional farms. This would have an adverse affect on revenues in the coming years. Certain of such debt is secured by our real property, and holders of the unsecured debt have standard remedies available to debtholders. If we were to default on such notes and the holders were to exercise their remedies, we would incur substantial legal expenses, penalties and related costs and could be forced to seek bankruptcy protection or to discontinue operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Management is basing this discussion and analysis of our financial condition and results of operations on our consolidated financial statements. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our critical accounting policies and estimates, including those related to revenue recognition, valuation of accounts receivable, property, plant and equipment, long-lived assets, intangible assets and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements. These judgments and estimates affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. Changes to these judgments and estimates could adversely affect our future results of operations and cash flows.

         o Inventory Valuation. We record inventories at the lower of cost or the market value of such inventory. For inventory acquired as part of a business combination, cost is the estimated selling price, less the estimated costs associated with selling such inventory. Our average production cost for inventory is generally lower than the average wholesale price for our trees, so the cost of acquired inventory is typically greater than the cost of inventory grown from seed. A majority of the inventory that was sold in Fiscal 2003 and Fiscal 2004 was inventory acquired as part of our acquisition of the Major Trees Farm.

         o Cost of Goods Sold. As explained in "Inventory Valuation" above, we record inventories at the lower of cost or market value of such inventory, and our average production cost for inventory is generally lower than its market value. For inventories acquired in connection with our acquisition of a business or farm, we record inventory at the estimated selling price, less the estimated costs of selling such inventory. A majority of the inventory that we sold in Fiscal 2003 and Fiscal 2004 was inventory acquired as part of our acquisition of the Major Trees Farm. In Fiscal 2005 and afterwards, a portion of our sales will include trees acquired as part of our acquisitions of the Major Trees Farm and the Sampres Farm (and possible future acquisitions); however, our operation of the Major Trees Farm is much larger than our operation of the Sampres Farm, and in Fiscal 2005 and the following years, we expect a majority of our goods sold to be trees or shrubs that we have planted and grown. As a result, we expect cost of good sold as a percentage of sales to decline in future years.

         o Revenue Recognition. Our revenue comes primarily from the sale of agricultural products. We recognize revenue from the sale of agricultural products when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonably assured. We recognize revenue from business consulting services over the term of the underlying consulting agreement.

         o Property, Plant and Equipment. A significant portion of our assets consists of property and equipment, including real property, farm buildings and farming equipment. We record property and equipment at cost (and capitalize expenditures for major renewals and betterments that extend the useful life of property and equipment). The appraised value of real property and buildings in the regions in which our farms are located has increased steadily over the last decade; however, the market for agricultural property is thin, especially in areas remote from large cities. Our properties are remote from any large cities. As a result, there is no certainty that we would be able to sell any property or building at its book value, or at all. The absence of an active market for agricultural properties in the region may inhibit our ability to determine accurately the fair market value of our real property and building assets.

RESULTS OF OPERATIONS

QUARTER ENDED SEPTEMBER 30, 2004 COMPARED WITH QUARTER ENDED SEPTEMBER 30, 2003

         The following table reflects selected operational results for fiscal quarters ended September 30, 2004 and September 30, 2003, which represent the first quarters of Fiscal 2005 and Fiscal 2004:

                                                            YEARS ENDED
                                                            SEPTEMBER 30,
                                                        2004             2003
                                                     ----------       ----------
STATEMENT OF OPERATIONS DATA:
REVENUE                                              $   2,652        $   9,161
COST OF GOODS SOLD                                       1,640            3,247
GROSS PROFIT (LOSS)                                      1,012            5,914
                                                     ----------       ----------
OPERATING EXPENSES                                     225,004          218,642
INCOME (LOSS) FROM OPERATIONS                         (223,992)        (212,728)
OTHER INCOME (EXPENSE):
  Interest income (expense), net                       (53,925)         (24,937)
                                                     ----------       ----------
NET INCOME (LOSS)                                    $(277,917)       $(233,883)
                                                     ----------       ----------
LOSS PER COMMON SHARE                                     (.02)            (.02)
                                                     ----------       ----------

         Our results of operations for the quarter ended September 30, 2004 included the operations of our Major Trees Farm and the Sampres Farm. Results of operations for the quarter ended September 30, 2003 do not include the Sampres Farm, which was acquired in May 2004. Revenue from, and expenses associated with, the Sampres Farm were nominal for the quarter ended September 30, 2004 and do not materially affect the comparability of results.

         REVENUE AND COSTS OF GOOD SOLD. Our revenues are derived primarily from the sale of trees and other nursery products. Revenues decreased from $9,161 for the quarter ended September 30, 2003 to $2,652 for the quarter ended September 30, 2004. Costs of Good Sold decreased from $3,247 for the quarter ended September 30, 2003 to $1,640 for the quarter ended September 30, 2004. Our revenue and certain of our expenses (particularly our cost of goods sold) are seasonal, with a majority of our revenue and costs of good sold being recognized between November and January of each year. As a result, revenues, and related costs of good sold, for the quarters ended September 30, 2003 and September 30, 2004 are not representative of revenues or costs of good sold for the respective fiscal years. Such results primarily illustrate the seasonality of our business. We expect both revenue and costs of good sold to increase significantly for the quarter ended December 31, 2004 as we enter into our harvest and sales season for the Major Trees Farm.

         OPERATING EXPENSES. Operating expenses consist primarily of personnel expense associated with management, consulting fees, travel expenses, professional fees, general overhead and depreciation. Operating expenses increased from $218,642 for the quarter ended September 30, 2003 to $225,004 for the quarter ended September 30, 2004. This increase is attributable to an increase in consulting fees from $46,267 for the quarter ended September 30, 2003 to $60,000 for the quarter ended September 30, 2004 as a result of expenses incurred in connection our grant of stock options to pay consulting expenses. Our other general and administrative expenses also increased from $39,063 for the quarter ended September 30, 2003 to $65,180 for the quarter ended September 30, 2004 primarily as a result of expenses associated with our audit. These increases were partially offset by a decrease in salaries, wages and related taxes from $123,167 for the quarter ended September 30, 2003 to $89,082 for the quarter ended September 30, 2004 as a result of fixed annual salaries in the current year that are less than the pay rates initially used in the prior year. We expect general and administrative expense to increase in quarter ended December 31, 2004 as we experience increased legal, accounting and other costs associated with becoming a public company.

         INTEREST EXPENSE. Interest expense consists primarily of interest paid on outstanding notes payable and amortization of deferred loan costs. Interest expense increased from $24,937 for the quarter ended September 30, 2003 to $53,931 for the quarter ended September 30, 2004. This increase is a result of an increase in indebtedness primarily in order to fund our expansion of inventory and our acquisition costs. We expect interest expense to increase in quarter ended December 31, 2004 as a result of a $100,000 increase in indebtedness.

         NET LOSS. Our net loss increased from $233,883 for the quarter ended September 30, 2003 to $277,917 for the quarter ended September 30, 2004. The increase in net loss is the result of incremental increases in our operating expenses and is primarily attributable to an increase in interest expense associated with our increased debt and an increase in general and administrative expenses, particular legal, accounting and other expenses preparatory to the registration process. The amount of our net loss for the quarter ended September 30, 2004 is not representative of our expected operating results for Fiscal 2005. Our revenue and certain of our costs are seasonal. We expect seasonal increases in revenue to outpace seasonal increases in our expenses and to experience a decline in net loss during the quarter ended December 31, 2004.

YEAR ENDED JUNE 30, 2004 COMPARED WITH YEAR ENDED JUNE 30, 2003

         The following table reflects selected operational results for the fiscal years ended June 30, 2004 and June 30, 2003:

                                                             YEARS ENDED
                                                               JUNE 30,
                                                        2004             2003
                                                     ----------       ----------
STATEMENT OF OPERATIONS DATA:
REVENUE                                              $ 806,977        $ 669,721
COST OF GOODS SOLD                                     428,004          402,980
GROSS PROFIT (LOSS)                                    378,973          266,741
                                                     ----------       ----------
OPERATING EXPENSES
Salaries, wages and related taxes                      387,077          148,866
Consulting                                              63,287          235,146
Travel                                                  38,050           21,203
Loss on unsuccessful acquisitions                       10,000            5,000
Other general and administrative                       155,873          169,146
                                                     ----------       ----------
Total operating expenses                               654,287          579,361
                                                     ----------       ----------
INCOME (LOSS) FROM OPERATIONS                         (275,314)        (312,620)
OTHER INCOME (EXPENSE):
  Interest income (expense), net                      (116,163)         (68,057)
  Loss on sale of available-for-sale
  securities                                           (13,456)          (8,997)
                                                     ----------       ----------
Other income (expense), net                           (129,619)         (77,054)
                                                     ----------       ----------
NET INCOME (LOSS) BEFORE TAXES                        (404,933)        (389,674)
                                                     ----------       ----------
DEFERRED TAX EXPENSE (BENEFIT)                          (4,928)         (52,088)
                                                     ----------       ----------
NET INCOME (LOSS)                                     (400,005)        (337,586)
                                                     ----------       ----------
NET INCOME (LOSS) PER COMMON SHARE                        (.03)            (.04)
                                                     ----------       ----------

         Penge Corp. was organized on August 6, 2002 under the laws of the state of Nevada. Penge acquired the Major Trees Farm on September 27, 2002. Our results of operations reflect the operations of the Major Trees Farm from that date. On January 27, 2003, Penge organized Anglewood Advisors, Inc., an advisory firm, which was abandoned on October 2, 2003. Our results of operations reflect the operations of Anglewood Advisors during that time period. In May 2004, Penge acquired the assets of the Sampres Farm. Our results of operations for Fiscal 2004 reflect minimal revenue from the Sampres Farm.

         REVENUE. Our revenues are derived primarily from the sale of trees and other nursery products, but also include limited consulting fees. Revenues increased from $669,721 for Fiscal 2003 to $806,977 for Fiscal 2004, an increase of approximately 20%. This increase is primarily the result of our increasing the number of trees sold by the Major Trees Farm from approximately 22,100 trees in Fiscal 2003, generating approximately $655,000 in revenue, to approximately 28,600 in Fiscal 2004, generating approximately $758,000 in revenue. Most of the trees we grow can be sold within three years of being planted. During the last 24 months, we have significantly increased our tree inventory by planting or acquiring additional trees. In addition, we recently acquired the Sampres Farm. We expect annual revenue growth to accelerate in Fiscal 2005, primarily as a result of new revenue associated with the Sampres Farm, but in small part because we expect to begin selling a small part of the additional inventory we planted at the Major Trees Farm.

         COST OF GOODS SOLD. Cost of goods sold includes all operational expenses associated with the operation of our two farms, including all farm-related salaries, planting, maintenance and harvesting costs, equipment and any depreciation related to the foregoing. Cost of goods sold increased from $402,980 for Fiscal 2003 to $428,004 for Fiscal 2004. This increase is primarily the result of inventory costs associated with increased sales. Cost of goods sold as a percentage of revenue decreased, from approximately 60% in Fiscal 2003 to approximately 53% in Fiscal 2004. This decrease in cost of goods sold as a percentage of revenue is a result of the spreading of certain fixed (or relatively fixed) costs included in cost of goods sold, such as depreciation of equipment and agricultural buildings, salaries of full time farm employees and farm equipment costs, across increasing revenue. During Fiscal 2003 and Fiscal 2004, we primarily sold acquired inventory, for which we generally record a higher expense in cost of goods sold than we do with respect to inventory we have produced. In the coming year, we expect to decrease the percentage of acquired inventory we sell and, as a result, expect our cost of goods sold to decrease as a percentage of revenue.

         OPERATING EXPENSES. Operating expenses consist primarily of personnel expense associated with management, consulting fees, travel expenses, professional fees, general overhead and depreciation. Operating expenses increased from $579,361 for Fiscal 2003 to $654,287 for Fiscal 2004, an increase of approximately 13%. Operating expenses as a percentage of revenue decreased slightly, from approximately 86% in Fiscal 2003 to approximately 81% in Fiscal 2004. This decrease in operating expenses as a percentage of revenue is a result of spreading increasing costs over more rapidly increasing revenue.

         The absolute increase in operating expenses is primarily a result of increases in salaries, wages and related taxes, which increased from $148,866 for Fiscal 2003 to $387,077 for Fiscal 2004. During Fiscal 2003, the executives and key employees of the Company accepted temporary reductions in pay in order to conserve capital. During Fiscal 2004, such voluntary reductions were eliminated and the salaries of most of the executives and key employees were increased in order to bring them closer to market wages. We do not expect any similar increase in Fiscal 2005. Consulting expenses decreased from $235,146 in Fiscal 2003 to $63,287 in Fiscal 2004, primarily as a result of the $120,000 we expensed in Fiscal 2003, compared to the $30,000 we expensed in Fiscal 2004, for equity-based compensation. We expect equity-based consulting expenses to increase in Fiscal 2005 but not to the $120,000 level in Fiscal 2003. We experienced a slight decrease, from $169,146 in Fiscal 2003 to $155,873 in Fiscal 2004, in other general and administrative expenses. In light of expenses preparatory to, and associated with, the registration statement of which this prospectus is a part and anticipated ongoing compliance expenses, we expect other general and administrative expenses to increase in Fiscal 2005.

         LOSS ON UNSUCCESSFUL ACQUISITIONS. Loss on unsuccessful acquisitions consists of non-refundable deposits or due-diligence expenses associated with acquisitions contemplated by us but abandoned after due diligence. As we continue to look for acquisition opportunities in Fiscal 2005, we may, but do not plan to, incur similar expenses.

         INTEREST EXPENSE. Interest expense consists primarily of interest paid on outstanding notes payable and amortization of deferred loan costs. Interest expense increased from $68,057 for Fiscal 2003 to $116,163 for Fiscal 2004, an increase of approximately 71%. This increase is a result of an increase in indebtedness primarily in order to fund our expansion of inventory and our acquisition costs. Interest expense also increased as a percentage of revenue, from approximately 10% in Fiscal 2003 to approximately 14% in Fiscal 2004. We expect interest expense to increase in Fiscal 2005 as a result of additional debt incurred in order to fund operations and harvesting in early Fiscal 2005, but expect our debt to grow slower than our revenue and, as a result, to decrease as a percentage of revenue.

         NET LOSS. Our net loss increased from $337,586 for Fiscal 2003 to $400,005 for Fiscal 2004. Information about our expectations with respect to Fiscal 2005 is set forth in the "General Outlook" subsection of this discussion above.

LIQUIDITY AND CAPITAL RESOURCES

         Capital Commitments and Expenditures. The following table discloses aggregate information about our contractual obligations including long-term debt, operating and capital lease payments, office lease payments, contractual service agreements and the periods in which payments are due as of September 30, 2004:

                                                      LESS THAN
                                                        1 YEAR        2-3 YEARS       4-5 YEARS      AFTER 5 YEARS
                                                     (10/1/04 TO     (10/1/05 TO     (10/1/07 TO        (AFTER
CONTRACTUAL OBLIGATIONS                 TOTAL          9/30/05)        9/30/07)        9/30/09)         10/1/09)
                                     -------------   -------------   -------------   -------------   -------------
Operating leases                                --              --              --              --              --
Capital leases                                  --              --              --              --              --
Office lease                                    --              --              --              --              --
Contractual service agreements                  --              --              --              --              --
Notes payable                            1,846,063         919,806         611,676         314,581              --
                                     -------------   -------------   -------------   -------------   -------------
Total contractual cash obligations       1,846,063         919,806         611,676         314,581              --
                                     -------------   -------------   -------------   -------------   -------------

         The following table summarizes the material terms of our convertible and non-convertible notes (listed in order of ultimate maturity date); except as set forth in the notes to the table below, we are current with all required payments, and in compliance with all material covenants with respect to such note:

               BALANCE AS OF                                                      CONVERSION
  PRINCIPAL    SEPTEMBER 30,                       MATURITY DATE;    INTEREST     AND OTHER
   AMOUNT           2004       ORIGINATION DATE  REQUIRED PAYMENTS     RATE         TERMS             SECURITY
   ------           ----       ----------------  -----------------     ----         -----       ----------------------
  $250,000        $250,000         3/1/2004      3/1/2005; payment      14%           NA        Unsecured
                                                  of $125,000 was
                                                 due on January 5,
                                                       2005*

  $300,000        $276,572        3/31/2004      3/31/2005; $4,125      10%         (1)**       Second lien on
                                                      monthly                                   Major Trees; second
                                                                                                lien on Sampres
                                                                                                Farm

   $50,000        $50,000         8/16/2004         08/15/2006;         12%           NA        Lien against 7,500
                                                  monthly interest                              trees on the Major
                                                  plus additional                               Trees Farm
                                                  3% of principal
                                                  due at maturity

   $50,000        $50,000         8/16/2004          8/15/2006;         10%           NA        Lien against 7,500
                                                  monthly interest                              trees on the Major
                                                                                                Trees Farm

   $45,000        $45,000         3/31/2004          9/30/2006;         10%          (2)        Unsecured
                                                 quarterly interest

  $200,000        $200,000        7/21/2004          1/21/2007;         10%          (3)        Lien against 50,000
                                                     quarterly                                  trees on the Major
                                                      interest                                  Trees Farm

  $600,000        $314,884        9/27/2002          3/1/2007;          7%           N/A        First lien on all
                                                 $150,000 annually                              assets acquired
                                                     on March 1                                 from M7 Farms

  $200,000        $117,899        9/27/2002      3/1/2007; $50,000      7%            NA        First lien on
                                                   annually on                                  outstanding shares
                                                      March 1                                   of Major Trees, Inc.

  $400,000        $382,778        5/26/2004       5/1/2009; $2,500      (4)           NA        First lien on all
                                                      monthly                                   assets acquired
                                                                                                from Sampres Tree
                                                                                                Farm LLC

* Under the terms of the governing documents, we may request an extension in exchange for a minimum penalty of $12,500; we have requested such an extension and are negotiating specific terms.
** Under the terms of the governing documents, we agreed to provide a term life insurance policy in the amount of $550,000 on each of Kirk and Jim Fischer and to name the lenders as a beneficiary; we have acquired the insurance policies but have not named the lenders as a beneficiary.
(1) Convertible with accrued interest into common stock at $0.30 per share anytime through March 2005; holders have option to require us to buy back some or all of the shares of common stock received upon the conversion at $0.345 per share upon certain terms; we agreed to register the shares of common stock issuable upon conversion.
(2) Convertible with accrued interest into common stock at $0.25 per share during the first six months, at $0.35 per share during the second six months and at $0.50 per share thereafter; we have agreed to register the shares of common stock issuable upon conversion.

(3) Convertible with accrued interest into common stock at $0.24 per share during the first twelve months, at $0.30 per share during the second twelve months and at $0.35 per share thereafter; we have agreed to register the shares of common stock received upon conversion upon registration of any of our shares of common stock.
(4) Accruing interest at 7% until May 2005, at 8% from May 2005 until May 2007 and at 9% from May 2007 until May 2009.

         As of June 30, 2004, we had $2,237 in cash and cash equivalents. This represents an increase of $2,237 compared to June 30, 2003. Cash used during the year ended June 30, 2004 includes approximately $453,068 used in operations as well as $167,340 used in investing activities. Sources of cash during the year ended June 30, 2004 included a net amount of $622,645 from financing activities. Of the $622,645 of net cash provided by financing activities, $335,019 represents net cash received less payments made on non-convertible promissory notes issued to multiple parties from March 2004 - June 2004, $11,264 represents net cash received less payments made on nonconvertible notes, $312,700 represents the proceeds from issuance of common stock less offering costs. The $36,338 difference between the $622,645 of net cash provided by financing activities and the $658,983 of cash itemized above represents payments on advances and loan costs and proceeds allocated to beneficial conversion features.

         As of September 30, 2004, we had $24,890 in cash and cash equivalents. This represents an increase of $22,653 compared to June 30, 2004. Cash used during the quarter ended September 30, 2004 includes approximately $337,872 used in operations as well as $1,000 provided by investing activities. Sources of cash during the quarter ended September 30, 2004 included a net amount of $359,525 from financing activities. Of this net amount, $192,948 represents net cash received less payments made on notes payable, $30,000 represents the proceeds from issuance of common stock less offering costs, $11,538 represents proceeds from the sale of options to purchase common stock, $50,000 represents proceeds allocated to beneficial conversion features, $91,539 represents net cash received less payments made on related party advances and $(16,500) represents payment of loan costs.

         Our material capital expenditures for Fiscal 2003 and Fiscal 2004 included direct costs of approximately $291,000 to plant approximately 180,000 trees and shrubs, $65,000 to purchase farming equipment and $150,000 to pay the cash portion of the purchase price for the Sampres Farm. We made no material capital expenditures during the quarter ended September 30, 2004.

         We anticipate making capital expenditures during the remainder of Fiscal 2005. Specifically, resources permitting, we plan to spend at least $200,000 to replace inventory sold during Fiscal 2005 and to expand our inventory. We are also budgeting approximately $300,000 for the cash portion of the purchase price of an acquisition (which amount may or may not be sufficient) and expect to spend between $50,000 and $100,000 to replace equipment and other items on the Major Trees Farm and the Sampres Farm.

         LIQUIDITY. The following table reflects selected balance sheet data as of September 30, 2004 and June 30, 2004:

                                              SEPTEMBER 30, 2004   JUNE 30, 2004
                                              ------------------   -------------
BALANCE SHEET DATA:
Cash and cash equivalents ................       $    24,980        $     2,237
Working capital (deficit) ................          (191,890)          (303,333)
Total assets .............................         2,164,704          2,020,827
Retained deficit .........................        (1,015,508)          (737,591)
Stockholders' equity .....................           209,370            335,749


         As of September 30, 2004, we had $24,890 in cash and cash equivalents, total current assets of $940,738 and currently liabilities of $1,132,628, representing a current working capital deficit of $(191,890). Our current liabilities as of that date include a $276,572 balance on a secured convertible note due March 31, 2005 and a $525,978 principal balance on non-convertible notes payable due within one year. We generate a majority of our revenues between November and January of each fiscal year. As a result of revenue collected between September 30, 2004 and [date within 45 days of effective date], we have increased our cash and cash equivalents balance to $[to be completed] as of [date within 45 days of effective date].

         We plan to use cash on hand and that collected in the coming months to pay a portion of our accounts payable and establish a reserve to cover most of our planned capital expenditures and basic operating expenses until we again start generating revenue in March 2005. With respect to the current portion of our notes payable, we believe that most of the holders of the convertible and non-convertible notes coming due in the next year will either convert such debt to equity or replace existing notes with notes with deferred payment dates. To the extent that does not occur, we believe that we can raise capital sufficient to repay the current portion of our long term debt through the issuance of additional notes and the sale of equity securities and warrants.

         In addition, members of our management have informally agreed to provide up to $200,000 of short-term financing to us. Such financing bears interest at 8% per annum. Management may demand payment on 30 days written notice, so long as 180 days have passed since the Company and management entered into the financing arrangement.

         Other than the informal and nonbinding commitments from management, we do not have any specific commitments from third parties to provide financing needed to cover any capital shortfalls with respect to our operations, planned capital expenditures or near-term debt obligations. We caution that, particularly in light of the early stage of our business, such financing may not be available on favorable terms, or at all. We may be compelled to divert substantial portions of our existing cash and future cash flow to the repayment of debt, which would limit our ability to replace or expand inventory and acquire additional farms. This would have an adverse affect on revenues in the coming years. Certain of such debt is secured by our real property, and holders of the unsecured debt have standard remedies available to debtholders. If we were to default on such notes and the holders were to exercise their remedies, we would incur substantial legal expenses, penalties and related costs and could be forced to seek bankruptcy protection or to discontinue operations.

         Our consolidated financial statements have been prepared on the assumption that our Company will continue as a going concern. Our independent registered public accounting firm has issued its report dated July 9, 2004 that includes an explanatory paragraph stating that our having only recently been formed, our lack of success in establishing profitable operations and the fact that our current liabilities exceed our current assets raise substantial doubt about our ability to continue as a going concern. Our product line is limited, and it has been necessary to rely upon financing from the issuance of promissory notes and the sale of our equity securities to sustain operations in the past. Additional financing will be required if we are to continue as a going concern.

                                  OUR BUSINESS

OVERVIEW

         Penge Corp. was incorporated in August 2002 as a Nevada corporation and maintains its principal offices at 11231 Winter Cottage Place, Las Vegas, Nevada 89135. Our telephone number is (702) 562-3176. We own and operate a tree production and nursery business. Unless otherwise specified or evident from the context, "we," "us," the "Company" and similar terms refer to Penge Corp. and its consolidated subsidiaries.

         In the two and one-half years since our incorporation, we have invested all available capital into expanding and improving the Major Trees Farm, acquiring the Sampres Farm, and otherwise attempting to improve our tree production and nursery business. In that process, we have significantly expanded the number of trees and shrubs planted on, and harvested from, the Major Trees Farm and have been able to sell all of our products at prices consistent with our budgets and projections.

         In the foreseeable future, we plan to continue to expand our operations through the planting of additional trees and shrubs on our existing farms and the purchase of additional nursery properties and businesses. We will continue to look for nursery businesses or properties with annual revenues of between $100,000 and $10 million. In the past, we have been able to negotiate favorable terms with owners of small nursery businesses who are hoping to exit the market. We attribute this success to the limited liquidity opportunities available to small nursery businesses and hope to be able to exploit this situation to negotiate favorable terms in the future.

         Our goal is to expand the number of farms we manage, and the number of trees and shrubs planted on those farms, in the next few years while holding down increases in our administrative and other general operating expenses. As we spread our production costs over a larger inventory, we also hope to experience a decline in our per-unit production and sales costs. Over time, we expect that the increases in revenue from our expanded operations will outpace increases in our administrative, operational and other expenses.

         We also offer business structure consulting services on a limited basis. Our total revenue from these consulting services has been less than $40,000 since inception. We do not plan to actively market such consulting services in the future but remain open to accepting consulting engagements as they arise. Consulting services have been an insignificant part of our business in the past, and we do not expect consulting services to be a significant part of our business in the future.

The Major Trees Farm
--------------------

         In September 2002, pursuant to a Purchase Agreement signed in August 2002 and for a total purchase price of $957,429, consisting of $800,000 of notes payable and $157,429 in cash, we acquired a tree and shrub farm in southern Arizona, 90 minutes southeast of Tucson and a wholesale tree and shrub business consisting of all of the stock of Major Trees, Inc., an Arizona corporation incorporated on December 29, 1993, and certain assets of Roger and Barbara Major, dba M7 Farms. Prior to this acquisition, we had no relationships with Major Trees, Inc. or Roger and Barbara Major. The farm is a 25-year-old tree and shrub farm on 272 acres that grows trees and shrubs that are then sold wholesale to retail outlets, such as Home Depot, and to retail nurseries and landscape companies primarily in Arizona, New Mexico, Texas, and Nevada. Prior to our acquisition of the Major Trees Farm in September 2002, M7 Farms, Major Trees, Inc. and their predecessors and affiliates had engaged in this business for the previous approximately 25 years. We now conduct the business previously conducted jointly by M7 Farms and Major Trees, Inc.

         The Major Trees Farm sells a variety of trees and shrubs and is the largest supplier of Eldarica Pine trees in the Southwest, selling these pine trees as, among other things, living, potted Christmas trees. The Major Trees Farm sold approximately 22,100 trees in Fiscal 2003 and generated approximately $655,000 in revenue for Fiscal 2003. The Major Trees Farm sold approximately 28,600 trees in Fiscal 2004 and generated approximately $758,000 in revenue for Fiscal 2004. We have approximately 180,000 trees growing on the Major Trees Farm, 30,000 of which we harvested and sold at the end of calendar 2004, with the possibility of selling up to an additional 5,000 trees this fiscal year.

Sampres Farm
------------

         In May 2004, pursuant to an Asset Purchase Agreement and for a total purchase price of $670,151, including 400,000 shares of our common stock valued at $120,000, a $400,000 promissory note and $150,151 in cash, we acquired certain assets, including a 17-acre tree and shrub farm near Houston, Texas and other assets related to its operation, from Sampres Tree Farms, L.L.C. and H. Preston and Shirley M. Franks. Prior to our acquisition of these assets, we had no relationships with Sampres Tree Farms, L.L.C. or H. Preston and Shirley M. Franks. In the two years prior to our acquisition of these assets, Sampres Tree Farms, L.L.C., which was organized in 2002, operated the 17-acre tree and shrub farm and sold a variety of landscape trees and shrubs primarily at retail, but also to retail nurseries, in Texas. We are now operating the acquired assets and are growing a variety of landscape trees and shrubs, which we sell to retail nurseries and landscape companies in Arizona, New Mexico, Texas and Nevada. We presently have an inventory of approximately 40,000 - 50,000 trees, which we plan on harvesting and selling over the next three years. We are expanding the number of trees and shrubs planted on the Sampres Farm, with over 20,000 additional trees and shrubs planted in the first six months following the acquisition, and expect to be able to begin harvesting an expanded inventory in the spring of 2007.

INDUSTRY BACKGROUND

Nursery and Landscape
---------------------

         The market for landscape trees and shrubs is large and very diverse. Major customer groups include retail nurseries, major retail outlets and landscape companies. Due to the significant transportation and shipping costs as well as varying local growing conditions and landscaping needs, the markets for landscape trees and shrubs are very localized and highly specific to particular geographic and climatological regions with the majority of landscape trees grown in particular areas also ultimately being sold and planted in the same geographic area. However, due to the existence of such a wide variety of growers, growers are subject to price pressures.

Living Christmas Trees
----------------------

         The market for Christmas trees is very large and diverse. According to the National Christmas Tree Association, Christmas trees are displayed in between 80 and 90 million homes in the United States each year. Of that number, roughly 30 to 35 million are real Christmas trees, with the remainder being artificial.

         We compete in a very small niche of the larger Christmas tree market - potted, living trees. In the American Southwest, unlike other regions of our country, it is warm enough in the winter that consumers can buy living trees, rather than cut trees, keep them indoors during the Christmas season and then plant them out of doors later that season. Our Eldarica Pine trees are uniquely suited for sale as a potted, living tree in the Southwest because they are robust enough to withstand Christmas-season abuse, need little water and are able to withstand replanting in a warm, dry environment. Of our trees sold to Home Depot and similar retailers, we believe that many are sold and used as potted, living Christmas trees and then planted as landscaping trees.

TARGET MARKET, SALES AND MARKETING

Major Retailers
---------------

         We market and sell our trees and shrubs to Home Depot and similar major retailers. Our marketing efforts consist solely of personal contacts with, and referrals to, purchasing retailers.

         The trees sold to the major retailers are primarily Eldarica Pine trees, which are typically re-sold as potted living Christmas trees. In Fiscal 2004, we generated approximately 75% of our revenues through sales of Eldarica Pine trees to Home Depot (and 17% of our revenues through sales of Eldarica Pine trees to other retailers). We do not have any written agreement with, or purchase commitment from, Home Depot or any other retailer. We anticipate sales of Eldarica Pine trees decreasing as a percentage of our total sales in the future as we increase our planting and sales of landscape trees and shrubs.

Nurseries and Landscape Companies
---------------------------------

         We have significantly increased our planting of landscape trees and shrubs other than the Eldarica Pine in an attempt to increase our sales in the retail nursery and landscape markets. We plan to market such landscape trees and shrubs primarily through personal contacts with, and referrals to, retail nurseries and landscaping companies.

         In Fiscal 2004, we generated approximately 17% of our revenues through sales to retail nurseries and landscaping companies in Arizona, New Mexico, Nevada and Texas.

         We plan to increase our production of trees through additional acquisitions of farms such as the Sampres Farm, which added only landscaping trees, and by planting additional landscape trees on our current properties. We believe that this will permit us to increase our sales to landscape and nursery customers and to generate additional revenues during the spring and summer months. In the long run, we anticipate most of our revenue growth to come from sales of landscaping trees and shrubs to retail nurseries and landscape companies.

OUR PRODUCTS

         Our farms grow dozens of trees and shrubs native to the Southwest region. These trees are primarily desert trees and shrubs that thrive in the dry and arid regions common throughout the southwestern United States and are those varieties most commonly sold by nurseries and utilized by landscape companies in that area. The primary tree grown by the Major Trees Farm is the Eldarica Pine. The Eldarica Pine is from the Middle East and Russia and is a desert tree with growth of 1-6 feet a year depending on climate, water, and fertilizer. The tree is highly disease resistant and hardy in warm climates.

         The Eldarica Pine has been sold in the United States for decades and is a proven commodity in both hardiness and marketability to the Christmas, landscape and nursery markets in the southern United States and the region from Texas to California in particular. The Eldarica Pine represented approximately 91% of our Fiscal 2004 sales. We anticipate this decreasing as a percentage of our total sales in the future as we increase our production and sales of other trees and shrubs to the retail nursery and landscape markets.

         We grow our trees from seed to harvest in 1-gallon to 100-gallon plastic pots. The Eldarica Pine trees are sold at an average age of 3 years old, with heights ranging from 3 feet to 11 feet, with the best selling trees being 6-7 feet tall.

COMPETITION

         The market for landscape, living Christmas and nursery trees is very large and diverse, and therefore, a grower must possess some form of sustainable competitive advantage in order to be successful. This could take the form of geographic proximity to a large number of purchasers, cultivation of a unique species or variety of trees or access to affordable labor, natural resources or capital. The large number of growers also results in highly competitive pricing and pressures on profitability. In order to be competitive in this market, we must effectively anticipate and respond to market demands and developments.

         We have not experienced a reduction in orders or significant demands for price reduction from Home Depot and other cost sensitive retailers. As a result, we believe that our prices (at least for our Eldarica Pine) are as low or lower than those of our competitors. We also believe that the size of our Eldarica Pine operation, which is the largest in the Southwest, gives us a competitive advantage with larger retailers because of our perceived ability to meet their growing demand more easily than smaller growers. With respect to variety of species, geographic location, access to labor and other factors, we do not have a significant advantage or disadvantage overall, and may be perceived as having a competitive advantage or disadvantage, depending upon which competitor we are being compared with.

SUBSIDIARY

         Penge owns 100% of the outstanding shares of common stock of Major Trees, Inc., an Arizona corporation.

INTELLECTUAL PROPERTY

         We do not presently regard our intellectual property as critical to our success. If we acquire any proprietary intellectual property rights that we believe would benefit from patent, copyright, trademark or trade secret protection, we intend to take appropriate steps in order to protect those rights. This would likely include the filing of applications for appropriate state and federal registrations of our intellectual property rights and requiring any employees involved with the intellectual property to sign confidentiality and invention agreements.

EMPLOYEES

         In addition to our four full-time management team members, we currently have a full-time foreman, two additional full-time employees and between ten and fifteen seasonal employees at each of our two farms. None of our employees is represented by a collective bargaining organization, and we consider our relationship with all our employees to be satisfactory. We plan to hire additional management and operational expertise as cash flow and business execution dictate.

GOVERNMENT REGULATION

         The nursery industry as a whole is not regulated by state, federal or local governments. As a result, our expenses associated with compliance with government regulations are minimal. Because of the proximity of our properties to the Mexican border and our use of temporary laborers, we do experience some administrative expense in connection with our compliance with immigration and employment laws, including laws requiring that we verify the immigration status of our employees, limiting our ability to employ legal and illegal aliens, granting certain minimum wage and other rights to employees and laws designed to facilitate the organization of labor. If we were to fail to comply with any such laws or regulations, we may incur significant expenses in connection with any government investigation or litigation and could be forced to pay fines and/or take costly measures to ensure compliance. At such point, costs associated with government regulations could become material.

ENVIRONMENTAL REGULATION

         We are not required to obtain any environmental permits, and do not use any hazardous materials, in connection with the operation of our nursery business. Accordingly, we have incurred no material expenses associated with environmental compliance. We do, however, use fertilizers and pesticides that may contain chemicals that have been, or may be, determined to be harmful to the environment, which chemicals could enter the air, surface water or ground water in and around our farms or affect animals and plants in the area. If that were to occur (or has occurred in the past), we may be subject to fines, penalties and remediation obligations under the environmental laws; such include, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act. At such point, costs associated with environmental compliance and remediation could become material.

PROPERTY

         We own a 272-acre tree and shrub farm called the Major Trees Farm that is located at 14660 South Highway 191 in Elfrida, Arizona, which is an approximately 90 minute drive from Tucson, Arizona. The farm is flat, desert landscape and is surrounded by other agricultural land. Water for the farm is drawn from deep wells.

         This farm secures a $600,000 note maturing in March 2007. The note accrues interest at 7% and had an outstanding balance of $314,884 as of September 30, 2004. Principal payments of $150,000 are due on March 1, 2005 and March 1, 2007 on the note. We are permitted to prepay the note without penalty at any time and a final payment of $40,894 will be due on the note upon maturity in March 2007 assuming we do not make any prepayments and make all other payments due under the note in a timely manner. In addition, the farm also secures a $300,000 convertible note maturing in March 2005. This convertible note had an outstanding balance of $276,572 as of September 30, 2004. This convertible note requires monthly payments of $4,125. We may prepay the convertible note and a final payment of $267,493 will be due on the note upon maturity in March 2005 assuming we do not make any prepayments and make all other payments due under the convertible note in a timely manner. Although we plan on increasing the amount of inventory planted on this farm, we do not otherwise anticipate renovating, improving, or developing this property. In the opinion of our management, this farm is adequately covered by insurance.

         We also own a 17-acre tree and shrub farm called the Sampres Tree Farm that is located at 19461 Mt. Pleasant Road in Montgomery, Texas, which is an approximately 30 minute drive from Houston, Texas. The farm is sloped and is surrounded by rolling hills. The farm is surrounded by national forest, other agricultural land and residential development. It is very wet and watered by both rainwater and wells. This farm secures a $400,000 note payable maturing in May 2009. The note accrues interest at the rate of 7% during the first year of the note (until May 2005), 8% during the second and third years of the note (May 2005-May 2007) and 9% during the fourth and fifth years of the note (May 2007-May 2009). This note had an outstanding balance of $382,778 at September 30, 2004. The note requires monthly payments of $3,101.20 until January 2005, after which it requires monthly payments of $2,500; in addition, principal payments of $50,000 were required on September 1, 2004 and January 1, 2005. We are permitted to prepay the note without penalty at any time, and a final payment of $267,416 will be due on this note upon maturity in May 2009 assuming we do not make any prepayments and make all other payments due under the note in a timely manner. In addition, this farm also secures the same $300,000 convertible note, payable maturing in March 2005 that is also secured by the Major Trees Farm. As discussed above, this convertible note had an outstanding balance of $276,572 as of September 30, 2004. This convertible note requires monthly payments of $4,125. We may prepay the convertible note, and a final payment of $267,493 will be due on the note upon maturity in March 2005 assuming we do not make any prepayments and make all other payments due under the convertible note in a timely manner. Although we plan on increasing the amount of inventory planted on this farm, we do not otherwise anticipate renovating, improving, or developing this property. In the opinion of our management, this farm is adequately covered by insurance.

         We maintain our corporate records in the home office of Kirk Fischer, our Chief Executive and Chief Financial Officer, and our executive officers use such office on occasion for business purposes. We do not have any lease with respect to such home office. Should we be required to obtain a separate executive office in the Las Vegas, Nevada area, comparable space is available in the area at a reasonable rate.

RESEARCH AND DEVELOPMENT

         We have not incurred any research and development expenses in the past and do not anticipate incurring any such expenses in the foreseeable future. All research and development seeds, seedlings and trees have generated revenues in excess of the expense of cultivating them, resulting in no research and development net cost.

LEGAL PROCEEDINGS

         We are not engaged in any legal proceedings, nor are we aware of any pending or threatened legal proceedings that, singly or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Certain information regarding our executive officers and directors is set forth below. Our executive officers are appointed by, and continue to serve at the will of, our board of directors. Our directors are elected or appointed for terms that continue, absent resignation, death or removal by our stockholders, until the later of the next annual meeting of stockholders or until a replacement is duly appointed or elected and qualified.

         NAME               AGE        POSITION
         ----               ---        --------
         Kirk Fischer       37         Chief Executive Officer, Chief Financial
                                        Officer and Chairman of the Board
         Jim Fischer        58         Vice President of Operations and Director
         Lori Fischer       35         Controller and Director

         KIRK FISCHER, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND CHAIRMAN OF THE BOARD. Mr. Fischer has served as Chief Executive Officer and Chairman of the Board of Penge since it was founded in August 2002 and as Chief Financial Officer since September 2004. Mr. Fischer's background covers a variety of different businesses, serving primarily in senior management positions. Between 1999 and 2002, Mr. Fischer started, and served as chairman and chief executive officer of, Microcap Financial Services, a company specializing in investor relations, corporate strategy and consulting services for newer public companies, and Microcap Financial Group, a finance and investment company. From 1996 to 1999, Mr. Fischer served as chief executive officer of a fast-food holding company called FFG, Inc., with six locations and over 100 employees. From 1990 to 1996, Mr. Fischer served in management positions at Hart Scientific, Inc., as its assistant controller, and at its subsidiary CSC, as its controller. Mr. Fischer earned a bachelor's degree in accounting from Brigham Young University. Mr. Fischer is the husband of Lori Fischer, our Controller and a director, and the son of Jim Fischer, our Vice President of Operations and a director.

         JIM FISCHER, VICE PRESIDENT OF OPERATIONS AND DIRECTOR. Mr. Fischer has served as Vice President of Operations and a director of Penge since it was founded in August 2002. Mr. Fischer has over 30 years' experience working with Cenex-affiliated farm cooperatives and businesses. Starting as general manager of the Wendell Grange Supply operation in 1978, Mr. Fischer grew the business from one location to five locations and over 100 employees. Following his departure from Cenex, from 1996 to 1999, Mr. Fischer served as president of a fast-food holding company called FFG, Inc. with six locations and over 100 employees. Between 1999 and 2002, Mr. Fischer was employed by Microcap Financial Services, a company specializing in investor relations, corporate strategy and consulting services for newer public companies, and Microcap Financial Group, a finance and investment company. Mr. Fischer is the father of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and father-in-law of Lori Fischer, our Controller and a director.

         LORI FISCHER, CONTROLLER AND DIRECTOR. Ms. Fischer has served as Controller of Penge since it was founded in August 2002 and as a director of Penge since September 2004. Between 1999 and 2002, Ms. Fischer served as controller of Microcap Financial Services, a company specializing in investor relations, corporate strategy and consulting services for newer public companies, and Microcap Financial Group, a finance and investment company. From 1996 to 1999, Ms. Fischer served as controller of a fast-food holding company called FFG, Inc. Ms. Fischer earned a bachelor's degree in accounting from Brigham Young University. Ms. Fischer is the wife of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and the daughter-in-law of Jim Fischer, our Vice President of Operations and a director.

KEY EMPLOYEE

         Certain information regarding a key employee is set forth below.

         KC HOLMES, MANAGER OF MERGERS & ACQUISITIONS. Mr. Holmes has served as Manager of Mergers & Acquisitions of Penge since September 1, 2004. From its founding in August 2002 until September 1, 2004, Mr. Holmes served as President, Chief Financial Officer and as a director of Penge. From 1996 to 2002, Mr. Holmes served in various capacities with The Murdock Group as an executive and board member and with Q Comm International (QMM) as a board member and consultant. He also served as an executive of NEBO Products, an import/export wholesale business selling hardware and sporting goods, from 1996 to 1999. Mr. Holmes graduated from Brigham Young University with a degree in Psychology.
Mr. Homes is the cousin of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and the nephew of Jim Fischer, our Vice President of Operations and a director.

BOARD COMMITTEES

         Our entire Board of Directors presently serves as our audit committee. None of the members of the audit committee satisfy the independence requirements applicable to audit committees of listed companies. In addition, the Board of Directors has determined that the audit committee does not have a member qualifying as an audit committee financial expert, as defined in Item 401(h) of Regulation S-B. To save limited capital over the last several years, we have chosen not to expand the size of our Board of Directors or offer cash compensation to our directors. The absence of cash compensation makes recruiting persons who are not otherwise interested in our company more difficult. For these reasons, we do not have on our Board of Directors a person who would qualify as an audit committee financial expert.

         We do not presently have a standing nominating committee or compensation committee, and we do not have a nominating committee charter or a compensation committee charter.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation earned during the fiscal years ended June 30, 2004 and June 30, 2003 by each person who served as our Chief Executive Officer during the fiscal years ended June 30, 2004 and June 30, 2003 and each other executive officer if that person received aggregate compensation in excess of $100,000 during the fiscal years ended June 30, 2004 or June 30, 2003 or is expected to receive aggregate compensation in excess of $100,000 during fiscal year 2005 (the "named executive officers").


                                                                                       LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                   AWARDS               PAYOUTS
                                           ------------------------------     ------------------------     --------
                                                                  OTHER                     SECURITIES
                                                                  ANNUAL      RESTRICTED    UNDERLYING                  ALL OTHER
                                                                  COMPEN-     STOCK         OPTIONS/       LTIP         COMPEN-
NAME AND                                   SALARY      BONUS      SATION      AWARD(S)      SARS           PAYOUTS      SATION
PRINCIPAL POSITION             YEAR        ($)         ($)        ($)         ($)           (#)            ($)          ($)
------------------------------ ----------- ----------- ---------- ----------- ------------- -------------- ------------ ------------
Kirk Fischer,                  6/30/04     60,000      -          -           -             -              -            -
Chief Executive Officer        6/30/03     5,500       -          -           -             1,000,000      -            -

Lori Fischer,                  6/30/04     106,075     -          -           -             -              -            -
Controller                     6/30/03     72,000      -          -           -             -              -            -

KC Holmes,                     6/30/04     112,250     -          -           -             -              -            -
Manager of Mergers &           6/30/03     28,850      -          -           -             1,000,000      -            -
Acquisitions

         OPTION/SAR GRANTS IN LAST FISCAL YEAR. No options to purchase common stock were granted to the named executive officers during the fiscal year ended June 30, 2004. We have never granted any stock appreciation rights. None of the named executive officers exercised any options during the fiscal year ended June 30, 2004.

         AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES. The following table sets forth the information concerning the options to purchase capital stock of the named executive officers exercised during the fiscal year ended June 30, 2004, and the value of unexercised options held by the named executive officers as of June 30, 2004.

                                                                            NUMBER OF
                                                                            SECURITIES                  VALUE OF
                                                                            UNDERLYING                 UNEXERCISED
                                                                           UNEXERCISED                IN-THE-MONEY
                                                                         OPTIONS/SARS AT             OPTIONS/SARS AT
                              SHARES ACQUIRED                             JUNE 30, 2004               JUNE 30, 2004
                                ON EXERCISE                                EXERCISABLE/               EXERCISABLE/
            NAME                 (NUMBER)      VALUE REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE (1)
----------------------------- ---------------- -------------------- --------------------------- --------------------------
Kirk Fischer, Chief                  -                  -                  1,000,000/0                 $190,000/$0
Executive Officer

Lori Fischer, Controller             -                  -                       -                           -

KC Holmes, Manager of                -                  -                  1,000,000/0                 $190,000/$0
Mergers & Acquisitions

(1) The price of a share of common stock issuable upon the exercise of an option to purchase a share of common stock was assumed to be $0.30, the most recent price at which shares of common stock were sold in private placements by Penge. The value of the unexercised in-the-money options was then calculated as the difference between that market price and the exercise price of the options, which is $0.11.

         COMPENSATION OF DIRECTORS. Directors are reimbursed for the expenses they actually incur in attending board meetings. Directors are not paid a fee for their service or attendance at board meetings. In the fiscal year ended June 30, 2004, we granted no options to directors. Directors, whether or not employees, are permitted to participate in our stock incentive plan.

         EXECUTIVE EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS. Each of our executive officers has previously entered into an engagement agreement based upon our standard form executive employment agreement, which generally provides for the payment of fair and reasonable salary, bonuses as determined by the Board of Directors, participation in all our benefits plans and requires the execution of a confidentiality agreement. In addition, the form agreement provides that the officer may be terminated with or without cause, but that, upon termination, the officer shall be paid through the end of the term of the agreement. The terms of the agreements entered into by each of the officers have expired; however, KC Holmes, a significant stockholder and our Manager of Mergers & Acquisitions has also entered into an engagement agreement based upon our standard form agreement with a term ending September 1, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information, as of January 1, 2005 and as of the closing of the offering, assuming all shares are sold, regarding the ownership of our common stock by each person who beneficially owns of record more than 5% of our outstanding common stock, by each person serving as a director or executive officer and by all of our directors, director nominees and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares will be owned directly, and the persons named in the table will have sole voting and investment power with respect to shares shown as being beneficially owned by them.

                                       PRIOR TO OFFERING                        FOLLOWING OFFERING
                                     AS OF JANUARY 1, 2005                      AS OF JANUARY 1, 2005
                             --------------------------------------   ----------------------------------------
                                                     PERCENTAGE                                 PERCENTAGE
                               OWNERSHIP OF     OWNERSHIP OF COMMON      OWNERSHIP OF      OWNERSHIP OF COMMON
     NAME AND ADDRESS        COMMON STOCK(1)          STOCK(2)        COMMON STOCK(1) (3)      STOCK(2) (3)
     ----------------        ---------------          --------        -------------------      ------------
  EXECUTIVE OFFICERS AND
        DIRECTORS
--------------------------

Kirk Fischer and               4,000,000(4)            28.67%            3,800,000(5)             27.24%
Lori Fischer

11231 Winter Cottage
Place, Las Vegas, NV 89135


                                       48



                                       PRIOR TO OFFERING                        FOLLOWING OFFERING
                                     AS OF JANUARY 1, 2005                      AS OF JANUARY 1, 2005
                             --------------------------------------   ----------------------------------------
                                                     PERCENTAGE                                 PERCENTAGE
                               OWNERSHIP OF     OWNERSHIP OF COMMON      OWNERSHIP OF      OWNERSHIP OF COMMON
     NAME AND ADDRESS        COMMON STOCK(1)          STOCK(2)        COMMON STOCK(1) (3)      STOCK(2) (3)
     ----------------        ---------------          --------        -------------------      ------------

Jim Fischer                    1,190,000(6)             8.53%             1,000,000(7)             7.17%

11231 Winter Cottage
Place, Las Vegas, NV 89135

All Executive Officers         5,190,000               34.71%             4,800,000               32.10%
and Directors as a Group
(3 Persons)

5% STOCKHOLDERS
(WHO ARE NOT EXECUTIVE
OFFICERS OR DIRECTORS)

Rocky Fischer                  1,399,000(8)             9.96%             1,100,000(9)             7.83%

1400 Graham, STE B401,
Tomball, TX 77375

KC Holmes                      2,748,727(10)           19.70%             2,548,727(11)           18.27%

11231 Winter Cottage
Place, Las Vegas, NV 89135

Roger Major                    1,020,000                7.88%               820,000                6.33%

806 W. Knox, Cochise, AZ
85606

Robert G. and Juanita
Purcell(12)                      854,167                6.19%                  Nil                    -

301 N. Hall St.
P.O. Box 100
Potosi, MO 63664

--------------------------

(1) Ownership numbers include shares of our common stock subject to options and warrants that are exercisable within 60 days of January 1, 2005.
(2) The percentages set forth above have been computed assuming the number of shares of common stock outstanding equals the sum of (a) 12,952,332, which is the number of shares of common stock actually outstanding on January 1, 2005, and (b) shares of common stock subject to options, convertible notes and similar securities exercisable to purchase common stock within 60 days of such date by the selling stockholder with respect to which such percentage is calculated.

(3) Assuming the sale by each officer, director or 5% stockholder that is a selling stockholder of all of the shares offered hereunder by such person. There can be no assurance that any of the shares offered hereby will be sold.
(4) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Also includes 1,200,000 shares held of record by Lori L. Fischer, our Controller and a director, 250,000 shares held of record by Quinn J. Fischer, 250,000 shares held of record by London C. Fischer and 250,000 shares held of record by Britton K. Fischer, each a dependent son of Kirk and Lori Fischer.
(5) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Also includes 1,000,000 shares held of record by Lori L. Fischer, our Controller and a director, 250,000 shares held of record by Quinn J. Fischer, 250,000 shares held of record by London C. Fischer and 250,000 shares held of record by Britton K. Fischer, each a dependent son of Kirk and Lori Fischer.
(6) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Jim Fischer, our Vice President of Operations and a director. Also includes 115,000 shares held of record by Ellen Fischer, Jim Fischer's wife.
(7) Includes 1,000,000 shares of our common stock issuable upon exercise of options held by Jim Fischer, our Vice President of Operations and a director.
(8) Includes 1,100,000 shares of common stock issuable upon exercise of options held by Rocky Fischer. Also includes 200,000 shares of common stock held of record by Rocky Fisher, 33,000 shares held of record by Janalen Fischer, the wife of Rocky Fischer, 33,000 shares held of record by Abigail Paige Fischer, a dependent daughter of Rocky and Janalen Fischer, and 33,000 shares held of record by Abby Nursery LLC, an entity over which Rocky and Janalen Fischer exercise voting and investment control.
(9) Includes 1,100,000 shares of common stock issuable upon exercise of options held by Rocky Fischer.
(10) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by KC Holmes, our Manager of Mergers & Acquisitions. Also includes 148,727 shares held of record by 5th Genki LLC, an entity over which Michelle Holmes exercised voting and investment control, 400,000 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 400,000 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 400,000 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 400,000 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(11) Includes 148,727 shares held of record by 5th Genki LLC, an entity over which Michelle Holmes exercises voting and investment control, 12,418 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 12,418 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 12,418 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 12,419 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(12) Includes convertible notes convertible into 854,167 shares of our common stock within 60 days of January 1, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following discusses certain transactions between us and our officers, directors, beneficial holders of 5% or more of our common stock and certain others that may be deemed to be affiliates.

         In connection with our founding, we issued the following number of shares of our common stock to the following persons that may be deemed to be affiliates or to their designees, among others, in August 2002 in exchange for $0.00004 per share in cash:

            NAME OF PERSON                   NUMBER OF SHARES OF COMMON STOCK
---------------------------------------    -------------------------------------
Kirk Fischer                                                        1,500,000
Jim Fischer                                                           250,000
KC Holmes                                                             500,000*
Rocky Fischer                                                         250,000
Lorien Investments, LLC (Lori Fischer)                              2,000,000
5th Genki, LLC (KC Holmes)                                          2,500,000

         * 265,000 of such shares were transferred to persons designated by Mr. Holmes.

Each of the persons named in the table above may be deemed to be promoters of Penge.

         In June 2003, we purchased office furniture and equipment with a value of $15,130 from KC Holmes, Manager of Mergers & Acquisitions, for $15,130. The determination of value was made by Kirk Fischer and Jim Fischer, directors of the Company without a direct financial interest in the transaction. Kirk Fischer is a cousin of KC Holmes, and Jim Fischer is an uncle of KC Holmes.

         During fiscal year 2003, Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, provided consulting services valued at $14,500 to Penge, which amount we paid in July 2003.

         We issued 100,000 shares of common stock to Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, for $10,000 cash in October 2002.

         In September 2003, we granted options to purchase 100,000 shares of our common stock to Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, for consulting services.

         In November 2002, we granted options to purchase the following number of shares of our common stock to the following persons that may be deemed to be affiliates, among others, under our 2002 Stock Incentive Plan:

            NAME OF PERSON                 NUMBER OF OPTIONS TO PURCHASE SHARES
                                                     OF COMMON STOCK
-------------------------------------     --------------------------------------
Kirk Fischer                                                         1,000,000
Jim Fischer                                                          1,000,000
KC Holmes                                                            1,000,000
Rocky Fischer                                                        1,000,000

         During fiscal years 2003 and 2004 respectively, we paid Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, $24,020 and $25,875 for consulting services.

         During fiscal years 2003 and 2004, we provided the compensation described in the section entitled "Executive Compensation" to Kirk Fischer, Chief Executive Officer, Chief Financial Officer and a director; Lori Fischer, Controller and a director; and KC Holmes, Manager of Mergers & Acquisitions. In addition, in fiscal years 2003 and 2004 respectively, we paid salary of $29,500 and $77,000 to Jim Fischer, Vice President of Operations and a director.

         The table below summarizes advances made to us by management and other related parties during fiscal years 2003 and 2004 and the balance owed by Penge to such individuals as of June 30, 2004:

                            BALANCE       2003         2003      BALANCE       2004        2004       BALANCE
       INDIVIDUAL           8/6/02      ADVANCES     PAYMENTS    6/30/03     ADVANCES    PAYMENTS     6/30/04
--------------------      ------------ ------------ ----------- ----------- ----------- ------------ ----------
Jim Fischer                   --            22,433    (22,433)      --          25,411     (25,411)     --
KC Holmes                     --            18,079     (5,870)      12,209      51,300     (63,509)     --
Kirk Fischer                  --             5,000     (4,489)         511      36,700     (37,211)     --
Lori Fischer                  --            53,664    (50,140)       3,524     127,388    (120,678)     10,234
                          ------------ ------------ ----------- ----------- ----------- ------------ ----------
                                            99,176    (82,932)      16,244     240,799  (246,809)       10,234


The table below summarizes advances made to us by management and other related parties during the period between June 30, 2004 and December 31, 2004, and the balance owed by Penge to such individuals as of December 31, 2004:

                    Balance                                      Balance
Individual          06/30/04       Advances       Payments       12/31/04
----------          --------       --------       --------       --------
Jim Fischer            --            [*]            [*]             [*]
KC Holmes              --            [*]            [*]             [*]
Kirk Fischer           --            [*]            [*]             [*]
Lori Fischer        10,234           [*]            [*]             [*]
                    --------       --------       --------       --------
                    10,234           [*]            [*]             [*]

[*] To be completed in pre-effective amendment when reviewed information is available.


                        DESCRIPTION OF OUR CAPITAL STOCK

         Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. As of January 1, 2005, there were 12,952,332 shares of our common stock outstanding, held of record by and beneficially owned by approximately 110 stockholders. As of January 1, 2005, there were no shares of preferred stock issued or outstanding.

OUR COMMON STOCK

         Holders of our common stock are entitled to receive any dividends properly declared by our board. Holders of our common stock are entitled to one vote per share on all matters on which the holders of our common stock are entitled to vote. Holders of our common stock do not have any cumulative voting, preemptive, conversion, redemption or sinking fund rights. If we are liquidated, dissolved or wound up, holders of our common stock are entitled to share equally and ratably in our remaining assets after the payment of all our liabilities and the liquidation preference of any outstanding class or series of our preferred stock. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of our common stock are subject to any series of our preferred stock that we may issue in the future, as described below.

OUR PREFERRED STOCK

         Our board of directors has the authority to issue preferred stock in one or more series and to fix the number, designation, power, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of any series of preferred stock, including, without limitation, the following, without any further vote or action by our stockholders:

         o the distinctive designation of, and the number of shares of preferred stock that shall constitute the series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the board of directors;

         o the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of our stock, or on any series of preferred stock or of any other class or classes of our stock, and whether such dividends shall be cumulative or non-cumulative;
         o the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of our stock, or of any series of preferred stock or of any other class or classes of our stock, and the terms and conditions of such conversion or exchange;
         o whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the common stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;
         o the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the company;
         o the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and
         o the voting power, if any, of the holders of shares of the series that may, without limiting the generality of the foregoing, include the right to more or less than one vote per share on any or all matters voted upon by the stockholders and the right to vote, as a series by itself or together with other series of preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, to elect one or more of our directors in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such condition as the board of directors may determine.

         The issuance of preferred stock by our board of directors could adversely affect the rights of holders of our common stock. The potential issuance of our preferred stock may:

         o have the effect of delaying or preventing a change in control of the company;
         o discourage bids for our common stock at a premium over the market price of our common stock; and
         o adversely affect the market price of, and the voting, dividend, liquidation and other rights of the holders of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ABSENCE OF MARKET FOR COMMON STOCK

         Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no market for our common stock. We are taking steps to enable our common stock to be quoted on the OTC Bulletin Board but can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.

COMMON STOCK OUTSTANDING AND AVAILABLE FOR FUTURE SALE

         Future sales of substantial amounts of common stock in the public market or the prospect of such sales could adversely affect market prices for our common stock (to the extent that any such market develops).

         As of January 1, 2005, there were 12,952,332 shares of our common stock outstanding held by approximately 110 holders of record. In addition, there were 4,500,000 shares of common stock authorized for issuance upon exercise of outstanding options granted pursuant to our stock option plan, 3,500,000 shares of common stock reserved for the future grant of stock options under that plan, 50,000 shares of our common stock issuable upon the exercise of outstanding options, 1,932,638 shares of common stock issuable upon the conversion of convertible notes payable and no shares of common stock subject to outstanding warrants to purchase common stock.

         All outstanding shares of our common stock are "restricted securities," as defined in Rule 144 promulgated under the Securities Act, and may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including an exemption under Rule 144. The resale of 3,861,466 of such shares has been registered under the registration statement of which this prospectus is a part and, subject to compliance with state securities laws and the prospectus delivery requirements under the Securities Act, may be sold pursuant to this prospectus at any time the registration statement is effective.

         In general under Rule 144, a person, including an "affiliate" of our company, who has beneficially owned restricted shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock (approximately 129,523 shares of common stock as of the date hereof) or the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Sales under Rule 144 are subject to manner-of-sale restrictions, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not an "affiliate" of the issuer at any time during the three months preceding a sale and who has beneficially owned shares for at least two years is entitled to sell those shares at any time without compliance with the public information, volume limitation, manner of sale and notice provisions of Rule 144.

DIVIDENDS

         We have never declared or paid cash dividends on our shares of common stock. We currently intend to retain future earnings for use in our business and, therefore, do not anticipate paying any dividends on our shares of common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         Set forth below is certain information about the number of shares of our common stock subject to options, warrants and other rights granted, or that may be granted, under our compensation plans as of June 30, 2004. The equity compensation plan that has been approved by security holders is the 2002 Stock Incentive Plan. We have no equity compensation plans that have not been approved by security holders.

                                           EQUITY COMPENSATION PLAN INFORMATION

                                                                                     Number of securities
                              Number of securities                               remaining available for future
                                  to be issued             Weighted-average         issuance under equity
                                upon exercise of           exercise price of     compensation plans (excluding)
                               outstanding options,       outstanding options,      securities reflected
       Plan category           warrants and rights        warrants and rights           in column (a))
-------------------------------------------------------------------------------------------------------------
                                       (a)                        (b)                       (c)
Equity compensation plans
approved by security
holders                             4,300,000                    $0.11                    3,700,000
-------------------------------------------------------------------------------------------------------------
Equity compensation plans              None                       None                       None
not approved by security
holders
-------------------------------------------------------------------------------------------------------------
                                    4,300,000                    $0.11                    3,700,000
Total
-------------------------------------------------------------------------------------------------------------

                                  LEGAL MATTERS

         The validity of the securities offered pursuant to this prospectus is being passed upon for us by Stoel Rives LLP.

                                     EXPERTS

         Our financial statements included in this prospectus as of June 30, 2004 and 2003 and for each of the two years then ended have been audited by Pritchett, Siler & Hardy, P.C., independent registered public accounting firm, as stated in its report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

                  INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS

         Our articles of incorporation provide that we shall indemnify and advance expenses to our directors, officers, employees, fiduciaries or agents and to any person who is or was serving at our request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Nevada law.

         Our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of our company, by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         With respect to derivative actions, our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of our company. We may not indemnify any such person for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to our company or for amounts paid in settlement to our company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Any indemnification under the provisions described above, unless ordered by a court, may be made by our company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         o    By the stockholders;

         o By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         Our bylaws further provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to shares of common stock offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits, as permitted by the rules and regulations of the SEC and you should refer to the registration statement and its exhibits. Statements in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC.

         Upon completion of this offering, we will become subject to the information and periodic reporting requirements under the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's Public Reference Room and the website of the SEC referred to above.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
Unaudited Condensed Consolidated Balance Sheets,
      September 30, 2004 and June 30, 2004                                   F-1


Unaudited Condensed Consolidated Statements of
      Operations, for the three months ended
      September 30, 2004 and 2003                                            F-3


Unaudited Condensed Consolidated Statements of
      Comprehensive Income (Loss), for the three
      months ended September 30, 2004 and 2003                               F-4


Unaudited Condensed Consolidated Statements of
      Cash Flows, for the three months ended
      September 30, 2004 and 2003                                            F-5


Notes to Unaudited Condensed Consolidated
      Financial Statements                                                   F-7


Report of Independent Registered Public Accounting Firm                     F-23


Consolidated Balance Sheets, June 30, 2004 and 2003                         F-24


Consolidated Statements of Operations, for the year
          ended June 30, 2004 and for the period from
          inception on August 6, 2002 through June 30, 2003                 F-26


Consolidated Statements of Comprehensive Income (Loss), for the
          year ended June 30, 2004 and for the period from
          inception on August 6, 2002 through
          June 30, 2003                                                     F-27


Consolidated Statement of Stockholders' Equity, from
          inception on August 6, 2002 through June 30, 2004                 F-28


Consolidated Statements of Cash Flows, for the year
      ended June 30, 2004 and for the period from
      inception on August 6, 2002 through June 30, 2003                     F-31


Notes to Consolidated Financial Statements                                  F-33

                           PENGE CORP. AND SUBSIDIARY

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                        September 30,  June 30,
                                                            2004         2004
                                                         ----------   ----------
CURRENT ASSETS:
    Cash                                                 $   24,890   $    2,237
    Accounts receivable, net of allowance for doubtful
      accounts of $171 and $169, respectively                11,251       13,793
    Employee advances                                           400           --
    Inventories                                             903,042      761,802
    Prepaid expenses                                          1,155        2,322
                                                         ----------   ----------
              Total Current Assets                          940,738      780,154
                                                         ----------   ----------

PROPERTY AND EQUIPMENT, net                               1,163,347    1,185,366
                                                         ----------   ----------

OTHER ASSETS:
    Definite-life intangible assets, net                     33,725       36,616
    Deferred loan costs                                      26,334       18,171
    Refundable deposits                                         560          520
                                                         ----------   ----------
              Total Other Assets                             60,619       55,307
                                                         ----------   ----------

                                                         $2,164,704   $2,020,827
                                                         ==========   ==========



                                   [CONTINUED]


                               PENGE CORP. AND SUBSIDIARY

                    UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                      [CONTINUED]

                          LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            September 30,    June 30,
                                                                2004           2004
                                                            ------------   ------------
CURRENT LIABILITIES:
     Current portion of convertible notes payable           $   276,572    $   291,019
     Current portion of notes payable                           525,978        530,003
     Accounts payable                                           156,323        177,440
     Related party advances                                     101,773         10,234
     Accrued payroll and payroll taxes                           37,000         50,134
     Sales taxes payable                                             27             27
     Warranty reserve                                                12             31
     Accrued interest                                            34,943         24,599
                                                            ------------   ------------
               Total Current Liabilities                      1,132,628      1,083,487
                                                            ------------   ------------
LONG-TERM DEBT:
     Convertible notes payable, net of discounts of
       $10,033 and $0, respectively, less current portion       193,700         44,967
     Notes payable, less current portion                        629,006        556,624
                                                            ------------   ------------
               Total Long-Term Debt                             822,706        601,591
                                                            ------------   ------------
               Total Liabilities                              1,955,334      1,685,078
                                                            ------------   ------------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       10,000,000 shares authorized,
       no shares issued and outstanding                              --             --
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       12,952,332 and 12,852,331 shares
       issued and outstanding, respectively                      12,952         12,852
     Additional paid-in capital                               1,261,926      1,110,488
     Retained earnings (deficit)                             (1,015,508)      (737,591)
                                                            ------------   ------------
                                                                259,370        385,749
     Less stock subscription receivable                         (50,000)       (50,000)
                                                            ------------   ------------
               Total Stockholders' Equity                       209,370        335,749
                                                            ------------   ------------

                                                            $ 2,164,704    $ 2,020,827
                                                            ============   ============


             The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                           PENGE CORP. AND SUBSIDIARY

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         For the Three Months
                                                          Ended September 30,
                                                       -------------------------
                                                          2004           2003
                                                       ----------     ----------
REVENUES:
     Farm crop sales                                   $   2,652      $   9,161

COST OF GOODS SOLD                                         1,640          3,247
                                                       ----------     ----------
GROSS PROFIT                                               1,012          5,914
                                                       ----------     ----------

EXPENSES:
     Salaries, wages and related taxes                    89,082        123,167
     Consulting                                           60,000         46,267
     Travel                                               10,742         10,145
     Other general and administrative                     65,180         39,063
                                                       ----------     ----------
               Total Expenses                            225,004        218,642
                                                       ----------     ----------

LOSS FROM OPERATIONS                                    (223,992)      (212,728)
                                                       ----------     ----------

OTHER INCOME (EXPENSE):
     Interest income                                           6             --
     Interest expense                                    (53,931)       (24,937)
                                                       ----------     ----------
               Total Other Income (Expense)              (53,925)       (24,937)
                                                       ----------     ----------

LOSS BEFORE INCOME TAXES                                (277,917)      (237,665)

CURRENT TAX EXPENSE (BENEFIT)                                 --             --

DEFERRED TAX EXPENSE (BENEFIT)                                --         (3,782)
                                                       ----------     ----------

NET LOSS                                               $(277,917)     $(233,883)
                                                       ==========     ==========

LOSS PER COMMON SHARE                                  $    (.02)     $    (.02)
                                                       ==========     ==========



         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                             PENGE CORP. AND SUBSIDIARY

                   UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF

                            COMPREHENSIVE INCOME (LOSS)


                                                             For the Three Months
                                                              Ended September 30,
                                                            -----------------------
                                                               2004         2003
                                                            ----------   ----------

NET LOSS                                                    $(277,917)   $(233,883)

OTHER COMPREHENSIVE INCOME (LOSS):
     Gain (loss) on available-for-sale securities arising
       during the period (net of income taxes (benefit)
       of $0 and $(4), respectively)                               --        1,128
     Plus reclassification adjustment for (gains)
       losses included in net income                               --           --
                                                            ----------   ----------

COMPREHENSIVE INCOME (LOSS)                                 $(277,917)   $(232,755)
                                                            ==========   ==========




           The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.



                                        F-4


                                PENGE CORP. AND SUBSIDIARY

                UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    For the Three Months
                                                                    Ended September 30,
                                                                  -----------------------
                                                                     2004         2003
                                                                  ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                       $(277,917)   $(233,883)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
     Amortization of deferred loan costs                              8,337        7,505
     Amortization of discounts on notes payable                       9,695           --
     Bad debt expense                                                     2          100
     Depreciation and amortization                                   23,910       15,302
     Non-cash expenses                                               60,000       30,000
     Changes in assets and liabilities:
       Decrease in accounts receivable                                2,540        8,800
       (Increase) in employee advances                                 (400)          --
       (Increase) in inventories                                   (141,240)     (45,017)
       Decrease in prepaid expenses                                   1,167       11,749
       Decrease in deferred tax asset                                    --        4,090
       (Increase) in refundable deposits                                (40)          --
       (Decrease) in accounts payable                               (21,117)     (95,438)
       Increase (decrease) in accrued payroll and payroll taxes     (13,134)       2,922
       (Decrease) in warranty reserve                                   (19)        (244)
       Increase in accrued interest                                  10,344        1,342
       (Decrease) in deferred tax liability                              --       (7,872)
                                                                  ----------   ----------
               Net Cash (Used) by Operating Activities             (337,872)    (300,644)
                                                                  ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Payments to purchase available-for-sale securities                    --       (2,457)
   Payments to purchase property and equipment                           --      (40,083)
   Proceeds from sale of property and equipment                       1,000           --
                                                                  ----------   ----------
               Net Cash Provided (Used) by Investing Activities       1,000      (42,540)
                                                                  ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from bank overdraft                                      --       84,178
   Related party advances                                           151,978      144,412
   Payments on related party advances                               (60,439)    (160,656)
   Payments of loan costs                                           (16,500)     (12,178)
   Proceeds from convertible notes payable                          150,000           --
   Payments on convertible notes payable                            (24,447)          --
   Proceeds from notes payable                                       88,462      226,469
   Payments on notes payable                                        (21,067)    (170,541)
   Proceeds from sale of options to purchase common stock            11,538           --
   Proceeds allocated to beneficial conversion feature of
     convertible notes payable                                       50,000           --
   Proceeds from issuance of common stock                            30,000      255,000
   Payment of stock offering costs                                       --      (23,500)
                                                                  ----------   ----------
               Net Cash Provided by Financing Activities            359,525      343,184
                                                                  ----------   ----------
NET INCREASE (DECREASE) IN CASH                                      22,653           --

CASH AT BEGINNING OF PERIOD                                           2,237           --
                                                                  ----------   ----------

CASH AT END OF PERIOD                                             $  24,890    $      --
                                                                  ==========   ==========


                                       [CONTINUED]



                           PENGE CORP. AND SUBSIDIARY

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   [CONTINUED]

                                                          For the Three Months
                                                           Ended September 30,
                                                         -----------------------
                                                            2004         2003
                                                         ----------   ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
     Interest                                            $   25,555   $   16,090
     Income taxes                                        $       --   $       --

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   For the three months ended September 30, 2004:

     The Company amortized $9,695 in discounts on notes payable.

     In July 2004, the Company issued a $200,000 convertible note payable and recorded a discount of $50,000 for the beneficial conversion feature of the convertible note payable.

     In August 2004, the Company granted options to purchase 200,000 shares of common stock for consulting services rendered valued at $60,000.

   For the three months ended September 30, 2003:
     In September 2003, the Company granted options to purchase 100,000 shares of common stock for consulting services rendered valued at $30,000.

     In September 2003, the Company issued 100,000 shares of common stock for a subscription receivable of $30,000.







         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - Penge Corp. ("Parent") was organized under the laws of the State of Nevada on August 6, 2002.

     Major Trees, Inc. ("MT Subsidiary") was organized under the laws of the State of Arizona on December 29, 1993.

     Anglewood Advisors, Inc. ("AA Subsidiary") was organized under the laws of the State of Nevada on January 27, 2003 as a wholly-owned subsidiary of Parent. AA Subsidiary offered business structure consulting. On October 2, 2003, the Company's Board of Directors determined to abandon AA Subsidiary. AA Subsidiary has been dissolved by the State of Nevada. At the time of abandonment, AA Subsidiary had no assets and no liabilities. The financial statements reflect the operations of AA Subsidiary from January 27, 2003 through October 2, 2003. The Company continues to offer business structure consulting through Parent.

     Parent and MT Subsidiary ("the Company") grows trees and other agricultural products. Also, the Company has occasionally provided business consulting services. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     CONDENSED FINANCIAL STATEMENTS - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2004 and 2003 and for the periods then ended have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2004 audited financial statements. The results of operations for the periods ended September 30, 2004 and 2003 are not necessarily indicative of the operating results for the full year.

     CONSOLIDATION - The consolidated financial statements include the accounts of Parent and Parent's wholly-owned MT Subsidiary. The consolidated financial statements also include the accounts of Parent's formerly wholly-owned AA Subsidiary for the period from January 27, 2003 through October 2, 2003. All significant intercompany transactions have been eliminated in consolidation.

     FISCAL YEAR - The Company's fiscal year-end is June 30th.

     AGRICULTURAL PRODUCTION - The Company accounts for their agricultural activities in accordance with Statement of Position 85-3, "Accounting by Agricultural Producers and Agricultural Cooperatives". All direct and indirect costs of growing crops are either accumulated as inventory or expensed as cost of goods sold. Permanent land development costs are capitalized and not depreciated. Limited-life land development costs and the development costs to bring long-life and intermediate-life plants into production are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     CASH AND CASH EQUIVALENTS - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     INVESTMENTS - The Company's investments which are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value with changes in fair value being included in earnings. Investments for which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are recorded at amortized cost. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale. Available-for-sale securities are recorded at fair value with changes in fair value being excluded from earnings and recorded net of tax as a separate component of equity in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The cost of a security is determined using the average cost method.

     ACCOUNTS RECEIVABLE - The Company records accounts receivable at the lower of cost or fair value. The Company recognizes interest income on an account receivable based on the stated interest rate for past-due accounts over the period that the account is past due. The Company accumulates and defers fees and costs associated with establishing a receivable to be amortized over the estimated life of the related receivable. The Company estimates allowances for doubtful accounts based on the aged receivable balances and historical losses. The Company records interest income on delinquent accounts receivable only when payment is received. The Company first applies payments received on delinquent accounts receivable to eliminate the outstanding principal. The Company charges off uncollectible accounts receivable when management estimates no possibility of collecting the related receivable. The Company considers accounts receivable to be past due or delinquent based on contractual terms.

     INVENTORIES - Growing crop inventory is stated at the lower of market or cost using the retail method. Under the retail method, the Company counts and extends their inventory at sales prices. This inventory at sales prices is then multiplied by a cost ratio to determine inventory at cost. The cost ratio is determined by taking the total of the beginning inventory at cost plus all direct and indirect costs of growing crops divided by the total of the ending inventory at sales prices plus sales revenues. Raw material inventory is stated at the lower of market or cost using the first-in first-out (FIFO) method.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost or carryover basis. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company periodically reviews their property and equipment for impairment.

     ACQUISITION COSTS - Costs related to proposed acquisitions are deferred and will be included in the acquisition price upon completion of the related acquisition. In the event an acquisition is unsuccessful, the costs related to the acquisition are written off to expense.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     INTANGIBLE ASSETS - The Company accounts for their intangible assets in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 establishes three classifications for intangible assets including definite-life intangible assets, indefinite-life intangible assets and goodwill and requires different accounting treatment and disclosures for each classification. In accordance with SFAS No. 142, the Company periodically reviews their intangible assets for impairment. No impairment was recorded during the three months ended September 30, 2004 and 2003.

     STOCK OFFERING COSTS - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering. In the event a stock offering is unsuccessful, the costs related to the offering are written off to expense.

     PRODUCT WARRANTY - The Company warrants their agricultural products against damage that may occur prior to delivery to the customer. At September 30, 2004 and June 30, 2004, the Company has established a reserve for future warranty expense of $12 and $31, respectively.

     REVENUE RECOGNITION - The Company's revenue comes primarily from the sale of agricultural products. The Company recognizes revenue from the sale of agricultural products when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonably assured. The Company also generates revenue from business consulting services. The Company recognizes revenue from business consulting services over the term of the underlying consulting agreement.

     STOCK-BASED COMPENSATION - The Company has one stock-based employee compensation plan [SEE NOTE 8]. The Company accounts for their plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. During the three months ended September 30, 2004 and 2003, the Company did not have any stock-based employee compensation.

     INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [SEE NOTE 9].

     LOSS PER SHARE - The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [SEE NOTE 10].

     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     RESTATEMENT - The financial statements have been restated for all periods presented to reflect Parent's amended articles of incorporation which were filed with the State of Nevada in October 2004 [SEE NOTES 8 AND 15].

NOTE 2 - ACQUISITION OF CERTAIN ASSETS OF SAMPRES TREE FARMS, L.L.C.

     On May 26, 2004, Parent acquired certain assets of Sampres Tree Farms, L.L.C. pursuant to an Asset Purchase Agreement signed May 20, 2004. Parent issued 400,000 shares of common stock, issued a $400,000 note payable and paid $150,151 in cash to acquire the assets from Sampres Tree Farms, L.L.C. The Company has accounted for the acquisition as an asset purchase.

     The following shows how the acquisition purchase price was allocated to the assets acquired from Sampres Tree Farms, L.L.C. at May 26, 2004, the date the acquisition closed.
                                                                       May 26,
                                                                         2004
                                                                     -----------
         Inventory                                                   $   133,051
         Property and equipment                                          537,100
                                                                     -----------
                                                                     $   670,151
                                                                     ===========

NOTE 3 - INVENTORIES

     Inventories consist of the following at:

                                                   September 30,     June 30,
                                                       2004            2004
                                                   -------------   -------------
         Raw materials                             $    171,910    $    177,390
         Growing crops                                  731,132         584,412
                                                   -------------   -------------
         Total Inventories                         $    903,042    $    761,802
                                                   =============   =============

     The Company has estimated that no allowance for slow moving or obsolete inventory was necessary at September 30, 2004 and June 30, 2004. The Company's inventories are collateral for certain notes payable [See Notes 6 and 7].

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                   September 30,     June 30,
                                                       2004            2004
                                                   -------------   -------------
         Office furniture and equipment            $     23,402    $     23,402
         Farm equipment                                 348,741         349,741
         Buildings                                      540,234         540,234
         Land                                           367,753         367,753
                                                   -------------   -------------
                                                      1,280,130       1,281,130

         Less accumulated depreciation                 (116,783)        (95,764)
                                                   -------------   -------------
         Net Property and Equipment                $  1,163,347    $  1,185,366
                                                   =============   =============

                                                     Estimated
                                                  Useful Lives of
                                                   Assets (Years)
                                                  ---------------
         Office furniture and equipment               3 - 10
         Farm equipment                               2 - 10
         Buildings                                   20 - 30
         Land                                     Not applicable

     For the three months ended September 30, 2004 and 2003, the Company had depreciation of $3,109 and $581, respectively, which was expensed as general and administrative expense. For the three months ended September 30, 2004 and 2003, the Company had depreciation of $17,910 and $11,831, respectively, which was included in the costs of producing inventory. The Company's property and equipment are collateral for certain notes payable [See Notes 6 and 7].

NOTE 5 - DEFINITE-LIFE INTANGIBLE ASSETS

     Definite-life intangible assets consist of the following at:

                                                   September 30,     June 30,
                                                       2004            2004
                                                   -------------   -------------
         5-year non-compete agreement with
           Steven Sutherland                       $     28,907    $     28,907
         5-year non-compete agreement with
           Roger and Barbara Major                       28,907          28,907
                                                   -------------   -------------
                                                         57,814          57,814

         Less accumulated amortization                  (24,089)        (21,198)
                                                   -------------   -------------
         Net Definite-Life Intangible Assets       $     33,725    $     36,616
                                                   =============   =============

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - DEFINITE-LIFE INTANGIBLE ASSETS [CONTINUED]

     The Company's definite-life intangible assets are being amortized over 5 years with no residual value. Amortization expense for the three months ended September 30, 2004 and 2003 was $2,891 and $2,890, respectively. The Company estimates that their amortization expense will be approximately as follows for the twelve-month periods ended:

                                                  Amortization
               September 30,                        Expense
                  -----------                     ------------
                   2005                           $     11,563
                   2006                                 11,563
                   2007                                 10,599
                   2008                                     --
                   2009                                     --
                                                  ------------
                                                  $     33,725
                                                  ============


NOTE 6 - CONVERTIBLE NOTES PAYABLE

     The Company has sold convertible notes payable totaling $555,000 and recorded discounts totaling $61,000 due to the beneficial conversion feature of the notes. The discounts are being amortized over the term of the respective notes. For the three months ended September 30, 2004 and 2003, respectively, the Company amortized $8,733 and $0 of the discounts on notes payable as interest expense.

     The Company has paid a total of $12,655 in loan fees and costs in order to establish these convertible notes payable. These costs have been deferred and are being amortized over the term of the respective notes. For the three months ended September 30, 2004 and 2003, respectively, the Company amortized $1,478 and $0 of the deferred loan costs as interest expense.

     In June 2004, the Company issued a $10,000 note payable. The note accrued interest at 10%, was due in December 2006 and was convertible with accrued interest into common stock at $.25 per share during the first 6 months, at $.35 per share during the second 6 months and at $.50 per share thereafter. In August 2004, the Company repaid the note and accrued interest.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - CONVERTIBLE NOTES PAYABLE [CONTINUED]

     The Company has the following convertible notes payable at:

                                                                 September 30,     June 30,
                                                                     2004            2004
                                                                 -------------   -------------
$300,000 10% note payable maturing in March 2005, secured by all of the Company's land, convertible with accrued interest into common stock at $.30 per share anytime through March
2005 (At the time of conversion, the creditor can require
the Company to redeem any amount of the shares issued in the conversion at $.345 per share). As required by a covenant in this note, the Company has purchased key man insurance but has
failed to name the creditor as beneficiary.                      $     276,572   $     291,019

$200,000 10% note payable maturing in January 2007, secured
by 50,000 trees which are part of the Company's inventory,
convertible with accrued interest into common stock at $.24
per share during the first 12 months, at $.30 per share
during the second 12 months and at $.35 per share
thereafter, net of discounts of $45,000 and $0, respectively           155,000             --

$10,000 10% unsecured note payable maturing in September
2006, convertible with accrued interest into common stock at
$.25 per share during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per share thereafter,
net of discounts of $1,400 and $1,800, respectively                     8,600           8,200

$10,000 10% unsecured note payable maturing in September
2006, convertible with accrued interest into common stock at
$.25 per share during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per share thereafter,
net of discounts of $1,400 and $1,800, respectively                     8,600           8,200

$25,000 10% unsecured note payable maturing in September
2006, convertible with accrued interest into common stock at
$.25 per share during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per share thereafter,
net of discounts of $3,500 and $4,500, respectively                    21,500          20,500

$10,000 10% unsecured note payable maturing in December
2006, convertible with accrued interest into common stock at
$.25 per share during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per share thereafter,
net of discounts of $0 and $1,933, respectively                            --           8,067
                                                                 -------------   -------------
                                                                      470,272         335,986
         Less current portion                                        (276,572)       (291,019)
                                                                 -------------   -------------
                                                                 $    193,700    $     44,967
                                                                 =============   =============

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CONVERTIBLE NOTES PAYABLE [CONTINUED]

     The convertible notes payable mature as follows for the twelve-month periods ended:

               September 30,                             Principal Due
                  -----------                            -------------
                   2005                                  $     276,572
                   2006                                         45,000
                   2007                                        200,000
                   2008                                             --
                   2009                                             --
                                                         -------------
                                                         $     521,572
                                                         =============

     For the three months ended September 30, 2004 and 2003, respectively, interest expense on the convertible notes payable amounted to $22,489 and $0.

NOTE 7 - NOTES PAYABLE

     The Company has the following notes payable at:
                                                                 September 30,     June 30,
                                                                     2004            2004
                                                                 -------------   -------------
     $600,000 7% note payable maturing in March 2007,
     secured by all of the assets acquired from M7 Farms         $    314,884    $    318,728

     $200,000 7% note payable maturing in March 2007,
     secured by all of the outstanding shares of
     MT Subsidiary                                                    117,899         117,899

     $400,000 note payable maturing in May 2009, accruing
     interest at 7% during the first year, at 8% during the
     second and third years and at 9% during the fourth and
     fifth years, secured by all of the assets acquired
     from Sampres Tree Farms, L.L.C.                                  382,778         400,000

     $250,000 14% note payable maturing in March 2005                 250,000         250,000

     $50,000 12% note payable maturing in August 2006,
     with an additional payment of 3% of the principal
     due on the date of maturity, secured by 7,500 trees
     which are part of the Company's inventory                         50,000              --

     $50,000 10% note payable maturing in August 2006,
     secured by 7,500 trees which are part of the
     Company's inventory, net of discounts of $10,577
     and $0, respectively                                              39,423              --
                                                                 -------------   -------------
                                                                    1,154,984       1,086,627
         Less current portion                                        (525,978)       (530,003)
                                                                 -------------   -------------
                                                                 $    629,006    $    556,624
                                                                 =============   =============

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - NOTES PAYABLE [CONTINUED]

     The notes payable mature as follows for the twelve-month periods ended:

                 September 30,                       Principal Due
                    -----------                      -------------
                     2005                            $     525,978
                     2006                                  289,611
                     2007                                   75,833
                     2008                                    5,486
                     2009                                  268,653
                                                     -------------
                                                     $   1,165,561
                                                     =============

     In November 2003, the Company issued a $50,000 note payable. The note accrued interest at 120% and was due in December 2003. In December 2003, the Company repaid the note.

     In August 2003, the Company issued a $226,469 note payable. The note accrued interest at 18% and was due in March 2004. In March 2004, the Company repaid the note.

     In March 2003, the Company issued a $112,250 note payable. The note accrued interest at 18% and was due in August 2003. In August 2003, the Company repaid the note.

     The Company issued a $50,000 note payable for cash of $38,461 and recorded a discount of $11,539. The discount is being amortized over the term of the note. For the three months ended September 30, 2004 and 2003, respectively, the Company amortized $962 and $0 of the discounts on notes payable as interest expense.

     The Company has paid a total of $66,599 in loan fees and costs in order to establish the notes payable. These costs have been deferred and are being amortized over the term of the respective notes. For the three months ended September 30, 2004 and 2003, respectively, the Company amortized $6,859 and $7,505 of the deferred loan costs as interest expense.

     For the three months ended September 30, 2004 and 2003, respectively, interest expense on the notes payable amounted to $31,442 and $24,937.

NOTE 8 - CAPITAL STOCK AND OPTIONS

     PREFERRED STOCK - In October 2004, Parent amended its articles of incorporation to authorize 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors [SEE NOTE 15]. No shares are issued and outstanding at September 30, 2004 and June 30, 2004.

     COMMON STOCK - In October 2004, Parent amended its articles of incorporation to authorize 50,000,000 shares of common stock with $.001 par value [SEE NOTE 15]. Previously, Parent had authorized 50,000,000 shares of common stock with no par value. The financial statements have been restated for all periods presented to reflect the change in par value.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     From July through September 2004, the Company issued 100,001 shares of their previously authorized but unissued common stock for cash of $30,000, or $.30 per share.

     In June 2004, the Company issued 166,667 shares of their previously authorized but unissued common stock for a subscription receivable of $50,000, or $.30 per share.

     In May 2004, the Company issued 400,000 shares of their previously authorized but unissued common stock as part of an asset acquisition [SEE
     NOTE 2] valued at $120,000, or $.30 per share.

     From August 2003 through June 2004, the Company issued 450,664 shares of their previously authorized but unissued common stock for cash of $135,200, or $.30 per share. Stock offering costs of $27,500 were netted against the proceeds.

     From July through September 2003, the Company issued 220,000 shares of their previously authorized but unissued common stock for cash of $55,000, or $.25 per share.

     In June 2003, the Company issued 420,000 shares of their previously authorized but unissued common stock for a subscription receivable of $105,000, or $.25 per share. The Company received the $105,000 subscription receivable in July 2003.

     SALE OF STOCK OPTIONS - In August 2004, the Company sold options to purchase 50,000 shares of common stock for cash of $11,538. The options are exercisable at $.30 per share for 10 years. At September 30, 2004, none of these options had been exercised, forfeited or cancelled.

     STOCK OPTION PLAN - In October 2002, the Company's Board of Directors approved and adopted the "2002 Stock Incentive Plan" ("the Plan") with a maximum of 8,000,000 shares of common stock reserved for issuance under the Plan. The Plan provides for both the direct award of shares and for the grant of options to purchase shares to employees, officers, directors, agents, consultants, advisors and independent contractors. Awards under the Plan will be granted as determined by the Board of Directors and the Board of Directors shall determine which eligible persons are to receive Incentive Stock Options, Non-Statutory Stock Options or stock issuances. The Board of Directors also sets the number of shares, the exercise price and the exercise terms for grants. Options granted to non-exempt employees are required to have an exercise price of at least 85% of the fair market value of the common stock at the time of grant. Incentive Stock Options must be granted with an exercise price of at least 100% (110% for shareholders who own at least 10% of the Company's outstanding stock) of the fair market value of the common stock at the time of grant. Incentive Stock Options are required to expire within 10 years. There are no vesting requirements, so all awards vest immediately. At September 30, 2004, total awards available to be granted from the Plan amounted to 3,500,000.

     In July 2004, the Company's Board of Directors granted options to purchase 200,000 shares of common stock from the 2002 Stock Incentive Plan to a consultant for services rendered valued at $60,000. The options vested immediately and are exercisable at $.30 per share for 10 years. At September 30, 2004, none of these options had been exercised, forfeited or cancelled.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     In September 2003, the Company's Board of Directors granted options to purchase 100,000 shares of common stock from the 2002 Stock Incentive Plan to a consultant for services rendered valued at $30,000. The options vested immediately and are exercisable at $.30 per share for 10 years. At September 30, 2004, none of these options had been exercised, forfeited or cancelled.

     A summary of the status of the options granted under the Company's 2002 Stock Incentive Plan is presented below.

                                                 For the Three Months Ended September 30,
                                             ---------------------------------------------
                                                    2004                    2003
                                             --------------------    ---------------------
                                                         Weighted              Weighted
                                                         Average               Average
                                                         Exercise              Exercise
                                              Shares       Price      Shares      Price
                                             ---------   ---------   ---------   ---------
       Outstanding at beginning of period    4,300,000   $     .11   4,200,000   $    .10
       Granted                                 200,000         .30     100,000        .30
       Exercised                                    --          --          --          --
       Forfeited                                    --          --          --          --
       Expired                                      --          --          --          --
                                             ---------   ---------   ---------   ---------
       Outstanding at end of period          4,500,000   $     .12   4,300,000   $     .11
                                             ---------   ---------   ---------   ---------
       Weighted average fair value of
         options granted during the period     200,000   $    .30      100,000   $     .30
                                             ---------   ---------   ---------   ---------

     The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model, with the following assumptions used for the grants on August 1, 2004: risk-free interest rate of 4.50%, expected dividend yield of zero, expected lives of 10 years and expected volatility of 558%. The following assumptions were used for options granted on September 1, 2003: risk-free interest rate of 4.45%, expected dividend yield of zero, expected lives of 10 years and expected volatility of 760%.

     A summary of the status of the options outstanding under the Company's 2002 Stock Incentive Plan at September 30, 2004 is presented below:

                                            Options Outstanding                           Options Exercisable
                                     -------------------------------------------          -------------------------
            Range of                       Weighted-Average    Weighted-Average                   Weighted-Average
            Exercise          Number           Remaining           Exercise           Number          Exercise
             Prices         Outstanding    Contractual Life          Price          Exercisable         Price
             ------         -----------    ----------------          -----          -----------         -----
           $       .10        2,200,000       8.1 years        $           .10       2,200,000    $           .10
                   .11        2,000,000       3.1 years                    .11       2,000,000                .11
                   .30          300,000       9.5 years                    .30         300,000                .30
           -----------      -----------    ----------------    ---------------      ----------    ---------------
           $ .10 - .30        4,500,000       6.0 years        $           .12       4,500,000    $           .12
           -----------      -----------    ----------------    ---------------      ----------    ---------------

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At September 30, 2004 and June 30, 2004, the Company has available unused net operating loss carryforwards of approximately $746,000 and $540,000, respectively, which may be applied against future taxable income and which expire in various years through 2025. Also, the Company has unused capital loss carryovers at September 30, 2004 and June 30, 2004 of approximately $23,000 which expire in various years through 2009.

     At September 30, 2004 and June 30, 2004, respectively, the total of all deferred tax assets is approximately $157,000 and $118,000 and the total of all deferred tax liabilities is $49,000, and $50,000. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance of approximately $108,000 and $68,000 at September 30, 2004 and June 30, 2004, respectively. The change in the valuation allowance for the three months ended September 30, 2004 is approximately $40,000.

     The temporary differences, tax credits and carryforwards gave rise to the following deferred tax asset (liability) at:

                                                   September 30,     June 30,
                                                       2004            2004
                                                   -------------   -------------
         Net operating loss carryover              $    146,687    $    106,282
         Capital loss carryover                           4,557           4,557
         Excess of book over tax basis of fixed
           assets                                       (48,133)        (48,860)
         Warranty reserve                                     2               6
         Reserve for bad debts                               34              33
         Accrued compensation                             5,409           5,950
                                                   -------------   -------------
         Total deferred tax asset                  $    108,556    $     67,968
                                                   =============   =============

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - INCOME TAXES [CONTINUED]

     The components of income tax expense from continuing operations consisted of the following for:

                                                        For the Three Months
                                                        Ended September 30,
                                                   -----------------------------
                                                       2004             2003
                                                   -------------   -------------
         Current income tax expense:
             Federal                               $         --    $         --
             State                                           --              --
                                                   -------------   -------------
         Current tax expense                       $         --    $         --
                                                   =============   =============

         Deferred tax expense (benefit) arising from:
             Excess of tax over financial
               accounting depreciation             $       (726)   $       (967)
             Warranty reserve                                 4              48
             Accrued compensation                           541           2,852
             Net operating loss carryover               (40,405)        (42,547)
             Valuation allowance                         40,586          36,832
                                                   -------------   -------------
         Net deferred tax expense                  $         --    $     (3,782)
                                                   =============   =============

     Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

     The reconciliation of income tax expense from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective rate is as follows for:

                                                      For the Three Months
                                                       Ended September 30,
                                                   -----------------------------
                                                       2004             2003
                                                   -------------   -------------
         Computed tax at the expected
           federal statutory rate                         15.00%          15.00%
         State income taxes, net of federal benefit        4.67            4.67
         Compensation due to options                      (4.25)          (2.48)
         Other                                             (.82)           (.10)
         Valuation allowance                             (14.60)         (15.50)
                                                   -------------   -------------
         Effective income tax rates                        0.00%           1.59%
                                                   =============   =============

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:


                                                       For the Three Months
                                                        Ended September 30,
                                                   -----------------------------
                                                       2004             2003
                                                   -------------   -------------
         Loss from operations available to
         common shareholders (numerator)           $   (277,917)   $   (233,883)
                                                   -------------   -------------
         Weighted average number of common
         shares outstanding used in loss per
         share for the period (denominator)          12,922,984      11,839,203
                                                   -------------   -------------

     At September 30, 2004, the Company had outstanding options to purchase 4,550,000 shares and notes payable convertible into 1,914,048 shares which were not used in the computation of loss per share because their effect would be anti-dilutive. At September 30, 2003, the Company had outstanding options to purchase 4,300,000 shares which were not used in the computation of loss per share because their effect would be anti-dilutive. Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 11 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock or through possible business combinations. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 12 - RELATED PARTY TRANSACTIONS

     ACCOUNTS PAYABLE - At June 30, 2003, the Company had accrued consulting fees of $14,500 payable to a relative of an officer/shareholder of the Company for consulting services rendered during the year ended June 30, 2003. In July 2003, the Company paid the accrued fees.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - RELATED PARTY TRANSACTIONS [CONTINUED]

     RELATED PARTY ADVANCES - During the three months ended September 30, 2004, officers/shareholders of the Company and their relatives have made advances to the Company and the Company has repaid the advances as funds have been available. During the three months ended September 30, 2004, officers/shareholders of the Company and their relatives made advances totaling $151,978 and the Company repaid advances totaling $60,439. Since the Company owed $10,234 from prior-year advances, the balance owed to the officers/shareholders of the Company and their relatives at September 30, 2004 is $101,773.

     OPTIONS - In September 2003, the Company granted options to purchase 100,000 shares of common stock to a relative of an officer/shareholder of the Company for consulting services [SEE NOTE 8].

     SALES - During the three months ended September 30, 2004 and 2003, respectively, the Company had sales of $0 and $0 to an entity controlled by a relative of an officer/shareholder of the Company.

     CONSULTING SERVICES - During the three months ended September 30, 2004 and 2003, respectively, the Company paid a relative of an officer/shareholder of the Company $0 and $4,500 for consulting services.

     MANAGEMENT COMPENSATION - For the three months ended September 30, 2004 and 2003, respectively, the Company expensed $30,000 and $38,000 as salary to the Company's Chief Executive Officer. At September 30, 2004 and June 30, 2004, respectively, the Company owed $21,000 and $22,000 to the Chief Executive Officer for accrued salary.

     For the three months ended September 30, 2004 and 2003, respectively, the Company expensed $30,000 and $0 as salary to the Company's former Chief Financial Officer. At September 30, 2004 and June 30, 2004, respectively, the Company owed $15,000 and $8,500 to the former Chief Financial Officer for accrued salary.

     EMPLOYEES - For the three months ended September 30, 2004 and 2003, respectively, the Company expensed $12,000 and $3,500 as salary to an employee of the Company who is the spouse of an officer/shareholder of the Company. At September 30, 2004 and June 30, 2004, respectively, the Company owed $0 and $6,000 to this employee for accrued salary.

     For the three months ended September 30, 2004 and 2003, respectively, the Company expensed $18,000 and $24,250 as salary to an employee of the Company who is a relative of an officer/shareholder of the Company. At September 30, 2004 and June 30, 2004, respectively, the Company owed $0 and $0 to this employee for accrued salary.

                           PENGE CORP. AND SUBSIDIARY

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - CONCENTRATIONS

     ACCOUNTS RECEIVABLE - A significant percent of the Company's accounts receivable at September 30, 2004 was owed by only three customers. The following table lists the percent of the receivables owed by those customers that accounted for 10% or more of the total accounts receivable at September 30, 2004:

                Customer A                                33%
                Customer B                                19%
                Customer C                                10%

     REVENUES - During the three months ended September 30, 2004, a significant percent of the Company's total sales were made to only two customers. The following table lists the percent of the sales made to those customers that accounted for 10% or more of the total revenues for the three months ended September 30, 2004:

                Customer A                                47%
                Customer B                                28%

NOTE 14 - COMMITMENTS AND CONTINGENCIES

     REDEMPTION OF COMMON STOCK - The Company has a convertible note payable which is convertible into common stock at $.30 per share. At the time of conversion, the creditor can require the Company to redeem any amount of the shares issued in the conversion at $.345 per share. At September 30, 2004, the Company owed $276,572 in principal and $2,247 in accrued interest on the note. If the note had been converted into stock on September 30, 2004, then the Company would have issued 929,486 shares of common stock which would have been redeemable at the creditor's option for $320,673.

NOTE 15 - SUBSEQUENT EVENTS

     AMENDED ARTICLES OF INCORPORATION - In October 2004, Parent filed amended articles of incorporation with the State of Nevada. The amended articles of incorporation authorized 10,000,000 shares of preferred stock with $.001 par value and changed the common stock par value from no par value to $.001 [SEE NOTE 8]. The financial statements have been restated for all periods presented to reflect the amended articles of incorporation.

     RELATED PARTY NOTES PAYABLE - In October 2004, the Company issued two notes payable - one to the Company's Manager of Mergers and Acquisitions and one to a director/shareholder of the Company. Each note is due on demand and each provides for the Company to borrow up to $200,000 at 8% per annum.

     NOTE PAYABLE - In November 2004, the Company issued a $25,000 note payable. The note accrues interest at 12% per annum and is due in December 2004.

     SECURED NOTES PAYABLE - In November 2004, the Company issued a $25,000 note payable. The note is secured by 10,000 trees which are part of the Company's inventory. The note accrues interest at 12% per annum and is due in December 2004.

     In November 2004, the Company issued a $35,000 note payable. The note is secured by 10,000 trees which are part of the Company's inventory. The note accrues interest at 12% per annum and is due in December 2004.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
PENGE CORP. AND SUBSIDIARY
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Penge Corp. and Subsidiary as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 2004 and for the period from inception on August 6, 2002 through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Penge Corp. and Subsidiary as of June 30, 2004 and 2003 and the consolidated results of their operations and their cash flows for the year ended June 30, 2004 and for the period from inception on August 6, 2002 through June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah July 9, 2004, except for Note 18, as to which the date is October 21, 2004


                            PENGE CORP. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                      ASSETS

                                                                  June 30,
                                                          -----------------------
                                                             2004         2003
                                                          ----------   ----------
CURRENT ASSETS:
     Cash                                                 $    2,237   $       --
     Available-for-sale securities                                --        9,964
     Accounts receivable, net of allowance for doubtful
       accounts of $169 and $169, respectively                13,793       16,957
     Inventories                                             761,802      337,170
     Prepaid expenses                                          2,322       14,244
     Deferred tax asset                                           --        4,086
                                                          ----------   ----------
               Total Current Assets                          780,154      382,421
                                                          ----------   ----------

PROPERTY AND EQUIPMENT, net                                1,185,366      657,992
                                                          ----------   ----------

OTHER ASSETS:
     Definite-life intangible assets, net                     36,616       48,178
     Deferred loan costs                                      18,171        4,025
     Refundable deposits                                         520           --
                                                          ----------   ----------
               Total Other Assets                             55,307       52,203
                                                          ----------   ----------

                                                          $2,020,827   $1,092,616
                                                          ==========   ==========



                                   [CONTINUED]


                                      F-24


                                PENGE CORP. AND SUBSIDIARY

                                CONSOLIDATED BALANCE SHEETS

                                        [CONTINUED]

                           LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                        June 30,
                                                               ---------------------------
                                                                   2004           2003
                                                               ------------   ------------
CURRENT LIABILITIES:
     Bank overdraft                                            $        --    $     1,894
     Current portion of convertible notes payable                  291,019             --
     Current portion of notes payable                              530,003        238,735
     Accounts payable                                              177,440        121,332
     Related party advances                                         10,234         16,244
     Accrued payroll and payroll taxes                              50,134          1,298
     Sales taxes payable                                                27             --
     Warranty reserve                                                   31            300
     Accrued interest                                               24,599         10,923
                                                               ------------   ------------
               Total Current Liabilities                         1,083,487        390,726
                                                               ------------   ------------
LONG-TERM DEBT:
     Convertible notes payable, net of discounts of
       $10,033 and $0, respectively, less current portion           44,967             --
     Notes payable, less current portion                           556,624        436,628
     Deferred tax liability                                             --          7,872
                                                               ------------   ------------
               Total Long-Term Debt                                601,591        444,500
                                                               ------------   ------------
               Total Liabilities                                 1,685,078        835,226
                                                               ------------   ------------
STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value, 10,000,000 shares
       authorized, no shares issued and outstanding                     --             --
     Common stock, $.001 par value, 50,000,000 shares
       authorized, 12,852,331 and 11,615,000 shares
       issued and outstanding, respectively                         12,852         11,615
     Additional paid-in capital                                  1,110,488        738,025
     Unrealized gain (loss) on available-for-sale securities            --         (4,664)
     Retained earnings (deficit)                                  (737,591)      (337,586)
                                                               ------------   ------------
                                                                   385,749        407,390
     Less stock subscription receivable                            (50,000)      (150,000)
                                                               ------------   ------------
               Total Stockholders' Equity                          335,749        257,390
                                                               ------------   ------------
                                                               $ 2,020,827    $ 1,092,616
                                                               ============   ============


                   The accompanying notes are an integral part of these
                            consolidated financial statements.


                                           F-25


                             PENGE CORP. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      >From Inception
                                                        For the        on August 6,
                                                       Year Ended      2002 Through
                                                     June 30, 2004    June 30, 2003
                                                     --------------   --------------
REVENUES:
     Farm crop sales                                 $     777,559    $     659,721
     Consulting revenues                                    29,418           10,000
                                                     --------------   --------------
               Total Revenues                              806,977          669,721

COST OF GOODS SOLD                                         428,004          402,980
                                                     --------------   --------------
GROSS PROFIT                                               378,973          266,741
                                                     --------------   --------------

EXPENSES:
     Salaries, wages and related taxes                     387,077          148,866
     Consulting                                             63,287          235,146
     Travel                                                 38,050           21,203
     Loss on unsuccessful acquisitions                      10,000            5,000
     Other general and administrative                      155,873          169,146
                                                     --------------   --------------
               Total Expenses                              654,287          579,361
                                                     --------------   --------------

LOSS FROM OPERATIONS                                      (275,314)        (312,620)
                                                     --------------   --------------

OTHER INCOME (EXPENSE):
     Interest expense                                     (116,163)         (68,057)
     Loss on sale of available-for-sale securities         (13,456)          (8,997)
                                                     --------------   --------------
               Total Other Income (Expense)               (129,619)         (77,054)
                                                     --------------   --------------

LOSS BEFORE INCOME TAXES                                  (404,933)        (389,674)

CURRENT TAX EXPENSE (BENEFIT)                                   --               --

DEFERRED TAX EXPENSE (BENEFIT)                              (4,928)         (52,088)
                                                     --------------   --------------
NET LOSS                                             $    (400,005)   $    (337,586)
                                                     ==============   ==============
LOSS PER COMMON SHARE                                $        (.03)   $        (.04)
                                                     ==============   ==============



                The accompanying notes are an integral part of these
                         consolidated financial statements.


                                        F-26


                               PENGE CORP. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)


                                                                          From Inception
                                                              For the      on August 6,
                                                             Year Ended    2002 Through
                                                           June 30, 2004   June 30, 2003
                                                            ------------   ------------
NET LOSS                                                    $  (400,005)   $  (337,586)

OTHER COMPREHENSIVE INCOME (LOSS):
     Gain (loss) on available-for-sale securities arising
       during the period (net of income taxes (benefit)
       of $1,142 and $(1,142), respectively)                     (8,792)       (13,661)
     Plus reclassification adjustment for (gains)
       losses included in net income                             13,456          8,997
                                                            ------------   ------------

COMPREHENSIVE INCOME (LOSS)                                 $  (395,341)   $  (342,250)
                                                            ============   ============








                  The accompanying notes are an integral part of these
                          consolidated financial statements.



                                         F-27


                                                     PENGE CORP. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                            FROM THE DATE OF INCEPTION ON AUGUST 6, 2002

                                                        THROUGH JUNE 30, 2004

                                                                                                 Unrealized
                                                                                                    Gain
                                                                                                  (Loss) on
                                          Preferred Stock          Common Stock       Additional  Available-   Retained     Sub-
                                       ---------------------   ---------------------    Paid-in    for-sale    Earnings   scription
                                        Shares      Amount      Shares      Amount      Capital   Securities   (Deficit)  Receivable
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
BALANCE, August 6, 2002                       --   $      --          --   $      --   $      --   $      --   $      --   $     --

Issuance of 7,340,000 shares
  of common stock for cash of
  $294, or $.00004 per share,
  August 2002                                 --          --   7,340,000       7,340      (7,046)         --          --         --

Issuance of 1,570,000 shares of
  common stock for cash of
  $157,000, or $.10 per share,
  September and October 2002                  --          --   1,570,000       1,570     155,430          --          --         --

Issuance of 150,000 shares of
  common stock for services valued
  at $15,000, or $.10 per share,
  September 2002                              --          --     150,000         150      14,850          --          --         --

Issuance of 450,000 shares of
  common stock for subscription
  receivable of $45,000, or $.10 per
  share, October 2002                         --          --     450,000         450      44,550          --          --    (45,000)

Issuance of 125,000 shares of
  common stock for available-for-
  sale securities valued at $12,500,
  or $.10 per share, October 2002             --          --     125,000         125      12,375          --          --         --

Grant of options to purchase
  1,200,000 shares of common stock
  for consulting services rendered
  valued at $120,000, November 2002           --          --          --          --     120,000          --          --         --

Issuance of 20,000 shares of
  common stock for services valued
  at $4,000, or $.20 per share,
  January 2003                                --          --      20,000          20       3,980          --          --         --

Issuance of 800,000 shares of
  common stock to pay debt of
  $160,000, or $.20 per share,
  January 2003                                --          --     800,000         800     159,200          --          --         --

Issuance of 200,000 shares of
  common stock to pay rent of
  $40,000, or $.20 per share,
  January 2003                                --          --     200,000         200      39,800          --          --         --




                                                             [CONTINUED]



                                                                F-28



                                                     PENGE CORP. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                            FROM THE DATE OF INCEPTION ON AUGUST 6, 2002

                                                        THROUGH JUNE 30, 2004

                                                             [CONTINUED]

                                                                                                 Unrealized
                                                                                                    Gain
                                                                                                  (Loss) on
                                          Preferred Stock          Common Stock       Additional  Available-   Retained     Sub-
                                       ---------------------   ---------------------    Paid-in    for-sale    Earnings   scription
                                        Shares      Amount      Shares      Amount      Capital   Securities   (Deficit)  Receivable
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Issuance of 500,000 shares of
  common stock for cash of $100,000,
  or $.20 per share, less offering
  costs of $7,000, March through
  June 2003                                   --          --     500,000         500      92,500          --          --         --

Issuance of 40,000 shares of
  common stock for cash of
  $10,000, or $.25 per share,
  June 2003                                   --          --      40,000          40       9,960          --          --         --

Issuance of 420,000 shares of
  common stock for subscription
  receivable of $105,000, or $.25
  per share, June 2003                        --          --     420,000         420     104,580          --          --   (105,000)

Purchase of property and equipment
  for $15,130 from an
  officer/shareholder of the
  Company with a carryover basis
  of zero, accounted for as a capital
  distribution, net of income taxes
  (benefit) of $(2,976), June 2003            --          --          --          --     (12,154)         --          --         --

Gain (loss) on available-for-sale
  securities arising during the period        --          --          --          --          --     (13,661)         --         --

Net loss for the period ended
  June 30, 2003                               --          --          --          --          --       8,997    (337,586)        --
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
BALANCE, June 30, 2003                        --          --  11,615,000      11,615     738,025      (4,664)   (337,586)  (150,000)

Issuance of 220,000 shares of
  common stock for cash of
  $55,000, or $.25 per share, July
  through September 2003                      --          --     220,000         220      54,780          --          --         --

Collected stock subscription
  receivable, July 2003                       --          --          --          --          --          --          --    150,000

Issuance of 450,664 shares of common
  stock for cash of $135,200, or $.30
  per share, less offering costs of
  $27,500, August 2003 through
  June 2004                                   --          --     450,664         451     107,249          --          --         --


                                                             [CONTINUED]

                                                                F-29



                                                     PENGE CORP. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                            FROM THE DATE OF INCEPTION ON AUGUST 6, 2002

                                                        THROUGH JUNE 30, 2004

                                                             [CONTINUED]

                                                                                                 Unrealized
                                                                                                    Gain
                                                                                                  (Loss) on
                                          Preferred Stock          Common Stock       Additional  Available-   Retained     Sub-
                                       ---------------------   ---------------------    Paid-in    for-sale    Earnings   scription
                                        Shares      Amount      Shares      Amount      Capital   Securities   (Deficit)  Receivable
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Grant of options to purchase
  100,000 shares of common stock
  for consulting services rendered
  valued at $30,000, September 2003           --          --          --          --      30,000          --          --         --

Convertible note payable proceeds
  of $9,000 allocated to beneficial
  conversion feature, March 2004              --          --          --          --       9,000          --          --         --

Issuance of 400,000 shares of
  common stock as part of an asset
  acquisition valued at $120,000,
  or $.30 per share, May 2004                 --          --     400,000         400     119,600          --          --         --

Issuance of 166,667 shares of
  common stock for subscription
  receivable of $50,000, or $.30
  per share, June 2004                        --          --     166,667         166      49,834          --          --    (50,000)

Convertible note payable proceeds
  of $2,000 allocated to beneficial
  conversion feature, June 2004               --          --          --          --       2,000          --          --         --

Gain (loss) on available-for-sale
  securities arising during the
  period                                      --          --          --          --          --      (8,792)         --         --

Net loss for the year ended
  June 30, 2004                               --          --          --          --          --      13,456    (400,005)        --
                                       ---------   ---------  ----------   ---------  ----------   ---------  -----------  ---------
BALANCE, June 30, 2004                        --   $      --  12,852,331   $  12,852  $1,110,488   $      --  $ (737,591)  $(50,000)
                                       =========   =========  ==========   =========  ==========   =========  ===========  =========





                                         The accompanying notes are an integral part of this
                                                 consolidated financial statement.



                                                                F-30




                                 PENGE CORP. AND SUBSIDIARY

                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             From Inception
                                                                 For the      on August 6,
                                                               Year Ended     2002 Through
                                                              June 30, 2004   June 30, 2003
                                                              -------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                   $   (400,005)   $   (337,586)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
     Amortization of deferred loan costs                            25,288          19,295
     Amortization of discounts on convertible notes payable            967              --
     Bad debt expense                                                  100           6,636
     Depreciation and amortization                                  70,209          46,753
     Loss on sale of available-for-sale securities                  13,456           8,997
     Non-cash expenses                                              30,000         179,000
     Changes in assets and liabilities:
       (Increase) in accounts receivable                           (26,354)        (23,593)
       (Increase) in inventories                                  (291,581)        (95,364)
       Decrease in prepaid expenses                                 11,922          35,756
       Decrease in deferred tax asset                                2,944              32
       (Increase) in refundable deposits                              (520)             --
       Increase in accounts payable                                 56,108         121,332
       Increase in accrued payroll and payroll taxes                48,836           1,298
       Increase in sales taxes payable                                  27              --
       Increase (decrease) in warranty reserve                        (269)            300
       Increase in accrued interest                                 13,676          10,923
       (Decrease) in deferred tax liability                         (7,872)        (52,120)
                                                              -------------   -------------
               Net Cash (Used) by Operating Activities            (453,068)        (78,341)
                                                              -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Payments to purchase available-for-sale securities               (2,456)        (73,303)
   Proceeds from sale of available-for-sale securities              34,188          61,036
   Payments to purchase property and equipment                     (48,921)        (27,308)
   Acquisitions, net of cash acquired                             (150,151)       (157,429)
                                                              -------------   -------------
               Net Cash (Used) by Investing Activities            (167,340)       (197,004)
                                                              -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from (payments on) bank overdraft                   (1,894)          1,894
   Related party advances                                          240,799          99,176
   Payments on related party advances                             (246,809)        (82,932)
   Payments of loan costs                                          (39,434)        (23,320)
   Proceeds from convertible notes payable                         344,000              --
   Payments on convertible notes payable                            (8,981)             --
   Proceeds from notes payable                                     526,468         224,520
   Payments on notes payable                                      (515,204)       (189,157)
   Purchase of property and equipment accounted for as
     a capital distribution                                             --         (15,130)
   Proceeds allocated to beneficial conversion feature of
     convertible notes payable                                      11,000              --
   Proceeds from issuance of common stock                          340,200         267,294
   Payment of stock offering costs                                 (27,500)         (7,000)
                                                              -------------   -------------
               Net Cash Provided by Financing Activities           622,645         275,345
                                                              -------------   -------------

NET INCREASE (DECREASE) IN CASH                                      2,237              --

CASH AT BEGINNING OF PERIOD                                             --              --
                                                              -------------   -------------
CASH AT END OF PERIOD                                         $      2,237    $         --
                                                              =============   =============



                                        [CONTINUED]


                                           F-31

                           PENGE CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   [CONTINUED]
                                                                  From Inception
                                                     For the       on August 6,
                                                    Year Ended     2002 Through
                                                   June 30, 2004   June 30, 2003
                                                   -------------   -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
     Interest                                      $      76,232   $      37,839
     Income taxes                                  $          --   $          --

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   For the year ended June 30, 2004:
     In September 2003, the Company granted options to purchase 100,000 shares of common stock for consulting services rendered valued at $30,000.

     In March 2004, the Company issued $45,000 of convertible notes payable and recorded a discount of $9,000 for the beneficial conversion feature of the convertible notes payable. Through June 30, 2004, the Company has amortized $900 of the discounts on these convertible notes payable.

     In April 2004, the Company received marketable securities as collection of accounts receivable totaling $29,418.

     In May 2004, the Company issued 400,000 shares of common stock valued at $120,000, issued a $400,000 note payable and paid $150,151 in cash to acquire certain assets from Sampres Tree Farms L.L.C. Through the acquisition, the Company acquired inventory of $133,051, property and equipment of $457,691 and goodwill of $79,409.

     In June 2004, the Company issued 166,667 shares of common stock for a subscription receivable of $50,000.

     In June 2004, the Company issued a $10,000 convertible note payable and recorded a discount of $2,000 for the beneficial conversion feature of the convertible note payable. Through June 30, 2004, the Company has amortized $67 of the discount on this convertible note payable.

     For the period from inception on August 6, 2002 through June 30, 2003:
     In September 2002, the Company issued $800,000 of notes payable and paid $157,429 in cash to acquire Major Trees, Inc. and certain assets from M7 Farms. Through the acquisition, the Company assumed a deferred tax liability of $59,992 and the Company acquired inventory of $241,806, prepaid expense of $50,000, property and equipment of $667,801 and definite-life intangible assets of $57,814.

     In September 2002, the Company issued 150,000 shares of common stock for consulting services rendered valued at $15,000.

     In October 2002, the Company issued 450,000 shares of common stock for a subscription receivable of $45,000. The Company collected all of this subscription receivable in July 2003.

     In October 2002, the Company issued 125,000 shares of common stock for available-for-sale securities valued at $12,500.

     In November 2002, the Company granted options to purchase 1,200,000 shares of common stock for consulting services rendered valued at $120,000.

     In January 2003, the Company issued 20,000 shares of common stock for consulting services rendered valued at $4,000.

     In January 2003, the Company issued 800,000 shares of common stock to pay debt of $160,000.

     In January 2003, the Company issued 200,000 shares of common stock to pay rent of $40,000.

     In June 2003, the Company issued 420,000 shares of common stock for a subscription receivable of $105,000. The Company collected all of this subscription receivable in July 2003.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - Penge Corp. ("Parent") was organized under the laws of the State of Nevada on August 6, 2002.

     Major Trees, Inc. ("MT Subsidiary") was organized under the laws of the State of Arizona on December 29, 1993. On September 27, 2002, Parent acquired MT Subsidiary and certain assets of M7 Farms pursuant to a Purchase Agreement signed August 14, 2002. Parent issued $800,000 of notes payable and paid $157,429 in cash to acquire certain assets from M7 Farms and 100% of the outstanding shares of MT Subsidiary's common stock wherein MT Subsidiary became a wholly-owned subsidiary of Parent [SEE NOTE 2]. The acquisition of MT Subsidiary has been accounted for as a purchase of MT Subsidiary. The financial statements reflect the operations of MT Subsidiary from September 27, 2002.

     Anglewood Advisors, Inc. ("AA Subsidiary") was organized under the laws of the State of Nevada on January 27, 2003 as a wholly-owned subsidiary of Parent. AA Subsidiary offered business structure consulting. On October 2, 2003, the Company's Board of Directors determined to abandon AA Subsidiary. AA Subsidiary has been dissolved by the State of Nevada. At the time of abandonment, AA Subsidiary had no assets and no liabilities. The financial statements reflect the operations of AA Subsidiary from January 27, 2003 through October 2, 2003. The Company continues to offer business structure consulting through Parent.

     Parent and MT Subsidiary ("the Company") grow trees and other agricultural products. Also, the Company has occasionally provided business consulting services. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     CONSOLIDATION - The consolidated financial statements include the accounts of Parent and Parent's wholly-owned MT Subsidiary. The consolidated financial statements also include the accounts of Parent's formerly wholly-owned AA Subsidiary for the period from January 27, 2003 through October 2, 2003. All significant intercompany transactions have been eliminated in consolidation.

     FISCAL YEAR - The Company's fiscal year-end is June 30th.

     AGRICULTURAL PRODUCTION - The Company accounts for their agricultural activities in accordance with Statement of Position 85-3, "Accounting by Agricultural Producers and Agricultural Cooperatives". All direct and indirect costs of growing crops are either accumulated as inventory or expensed as cost of goods sold. Permanent land development costs are capitalized and not depreciated. Limited-life land development costs and the development costs to bring long-life and intermediate-life plants into production are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets.

     CASH AND CASH EQUIVALENTS - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     INVESTMENTS - The Company's investments which are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value with changes in fair value being included in earnings. Investments for which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are recorded at amortized cost. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale. Available-for-sale securities are recorded at fair value with changes in fair value being excluded from earnings and recorded net of tax as a separate component of equity in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The cost of a security is determined using the average cost method.

     ACCOUNTS RECEIVABLE - The Company records accounts receivable at the lower of cost or fair value. The Company recognizes interest income on an account receivable based on the stated interest rate for past-due accounts over the period that the account is past due. The Company accumulates and defers fees and costs associated with establishing a receivable to be amortized over the estimated life of the related receivable. The Company estimates allowances for doubtful accounts based on the aged receivable balances and historical losses. The Company records interest income on delinquent accounts receivable only when payment is received. The Company first applies payments received on delinquent accounts receivable to eliminate the outstanding principal. The Company charges off uncollectible accounts receivable when management estimates no possibility of collecting the related receivable. The Company considers accounts receivable to be past due or delinquent based on contractual terms.

     INVENTORIES - Growing crop inventory is stated at the lower of market or cost using the retail method. Under the retail method, the Company counts and extends their inventory at sales prices. This inventory at sales prices is then multiplied by a cost ratio to determine inventory at cost. The cost ratio is determined by taking the total of the beginning inventory at cost plus all direct and indirect costs of growing crops divided by the total of the ending inventory at sales prices plus sales revenues. Raw material inventory is stated at the lower of market or cost using the first-in first-out (FIFO) method.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost or carryover basis. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company periodically reviews their property and equipment for impairment.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]


     INTANGIBLE ASSETS - The Company accounts for their intangible assets in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 establishes three classifications for intangible assets including definite-life intangible assets, indefinite-life intangible assets and goodwill and requires different accounting treatment and disclosures for each classification. In accordance with SFAS No. 142, the Company periodically reviews their intangible assets for impairment. No impairment was recorded during the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003.

     ACQUISITION COSTS - Costs related to proposed acquisitions are deferred and will be included in the acquisition price upon completion of the related acquisition. In the event an acquisition is unsuccessful, the costs related to the acquisition are written off to expense.

     STOCK OFFERING COSTS - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering. In the event a stock offering is unsuccessful, the costs related to the offering are written off to expense.

     PRODUCT WARRANTY - The Company warrants their agricultural products against damage that may occur prior to delivery to the customer. At June 30, 2004 and 2003, the Company has established a reserve for future warranty expense of $31 and $300, respectively.

     REVENUE RECOGNITION - The Company's revenue comes primarily from the sale of agricultural products. The Company recognizes revenue from the sale of agricultural products when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonably assured. The Company also generates revenue from business consulting services. The Company recognizes revenue from business consulting services over the term of the underlying consulting agreement.

     STOCK-BASED COMPENSATION - The Company has one stock-based employee compensation plan [SEE NOTE 10]. The Company accounts for their plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. The following table illustrates the effect on net income and loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", to the Company's stock-based employee compensation.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

                                                                  From Inception
                                                     For the       on August 6,
                                                    Year Ended     2002 Through
                                                   June 30, 2004   June 30, 2003
                                                   -------------   -------------
         Net loss, as reported                     $   (400,005)   $   (337,586)
         Add: Stock-based employee compensation
           expense included in reported net income           --              --
         Deduct: Total stock-based employee
           compensation expense determined under
           fair value based method                           --        (300,000)
                                                   -------------   -------------
         Pro forma net loss                        $   (400,005)   $   (637,586)
                                                   -------------   -------------

         Loss per common share, as reported        $       (.03)   $       (.04)
         Loss per common share, pro forma          $       (.03)   $       (.07)

     INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [SEE NOTE 12].

     LOSS PER SHARE - The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [SEE NOTE 13].

     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     RESTATEMENT - The financial statements have been restated for all periods presented to reflect Parent's amended articles of incorporation which were filed with the State of Nevada in October 2004 [SEE NOTES 10 AND 18].

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - ACQUISITION OF MT SUBSIDIARY AND CERTAIN ASSETS OF M7 FARMS

     On September 27, 2002, Parent acquired MT Subsidiary and certain assets of M7 Farms pursuant to a Purchase Agreement signed August 14, 2002. Parent issued $800,000 of notes payable and paid $157,429 in cash to acquire certain assets from M7 Farms and 100% of the outstanding shares of MT Subsidiary's common stock wherein MT Subsidiary became a wholly-owned subsidiary of Parent. The Company has accounted for the acquisition as a purchase of MT Subsidiary. The financial statements reflect the operations of MT Subsidiary from September 27, 2002.


     The following is the unaudited condensed balance sheet of MT Subsidiary including the assets acquired from M7 Farms at September 27, 2002, the date the acquisition closed.


                                                                   September 27,
                                                                       2002
                                                                   -------------
         Assets:
              Inventory                                            $    241,806
              Prepaid expense                                            50,000
              Property and equipment                                    667,801
              Definite-life intangible assets                            57,814
                                                                   -------------
                                                                   $  1,017,421
                                                                   -------------
         Liabilities and Stockholders' Equity:
              Due to Parent                                        $    957,429
              Deferred tax liability                                     59,992
              Common stock                                                1,000
              Additional paid-in capital                                 (1,000)
                                                                   -------------
                                                                   $  1,017,421
                                                                   -------------
     The acquired definite-life intangible assets, which are two 5-year non-compete agreements with the former owners of MT Subsidiary and the M7 Farms assets [SEE NOTE 7], are being amortized over 5 years with no residual value.

NOTE 3 - ACQUISITION OF CERTAIN ASSETS OF SAMPRES TREE FARMS, L.L.C.

     On May 26, 2004, Parent acquired certain assets of Sampres Tree Farms L.L.C. pursuant to an Asset Purchase Agreement signed May 20, 2004. Parent issued 400,000 shares of common stock, issued a $400,000 note payable and paid $150,151 in cash to acquire the assets from Sampres Tree Farms, L.L.C. The Company has accounted for the acquisition as an asset purchase.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - ACQUISITION OF CERTAIN ASSETS OF SAMPRES TREE FARMS, L.L.C.
[CONTINUED]



     The following shows how the acquisition purchase price was allocated to the assets acquired from Sampres Tree Farms, L.L.C. at May 26, 2004, the date the acquisition closed.

                                                                      May 26,
                                                                       2004
                                                                   -------------
         Inventory                                                 $    133,051
         Property and equipment                                         537,100
                                                                   -------------
                                                                   $    670,151
                                                                   -------------

NOTE 4 - AVAILABLE-FOR-SALE SECURITIES

     The amortized cost, net of unrealized gains and losses, and estimated fair value of available-for-sale securities by major security type are as follows at:

                                                             June 30,
                                                   -----------------------------
                                                       2004            2003
                                                   -------------   -------------
         Publicly-traded corporations:
              Amortized cost                       $         --    $     15,770
              Unrealized gains                               --              --
              Unrealized losses                              --          (5,806)
                                                   -------------   -------------
              Estimated Fair Value                 $         --    $      9,964
                                                   -------------   -------------

NOTE 5 - INVENTORIES

     Inventories consist of the following at:
                                                              June 30,
                                                   -----------------------------
                                                       2004             2003
                                                   -------------   -------------
         Raw materials                             $    177,390    $     57,219
         Growing crops                                  584,412         279,951
                                                   -------------   -------------
         Total Inventories                         $    761,802    $    337,170
                                                   -------------   -------------

     The Company has estimated that no allowance for slow moving or obsolete inventory was necessary at June 30, 2004 and 2003. The Company's inventories are collateral for certain notes payable [SEE NOTE 9].

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                             June 30,
                                                   -----------------------------
                                                       2004             2003
                                                   -------------   -------------
         Office furniture and equipment            $     23,402    $      7,522
         Farm equipment                                 349,741         154,532
         Buildings                                      540,234         311,047
         Land                                           367,753         222,008
                                                   -------------   -------------
                                                      1,281,130         695,109

         Less accumulated depreciation                  (95,764)        (37,117)
                                                   -------------   -------------
         Net Property and Equipment                $  1,185,366    $    657,992
                                                   -------------   -------------

                                                                    Estimated
                                                                 Useful Lives of
                                                                  Assets (Years)
                                                                 ---------------
         Office furniture and equipment                              3 - 10
         Farm equipment                                              2 - 10
         Buildings                                                  20 - 30
         Land                                                    Not applicable

For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, the Company had depreciation of $4,586 and $1,276, respectively, which was expensed as general and administrative expense. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, the Company had depreciation of $54,061 and $35,841, respectively, which was included in the costs of producing inventory. The Company's property and equipment are collateral for certain notes payable [SEE NOTES 8 AND 9].

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - DEFINITE-LIFE INTANGIBLE ASSETS

     Definite-life intangible assets consist of the following at:

                                                              June 30,
                                                   -----------------------------
                                                       2004            2003
                                                   -------------   -------------
         5-year non-compete agreement with
           Steven Sutherland                       $     28,907    $     28,907
         5-year non-compete agreement with
           Roger and Barbara Major                       28,907          28,907
                                                   -------------   -------------
                                                         57,814          57,814
         Less accumulated amortization                  (21,198)         (9,636)
                                                   -------------   -------------
         Net Definite-Life Intangible Assets       $     36,616    $     48,178
                                                   =============   =============

     The Company's definite-life intangible assets are being amortized over 5 years with no residual value. Amortization expense for the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003 was $11,562 and $9,636, respectively. The Company estimates that their amortization expense will be approximately as follows for the twelve-month periods ended:
                                              Amortization
                  June 30,                      Expense
                 -----------                  ------------
                    2005                      $     11,563
                    2006                            11,563
                    2007                            11,563
                    2008                             1,927
                    2009                                --
                                              ------------
                                              $     36,616
                                              ============


NOTE 8- CONVERTIBLE NOTES PAYABLE


     The Company has sold convertible notes payable totaling $355,000 and recorded discounts totaling $11,000 due to the beneficial conversion feature of the notes. The discounts are being amortized over the term of the respective notes. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company amortized $967 and $0 of the discounts on notes payable as interest expense.

     The Company has paid a total of $1,655 in loan fees and costs in order to establish these convertible notes payable. These costs have been deferred and are being amortized over the term of the respective notes. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company amortized $551 and $0 of the deferred loan costs as interest expense.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8- CONVERTIBLE NOTES PAYABLE  [CONTINUED]



     The Company has the following convertible notes payable at:

                                                             June 30,
                                                   -----------------------------
                                                       2004             2003
                                                   -------------   -------------

$300,000 10% note payable maturing in March
2005, secured by all of the Company's land,
convertible with accrued interest into
common stock at $.30 per share anytime
through March 2005 (At the time of
conversion, the creditor can require the
Company to redeem any amount of the shares
issued in the conversion at $.345 per
share). As required by a covenant in this
note, the Company has purchased key man
insurance, but has failed to name the
creditor as beneficiary.                           $    291,019    $         --

$10,000 10% unsecured note payable maturing
in September 2006, convertible with accrued
interest into common stock at $.25 per share
during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per
share thereafter, net of discounts of $1,800
and $0, respectively                                      8,200              --

$10,000 10% unsecured note payable maturing
in September 2006, convertible with accrued
interest into common stock at $.25 per share
during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per
share thereafter, net of discounts of $1,800
and $0, respectively                                      8,200              --

$25,000 10% unsecured note payable maturing
in September 2006, convertible with accrued
interest into common stock at $.25 per share
during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per
share thereafter, net of discounts of $4,500
and $0, respectively                                     20,500              --

$10,000 10% unsecured note payable maturing
in December 2006, convertible with accrued
interest into common stock at $.25 per share
during the first 6 months, at $.35 per share
during the second 6 months and at $.50 per
share thereafter, net of discounts of $1,933
and $0, respectively                                      8,067              --
                                                   -------------   -------------
                                                        335,986              --
         Less current portion                          (291,019)             --
                                                   -------------   -------------
                                                   $     44,967    $         --
                                                   =============   =============

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8- CONVERTIBLE NOTES PAYABLE  [CONTINUED]


     The convertible notes payable mature as follows for the twelve-month periods ended:

                   June 30,                         Principal Due
                 -----------                        -------------
                    2005                            $     291,019
                    2006                                       --
                    2007                                   55,000
                    2008                                       --
                    2009                                       --
                                                    -------------
                                                    $     346,019
                                                    =============

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, interest expense on the convertible notes payable amounted to $10,114 and $0.


NOTE 9 - NOTES PAYABLE

The Company has the following notes payable at:

                                                              June 30,
                                                      --------------------------
                                                         2004           2003
                                                      ------------  ------------

$600,000 7% note payable maturing in March 2007,
secured by all of the assets acquired from M7 Farms   $   318,728   $   410,405

$200,000 7% note payable maturing in March 2007,
secured by all of the outstanding shares of
MT Subsidiary                                             117,899       153,159

$400,000 note payable maturing in May 2009,
accruing interest at 7% during the first year, at 8%
during the second and third years and at 9% during
the fourth and fifth years, secured by all of the
assets acquired from Sampres Tree Farms, L.L.C.           400,000            --

$250,000 14% note payable maturing in March 2005          250,000            --

$112,250 18% note payable repaid in August 2003                --       111,799
                                                      ------------  ------------
                                                        1,086,627       675,363

         Less current portion                            (530,003)     (238,735)
                                                      ------------  ------------
                                                      $   556,624   $   436,628
                                                      ============  ============

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - NOTES PAYABLE [CONTINUED]

     The notes payable mature as follows for the twelve-month periods ended:

                  June 30,                   Principal Due
                  --------                   -------------
                    2005                     $     530,003
                    2006                           188,388
                    2007                            92,552
                    2008                             5,337
                    2009                           270,347
                                             -------------
                                             $   1,086,627
                                             -------------

     In November 2003, the Company issued a $50,000 note payable. The note accrued interest at 120% and was due in December 2003. In December 2003, the Company repaid the note.

     In August 2003, the Company issued a $226,469 note payable. The note accrued interest at 18% and was due in March 2004. In March 2004, the Company repaid the note.

     In September 2002, the Company issued a $112,270 note payable. The note accrued interest at 18% and was due in January 2003. In January 2003, the Company repaid the note.

     The Company has paid a total of $61,099 in loan fees and costs in order to establish the notes payable. These costs have been deferred and are being amortized over the term of the respective notes. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company amortized $24,737 and $19,295 of the deferred loan costs as interest expense.

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, interest expense on the notes payable amounted to $103,301 and $68,057.

NOTE 10 - CAPITAL STOCK AND OPTIONS

     PREFERRED STOCK - In October 2004, Parent amended its articles of incorporation to authorize 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors [SEE NOTE 18]. No shares are issued and outstanding at June 30, 2004 and 2003.

     COMMON STOCK - In October 2004, Parent amended its articles of incorporation to authorize 50,000,000 shares of common stock with $.001 par value [SEE NOTE 18]. Previously, Parent had authorized 50,000,000 shares of common stock with no par value. The financial statements have been restated for all periods presented to reflect the change in par value.

     In June 2004, the Company issued 166,667 shares of their previously authorized but unissued common stock for a subscription receivable of $50,000, or $.30 per share.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     In May 2004, the Company issued 400,000 shares of their previously authorized but unissued common stock as part of an asset acquisition [SEE
     NOTE 3] valued at $120,000, or $.30 per share.

     From August 2003 through June 2004, the Company issued 450,664 shares of their previously authorized but unissued common stock for cash of $135,200, or $.30 per share. Stock offering costs of $27,500 were netted against the proceeds.

     From July through September 2003, the Company issued 220,000 shares of their previously authorized but unissued common stock for cash of $55,000, or $.25 per share.

     In June 2003, the Company issued 420,000 shares of their previously authorized but unissued common stock for a subscription receivable of $105,000, or $.25 per share. The Company received the $105,000 subscription receivable in July 2003.

     In June 2003, the Company issued 40,000 shares of their previously authorized but unissued common stock for cash of $10,000, or $.25 per share.

     From March through June 2003, the Company issued 500,000 shares of their previously authorized but unissued common stock for cash of $100,000, or $.20 per share. Stock offering costs of $7,000 were netted against the proceeds.

     In January 2003, the Company issued 200,000 shares of their previously authorized but unissued common stock to pay rent of $40,000, or $.20 per share.

     In January 2003, the Company issued 800,000 shares of their previously authorized but unissued common stock to pay debt of $160,000, or $.20 per share.

     In January 2003, the Company issued 20,000 shares of their previously authorized but unissued common stock for consulting services rendered valued at $4,000, or $.20 per share.

     In October 2002, the Company issued 125,000 shares of their previously authorized but unissued common stock for available-for-sale securities valued at $12,500, or $.10 per share.

     In October 2002, the Company issued 450,000 shares of their previously authorized but unissued common stock for a subscription receivable of $45,000, or $.10 per share. The Company received the $45,000 subscription receivable in July 2003.

     In September 2002, the Company issued 150,000 shares of their previously authorized but unissued common stock for consulting services rendered valued at $15,000, or $.10 per share.

     In September and October 2002, the Company issued 1,570,000 shares of their previously authorized but unissued common stock (100,000 shares of which were issued to a relative of an officer/shareholder of the Company) for cash of $157,000, or $.10 per share.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     In August 2002, in connection with their organization, the Company issued 7,340,000 shares of their previously authorized but unissued common stock for cash of $294, or $.00004 per share.

     CAPITAL DISTRIBUTION - In June 2003, the Company paid $15,130 to an officer/shareholder of the Company to purchase property and equipment. Since the carryover basis in the property and equipment was zero, the Company recorded a capital distribution of $12,154, net of income taxes (benefit) of $(2,976).

     STOCK OPTION PLAN - In October 2002, the Company's Board of Directors approved and adopted the "2002 Stock Incentive Plan" ("the Plan") with a maximum of 8,000,000 shares of common stock reserved for issuance under the Plan. The Plan provides for both the direct award of shares and for the grant of options to purchase shares to employees, officers, directors, agents, consultants, advisors and independent contractors. Awards under the Plan will be granted as determined by the Board of Directors and the Board of Directors shall determine which eligible persons are to receive Incentive Stock Options, Non-Statutory Stock Options or stock issuances. The Board of Directors also sets the number of shares, the exercise price and the exercise terms for grants. Options granted to non-exempt employees are required to have an exercise price of at least 85% of the fair market value of the common stock at the time of grant. Incentive Stock Options must be granted with an exercise price of at least 100% (110% for shareholders who own at least 10% of the Company's outstanding stock) of the fair market value of the common stock at the time of grant. Incentive Stock Options are required to expire within 10 years. There are no vesting requirements, so all awards vest immediately. At June 30, 2004, total awards available to be granted from the Plan amounted to 3,700,000.

     In September 2003, the Company's Board of Directors granted options to purchase 100,000 shares of common stock from the 2002 Stock Incentive Plan to a consultant for services rendered valued at $30,000. The options vested immediately and are exercisable at $.30 per share for 10 years. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

     In November 2002, the Company's Board of Directors granted options to purchase 2,000,000 shares of common stock from the 2002 Stock Incentive Plan to officers of the Company for services rendered. The options vested immediately and are exercisable at $.11 per share for 5 years. The Company did not record any amount for the options since there was no intrinsic value for the options. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

     In November 2002, the Company's Board of Directors granted options to purchase 1,000,000 shares of common stock from the 2002 Stock Incentive Plan to an employee of the Company for services rendered. The options vested immediately and are exercisable at $.10 per share for 10 years. The Company did not record any amount for the options since there was no intrinsic value for the options. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     In November 2002, the Company's Board of Directors granted options to purchase 1,200,000 shares of common stock from the 2002 Stock Incentive Plan (1,000,000 options of which were granted to a relative of an officer/shareholder of the Company) to consultants for services rendered valued at $120,000. The options vested immediately and are exercisable at $.10 per share for 10 years. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

     A summary of the status of the options granted under the Company's 2002 Stock Incentive Plan is presented below.

                                                                         >From Inception on
                                                For the Year Ended        August 6, 2002
                                                   June 30, 2004       Through June 30, 2003
                                               ---------------------   ---------------------
                                                            Weighted                Weighted
                                                            Average                 Average
                                                            Exercise                Exercise
                                                Shares       Price      Shares       Price
                                               ---------   ---------   ---------   ---------
     Outstanding at beginning of period        4,200,000   $     .10          --   $      --
     Granted                                     100,000         .30   4,200,000         .10
     Exercised                                        --          --          --          --
     Forfeited                                        --          --          --          --
     Expired                                          --          --          --          --
                                               ---------   ---------   ---------   ---------
     Outstanding at end of period              4,300,000   $     .11   4,200,000   $     .10
                                               ---------   ---------   ---------   ---------
     Weighted average fair value of
       options granted during the period         100,000   $     .30   4,200,000   $     .10
                                               ---------   ---------   ---------   ---------

     The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model, with the following assumptions used for the grants on September 1, 2003: risk-free interest rate of 4.45%, expected dividend yield of zero, expected lives of 10 years and expected volatility of 760%. The following assumptions were used for options granted on November 5, 2002: risk-free interest rates of 3.00% and 4.10%, expected dividend yield of zero, expected lives of 5 and 10 years and expected volatility of 1,506%.

     A summary of the status of the options outstanding under the Company's 2002 Stock Incentive Plan at June 30, 2004 is presented below:

                                    Options Outstanding                          Options Exercisable
                     ----------------------------------------------------   -------------------------------
      Range of                      Weighted-Average     Weighted-Average                  Weighted-Average
      Exercise          Number         Remaining            Exercise          Number          Exercise
       Prices        Outstanding    Contractual Life          Price         Exercisable         Price
     -----------     -----------    ----------------     ---------------    -----------    ----------------
     $       .10       2,200,000       8.4 years          $         .10      2,200,000      $         .10
             .11       2,000,000       3.3 years                    .11      2,000,000                .11
             .30         100,000       9.2 years                    .30        100,000                .30
     -----------     -----------    ----------------     ---------------    -----------    ----------------
     $ .10 - .30       4,300,000       6.0 years          $         .11      4,300,000      $         .11
     -----------     -----------    ----------------     ---------------    -----------    ----------------

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - UNSUCCESSFUL ACQUISITIONS

     In May 2004, the Company was negotiating a possible acquisition of another company. However, the negotiations were called off and no acquisition occurred. All expenses associated with the unsuccessful acquisition have been classified as a loss on unsuccessful acquisition.

     In April 2003, the Company was negotiating a possible acquisition of another company. However, the negotiations were called off and no acquisition occurred. All expenses associated with the unsuccessful acquisition have been classified as a loss on unsuccessful acquisition.

NOTE 12 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At June 30, 2004 and 2003, the Company has available unused net operating loss carryforwards of approximately $540,000 and $217,000, respectively, which may be applied against future taxable income and which expire in various years through 2024. Also, the Company has unused capital loss carryovers at June 30, 2004 and 2003 of approximately $23,000 and $9,000, respectively, which expire in various years through 2009.

     At June 30, 2004 and 2003, respectively, the total of all deferred tax assets is approximately $118,000 and $51,000 and the total of all deferred tax liabilities is $50,000, and $55,000. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance of approximately $68,000 and $0 at June 30, 2004 and 2003, respectively. The change in the valuation allowance for the year ended June 30, 2004 and for the period from inception on August 6, 2002 through June 30, 2003 is approximately $68,000 and $0, respectively.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - INCOME TAXES [CONTINUED]

     The temporary differences, tax credits and carryforwards gave rise to the following deferred tax asset (liability) at:

                                                             June 30,
                                                    --------------------------
                                                       2004           2003
                                                    -----------    -----------
     Net operating loss carryover                   $   106,282    $    42,774
     Capital loss carryover                               4,557          1,770
     Excess of book over tax basis of fixed
       assets                                           (48,860)       (52,416)
     Warranty reserve                                         6             59
     Reserve for bad debts                                   33             33
     Unrealized loss on marketable securities                --          1,142
     Accrued compensation                                 5,950          2,852
                                                    -----------    -----------
     Total deferred tax asset                       $    67,968    $    (3,786)
                                                    -----------    -----------

     The components of income tax expense from continuing operations consisted of the following for:

                                                                  From Inception
                                                       For the     on August 6,
                                                     Year Ended    2002 Through
                                                   June 30, 2004  June 30, 2003
                                                   -------------  --------------
     Current income tax expense:
         Federal                                    $        --    $        --
         State                                               --             --
                                                    -----------    -----------
     Current tax expense                            $        --    $        --
                                                    -----------    -----------

     Deferred tax expense (benefit) arising from:
         Excess of tax over financial
           accounting depreciation                  $    (3,556)   $    (4,600)
         Bad debt allowance                                  --            (33)
         Capital loss carryover                          (2,787)        (1,770)
         Warranty reserve                                    53            (59)
         Accrued compensation                            (3,098)        (2,852)
         Net operating loss carryover                   (63,508)       (42,774)
         Valuation allowance                             67,968             --
                                                    -----------    -----------
     Net deferred tax expense                       $    (4,928)   $   (52,088)
                                                    -----------    -----------

     Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - INCOME TAXES [CONTINUED]

     The reconciliation of income tax expense from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective rate is as follows for:

                                                                  From Inception
                                                   For the         on August 6,
                                                  Year Ended       2002 Through
                                                 June 30, 2004    June 30, 2003
                                                 -------------    -------------
     Computed tax at the expected
       federal statutory rate                            15.00%           15.00%
     State income taxes, net of federal benefit           4.67             4.67
     Compensation due to options                         (1.46)           (6.06)
     Other                                                (.20)            (.24)
     Valuation allowance                                (16.79)              --
                                                 -------------    -------------
     Effective income tax rates                           1.22%           13.37%
                                                 -------------    -------------

NOTE 13 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                  From Inception
                                                   For the         on August 6,
                                                  Year Ended       2002 Through
                                                 June 30, 2004    June 30, 2003
                                                 -------------    -------------
     Loss from operations available to
     common shareholders (numerator)             $    (400,005)   $    (337,586)
                                                 -------------    -------------
     Weighted average number of common
     shares outstanding used in loss per
     share for the period (denominator)             12,179,860        9,653,338
                                                 -------------    -------------

     At June 30, 2004, the Company had outstanding options to purchase 4,300,000 shares and notes payable convertible into 1,202,084 shares which were not used in the computation of loss per share because their effect would be anti-dilutive. At June 30, 2003, the Company had outstanding options to purchase 4,200,000 shares which were not used in the computation of loss per share because their effect would be anti-dilutive. Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock or through possible business combinations. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 15 - RELATED PARTY TRANSACTIONS

     ACCOUNTS RECEIVABLE - At June 30, 2004, an entity controlled by a relative of an officer/shareholder of the Company owed $630 in accounts receivable to the Company.

     ASSET ACQUISITION - In June 2003, the Company purchased $15,130 of property and equipment from an officer/shareholder of the Company with a carryover basis of zero. This has been accounted for as a capital distribution [SEE
     NOTE 10].

     ACCOUNTS PAYABLE - At June 30, 2003, the Company had accrued consulting fees of $14,500 payable to a relative of an officer/shareholder of the Company for consulting services rendered during the year ended June 30, 2003. In July 2003, the Company paid the accrued fees.

     RELATED PARTY ADVANCES - During the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, officers/shareholders of the Company and their relatives have made advances to the Company and the Company has repaid the advances as funds have been available. During the year ended June 30, 2004, officers/shareholders of the Company and their relatives made advances totaling $240,799 and the Company repaid advances totaling $246,809. Since the Company owed $16,244 from prior-year advances, the remaining balance owed to the officers/shareholders of the Company and their relatives at June 30, 2004 is $10,234. During the period from inception on August 6, 2002 through June 30, 2003, officers/shareholders of the Company and their relatives made advances totaling $99,176 and the Company repaid advances totaling $82,932, leaving a balance of $16,244 owed to the officers/shareholders of the Company and their relatives at June 30, 2003.

     STOCK ISSUANCE - In October 2002, the Company issued 100,000 shares of their previously authorized but unissued common stock to a relative of an officer/shareholder of the Company for cash of $10,000 [SEE NOTE 10].

     OPTIONS - In September 2003, the Company granted options to purchase 100,000 shares of common stock to a relative of an officer/shareholder of the Company for consulting services [SEE NOTE 10].

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - RELATED PARTY TRANSACTIONS [CONTINUED]

     In November 2002, the Company granted options to purchase 2,000,000 shares of common stock to officers/shareholders of the Company for employee services [SEE NOTE 10].

     In November 2002, the Company granted options to purchase 1,000,000 shares of common stock to a relative of an officer/shareholder of the Company for employee services [SEE NOTE 10].

     In November 2002, the Company granted options to purchase 1,000,000 shares of common stock to a relative of an officer/shareholder of the Company for consulting services [SEE NOTE 10].

     SALES - For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company had sales of $630 and $0 to an entity controlled by a relative of an officer/shareholder of the Company.

     CONSULTING SERVICES - During the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company paid a relative of an officer/shareholder of the Company $24,020 and $25,875 for consulting services.

     MANAGEMENT COMPENSATION - For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $60,000 and $5,500 as salary to the Company's Chief Executive Officer. At June 30, 2004 and 2003, respectively, the Company owed $22,000 and $0 to the Chief Executive Officer for accrued salary.

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $112,250 and $28,500 as salary to the Company's former Chief Financial Officer. At June 30, 2004 and 2003, respectively, the Company owed $8,500 and $0 to the former Chief Financial Officer for accrued salary.

     EMPLOYEES - For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $106,075 and $72,000 as salary to an employee of the Company who is the spouse of an officer/shareholder of the Company. At June 30, 2004 and 2003, respectively, the Company owed $6,000 and $0 to this employee for accrued salary.

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $77,000 and $29,500 as salary to an employee of the Company who is a relative of an officer/shareholder of the Company. At June 30, 2004 and 2003, respectively, the Company owed $0 and $0 to this employee for accrued salary.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - CONCENTRATIONS

     ACCOUNTS RECEIVABLE - A significant percent of the Company's accounts receivable at June 30, 2004 was owed by only four customers. The following table lists the percent of the receivables owed by those customers that accounted for 10% or more of the total accounts receivable at June 30, 2004:

                   Customer A              29%
                   Customer B              16%
                   Customer C              11%
                   Customer D              11%

     REVENUES - During the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company had a significant customer which accounted for 77% and 69% of the Company's total sales. The loss of this significant customer could adversely affect the Company's business and financial condition.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

     REDEMPTION OF COMMON STOCK - The Company has a convertible note payable which is convertible into common stock at $.30 per share. At the time of conversion, the creditor can require the Company to redeem any amount of the shares issued in the conversion at $.345 per share. At June 30, 2004, the Company owed $291,019 in principal and $2,233 in accrued interest on the note. If the note had been converted into stock on June 30, 2004, then the Company would have issued 977,506 shares of common stock which would have been redeemable at the creditor's option for $337,240.

NOTE 18 - SUBSEQUENT EVENTS

     AMENDED ARTICLES OF INCORPORATION - In October 2004, Parent filed amended articles of incorporation with the State of Nevada. The amended articles of incorporation authorized 10,000,000 shares of preferred stock with $.001 par value and changed the common stock par value from no par value to $.001 [SEE NOTE 10]. The financial statements have been restated for all periods presented to reflect the amended articles of incorporation.

     COMMON STOCK ISSUANCE - In July and August 2004, the Company issued 100,001 shares of their previously authorized but unissued common stock for cash of $30,000, or $.30 per share.

     GRANT OF STOCK OPTIONS - In August 2004, the Company's Board of Directors granted options to purchase 200,000 shares of common stock from the 2002 Stock Incentive Plan to a consultant for services rendered. The options vested immediately and are exercisable at $.30 per share for 10 years.

     SALE OF STOCK OPTIONS - In August 2004, the Company sold options to purchase 50,000 shares of common stock. The options are exercisable at $.30 per share for 10 years.

     SECURED CONVERTIBLE NOTE PAYABLE - In July 2004, the Company issued a $200,000 note payable. The note is secured by 50,000 trees which are part of the Company's inventory. The note accrues interest at 10% per annum and is due January 2007. The unpaid principal and interest are convertible into common stock at $.24 per share during the first year, at $.30 per share during the second year and at $.35 per share thereafter.

     SECURED NOTES PAYABLE - In August 2004, the Company issued a $50,000 note payable. The note is secured by 7,500 trees which are part of the Company's inventory. The note accrues interest at 12% per annum and is due August 2006. The note also calls for an additional payment of 3% of the principal due on the date of maturity.

     RELATED PARTY NOTES PAYABLE - In October 2004, the Company issued two notes payable - one to the Company's Manager of Mergers and Acquisitions and one to a director/shareholder of the Company. Each note is due on demand and each provides for the Company to borrow up to $200,000 at 8% per annum.

     In August 2004, the Company issued a $50,000 note payable. The note is secured by 7,500 trees which are part of the Company's inventory. The note accrues interest at 10% per annum and is due August 2006.

=======================================    =====================================

NO DEALER, SALESMAN OR OTHER PERSON IS
AUTHORIZED TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS NOT
CONTAINED IN THIS PROSPECTUS IN
CONNECTION WITH THE OFFER MADE HEREBY,       5,794,104 SHARES OF COMMON STOCK
AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN MADE
BY US.

THIS PROSPECTUS DOES NOT OFFER TO SELL                 PENGE CORP.
OR BUY ANY SECURITIES IN ANY
JURISDICTION WHERE IT IS UNLAWFUL.

THE INFORMATION IN THIS PROSPECTUS IS
CURRENT AS OF THE DATE HEREOF. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR                  ---------------
ANY SALE MADE HEREUNDER SHALL CREATE
ANY IMPLICATION THAT THE INFORMATION                   Prospectus
CONTAINED HEREIN IS CORRECT AS OF ANY
TIME SUBSEQUENT TO THE DATE HEREOF.                  ---------------

UNTIL [______________] ALL DEALERS
THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT
PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS. THIS
IS IN ADDITION TO THE DEALER'S
OBLIGATION TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH                January 14, 2005
RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.



=======================================    =====================================

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles of incorporation provide that we shall indemnify and advance expenses to our directors, officers, employees, fiduciaries or agents and to any person who is or was serving at our request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Nevada law.

     Our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of our company, by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     With respect to derivative actions, our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of our company. We may not indemnify any such person for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to our company or for amounts paid in settlement to our company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Any indemnification under the provisions described above, unless ordered by a court, may be made by our company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     o    By the stockholders;

     o By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Our bylaws further provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). We will bear all of the expenses listed below. All of the amounts shown are estimates except the SEC registration fees.

              ITEM                                         AMOUNT
              ----                                         ------

              SEC registration fees                          $205

              Accounting and legal fees and expenses      $75,000

              Printing expenses                            $5,000

              Miscellaneous expenses                      $10,000
                                                       ----------

                                              TOTAL:      $90,205
                                                       ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Within the last three years, Penge has issued and sold the following unregistered securities on the dates and for the consideration indicated:

SHARES OF COMMON STOCK

     In connection with our organization, during August 2002, we offered and sold an aggregate of 7,340,000 shares of our common stock at a per share price of $0.00004 per share for aggregate proceeds of $294. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors had access to all relevant and available information regarding, and/or were involved in the planning and founding of, our company,
(d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act; (f) the aggregate offering price for the offering (combined with the offering price of all prior offerings of securities under Rule 504, any exemption under Section 3(b) of the Securities Act or in violation of Section 5(a) of the Securities Act) did not exceed $1 million; and (g) the Company was not at the time of the offering subject to the reporting requirements of the Securities Exchange Act, an investment company, or a development stage company with no specific business plan or a business plan involving engaging in a merger or acquisition with an unidentified company.

     During September 2002 and October 2002, we offered and sold 2,295,000 shares of our common stock at $0.10 per share to 26 investors. Of those 2,295,000 shares, 1,570,000 shares were sold for cash totaling $157,000; 150,000 shares were sold for services valued at $15,000; 450,000 shares were sold for a subscription receivable of $45,000, which was subsequently paid in full; and 125,000 shares were sold for available-for-sale securities valued at $12,500. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act;
(f) the aggregate offering price for the offering (combined with the offering price of all prior offerings of securities under Rule 504, any exemption under
Section 3(b) of the Securities Act or in violation of Section 5(a) of the Securities Act) did not exceed $1 million; and (g) the Company was not at the time of the offering subject to the reporting requirements of the Securities Exchange Act, an investment company, or a development stage company with no specific business plan or a business plan involving engaging in a merger or acquisition with an unidentified company.

     Between January 2003 and June 2003, we offered and sold 720,000 shares of our common stock at $0.20 per share to 10 investors. Of those 720,000 shares, 500,000 shares were sold for cash totaling $100,000; 20,000 shares were sold for services valued at $4,000 and 200,000 shares were sold to pay rent of $40,000. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     In January 2003, Roger Major accepted 750,000 shares of our common stock as partial payment of $150,000 on a note payable received in connection with our purchase of the Major Trees Farm and certain assets of M7 Farms on September 27, 2002 and Thomas L. Chandler, accepted 50,000 shares of our common stock valued at $10,000 as repayment of a short-term loan. The offer and sale of these shares of common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) Major confirmed to us that he was an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (b) there was no public offering or general solicitation with respect to such offering; (c) Major was provided with certain disclosure materials and all other information requested with respect to our company; (d) Major acknowledged that all securities being acquired were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     Between July 2003 and September 2003, we offered and sold 680,000 shares of our common stock at $0.25 per share to seven investors. Of those 680,000 shares, 260,000 shares were sold for cash totaling $65,000 and 420,000 shares were sold for a subscription receivable of $105,000, which was subsequently paid in full. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     Between August 2003 and September 2004, we offered and sold 717,332 shares of our common stock at $0.30 per share to 13 investors. Of these shares, 550,665 were sold for cash totaling $165,200 and 166,667 shares were sold for a subscription receivable of $50,000, which is still outstanding. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     In May 2004, we issued 400,000 shares of our common stock valued at $120,000, or $0.30 per share, to H. Preston and Shirley Franks in connection with our acquisition of certain assets of Sampres Tree Farms, L.L.C. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

CONVERTIBLE NOTES PAYABLE

     In March 2004, we issued a convertible note payable secured by both of our farms totaling $300,000 to two investors. This note bears interest at 10% per annum with unpaid principal and accrued interest convertible into shares of our common stock at $0.30 per share. The offer and sale of such convertible note payable were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     Between March and June 2004, we issued unsecured convertible notes payable totaling $55,000 to four investors. These notes bear interest at 10% per annum, mature between September and December 2006 and are convertible into shares of our common stock at $0.25 per share during the first six months, at $0.35 per share during the second six months and at $0.50 per share thereafter. The offer and sale of such convertible notes payable were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     In July 2004, we issued a convertible note payable for $200,000 to two investors, secured by 50,000 trees from our inventory, bearing interest at 10% per annum and maturing in January 2007. The unpaid principal and interest on the note is convertible into shares of our common stock at $0.24 per share during the first year, at $0.30 per share during the second year and at $0.35 per share thereafter. The offer and sale of such note were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

OPTIONS TO PURCHASE SHARES OF COMMON STOCK

     In November 2002, we granted options to purchase the following number of shares of our common stock to the following individuals under our 2002 Stock Incentive Plan:

           NAME OF INDIVIDUAL             NUMBER OF OPTIONS TO
                                           PURCHASE SHARES OF
                                              COMMON STOCK
         ----------------------------   -----------------------
         Kirk Fischer                           1,000,000
         Jim Fischer                            1,000,000
         KC Holmes                              1,000,000
         Rocky Fischer                          1,000,000
         Doug Bean                                200,000

In September 2003, we granted Rocky Fischer 100,000 options to purchase shares of our common stock under our 2002 Stock Incentive Plan. In August 2004, we granted Doug Bean 200,000 options to purchase shares of our common stock under our 2002 Stock Incentive Plan. No such options have been exercised.

     The offers and issuances of the options to purchase shares of our common stock described in the preceding paragraph were effected in reliance upon the exemption for offers and sales pursuant to certain compensatory benefit plans as set forth in Rule 701 promulgated under the Securities Act, based upon the following: (a) the offers and issuances were made pursuant to a written compensatory benefit plan established by us for the compensation of our officers, employees, directors, consultants and other permitted persons; (b) the recipients of such options were officers, employees, directors, consultants or other permitted persons at the time of the issuance of the options (and any recipients that were consultants provided bona fide services unrelated to a capital-raising transaction or the promotion of a market for our stock in exchange for such options); (c) we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time of issuance of the options; (d) the aggregate sale price, calculated in accordance with Rule 701, of the options issued in reliance on Rule 701 during any 12-month period did not exceed $1 million; (e) all recipients were provided with certain disclosure materials and all other information requested with respect to our company, including a copy of the governing compensatory benefit document; (f) the option recipients acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) the governing option agreement requires that, unless otherwise permitted by law, a legend be placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

     In August 2004, we offered and sold options to purchase 50,000 shares of our common stock to a single investor in connection with a $50,000 secured note payable. The offer and sale of such options to purchase shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 27.  EXHIBITS

The following exhibits required by Item 601 of Regulation S-K promulgated under the Securities Act have been included with the Registration Statement as indicated below.

                                                            INCORPORATED BY
EXHIBIT                                                     REFERENCE/FILED
  NO.                      EXHIBIT                             HEREWITH
-------   ------------------------------------------   -------------------------

  2.1     Asset Purchase Agreement by and Among        Incorporated by reference
          Penge Corp., Kirk Fischer and H. Preston     to the Company's
          and Shirley M. Franks along with Sampres     Registration Statement on
          Tree Farm L.L.C. dated as of May 20, 2004    Form SB-2 dated October
          and exhibits                                 25, 2004, File No.
                                                       333-119947.

  2.2     Purchase Agreement, Receipts and Escrow      Incorporated by reference
          Instructions dated August 14, 2002 and       to the Company's
          exhibits (re Penge and Major Trees)          Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  4.1     Articles of Incorporation, as amended to     Incorporated by reference
          date                                         to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  4.2     Bylaws, as amended to date                   Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  4.3     Form of Common Stock Certificate             Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  5       Opinion of Stoel Rives LLP                   To be filed by amendment

  10.1    2002 Stock Incentive Plan                    Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.2    Form of Incentive Stock Option Agreement     Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.3    Form of Non Statutory Option Agreement       Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.4    Form of Executive Employment Agreement       Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.5    Consulting Agreement between Roger Major     Incorporated by reference
          and Penge Corp. dated March 5, 2003          to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.6    Form of Convertible Note Purchase            Incorporated by reference
          Agreement                                    to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.7    Form of Convertible Promissory Note          Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.8    $50,000 Promissory Note between Major        Incorporated by reference
          Trees Corp. and Stanford Goulding as         to the Company's
          Trustee for Survivors Trust dated August     Registration Statement on
          16, 2004                                     Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.9    $50,000 Promissory Note between Major        Incorporated by reference
          Trees Corp. and Stanford Goulding as         to the Company's
          Trustee for Marital Trust dated August       Registration Statement on
          16, 2004                                     Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.10   $400,000 Real Estate Lien Note and Deed      Incorporated by reference
          of Trust between Penge Corp., Kirk           to the Company's
          Fischer and Sampres Tree Farm, L.L.C. and    Registration Statement on
          H. Preston Franks and Shirley M. Franks      Form SB-2 dated October
          dated May 26, 2004                           25, 2004, File No.
                                                       333-119947.

  10.11   $300,000 Convertible Promissory Note         Incorporated by reference
          dated March 31, 2004 between Penge Corp.     to the Company's
          and Monitor Finance LC and First Capital     Registration Statement on
          Funding LC                                   Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.12   $226,469 Note and Trust Deed between         Incorporated by reference
          Penge Corp., Kirk Fischer and Monitor        to the Company's
          Finance, L.C. dated August 22, 2003 and      Registration Statement on
          Modification and Extension of Trust Deed     Form SB-2 dated October
          Note dated March 1, 2004                     25, 2004, File No.
                                                       333-119947.

  10.13   $200,000 Promissory Note between Penge       Incorporated by reference
          Corporation and Steven Sutherland dated      to the Company's
          September 27, 2002                           Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.14   $600,000 Promissory Note between Penge       Incorporated by reference
          Corporation and Roger Major and Barbara      to the Company's
          Major dated September 27, 2002               Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.15   Engagement Agreement between Penge Corp      Filed herewith
          and KC Holmes dated September 1, 2004

  10.16   Convertible Note Purchase Agreement among    Filed herewith
          Penge Corp., First Capital Funding LC and
          Monitor Finance LC dated March 31, 2004

  10.17   Form of Promissory Note between Penge        Filed herewith
          Corp. and Related Parties

  10.18   Deed of Trust dated April 5, 2004 between    Filed herewith
          Penge Corporation and Monitor Finance,
          L.C. and First Capital Funding, L.C.

  10.19   Deed of Trust dated July 25, 2004 between    Filed herewith
          Penge Corp. and Kirk J. Fischer and
          Monitor Finance, L.C. and First Capital
          Funding, L.C.

  21.1    Subsidiary List                              Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  23.1    Consent of Independent Registered Public     Filed herewith
          Accounting Firm

  23.2    Consent of Stoel Rives LLP                   Included in Item 5

  24.1    Power of Attorney                            Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

ITEM 28.  UNDERTAKINGS

The Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) Reflect in the prospectus any facts or events that, individually or together, represent a fundamental change in the information. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) That for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on January 14, 2005.

                                   PENGE CORP.


                                   By: /s/ Kirk Fischer
                                       -------------------------------------
                                       Kirk Fischer, Chief Executive Officer

     In accordance with the requirements of the Securities Act, this registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Kirk Fischer            Chief Executive Officer, Chief      January 14, 2005
-----------------------     Financial Officer, Chairman of
Kirk Fischer                the Board (Principal Executive
                            Officer and Principal Financial
                            Officer)

           *                Director                            January 14, 2005
-----------------------
Jim Fischer

           *                Controller and Director             January 14, 2005
-----------------------
Lori Fischer

* By: /s/ Kirk Fischer
      --------------------------
          Kirk Fischer
          Attorney-in-Fact

                                                            INCORPORATED BY
EXHIBIT                                                     REFERENCE/FILED
  NO.                      EXHIBIT                             HEREWITH
-------   ------------------------------------------   -------------------------

  2.1     Asset Purchase Agreement by and Among        Incorporated by reference
          Penge Corp., Kirk Fischer and H. Preston     to the Company's
          and Shirley M. Franks along with Sampres     Registration Statement on
          Tree Farm L.L.C. dated as of May 20, 2004    Form SB-2 dated October
          and exhibits                                 25, 2004, File No.
                                                       333-119947.

  2.2     Purchase Agreement, Receipts and Escrow      Incorporated by reference
          Instructions dated August 14, 2002 and       to the Company's
          exhibits (re Penge and Major Trees)          Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  4.1     Articles of Incorporation, as amended to     Incorporated by reference
          date                                         to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  4.2     Bylaws, as amended to date                   Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  4.3     Form of Common Stock Certificate             Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  5       Opinion of Stoel Rives LLP                   To be filed by amendment

  10.1    2002 Stock Incentive Plan                    Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.2    Form of Incentive Stock Option Agreement     Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.3    Form of Non Statutory Option Agreement       Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.4    Form of Executive Employment Agreement       Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.5    Consulting Agreement between Roger Major     Incorporated by reference
          and Penge Corp. dated March 5, 2003          to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.6    Form of Convertible Note Purchase            Incorporated by reference
          Agreement                                    to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.7    Form of Convertible Promissory Note          Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.8    $50,000 Promissory Note between Major        Incorporated by reference
          Trees Corp. and Stanford Goulding as         to the Company's
          Trustee for Survivors Trust dated August     Registration Statement on
          16, 2004                                     Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.9    $50,000 Promissory Note between Major        Incorporated by reference
          Trees Corp. and Stanford Goulding as         to the Company's
          Trustee for Marital Trust dated August       Registration Statement on
          16, 2004                                     Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.10   $400,000 Real Estate Lien Note and Deed      Incorporated by reference
          of Trust between Penge Corp., Kirk           to the Company's
          Fischer and Sampres Tree Farm, L.L.C. and    Registration Statement on
          H. Preston Franks and Shirley M. Franks      Form SB-2 dated October
          dated May 26, 2004                           25, 2004, File No.
                                                       333-119947.

  10.11   $300,000 Convertible Promissory Note         Incorporated by reference
          dated March 31, 2004 between Penge Corp.     to the Company's
          and Monitor Finance LC and First Capital     Registration Statement on
          Funding LC                                   Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.12   $226,469 Note and Trust Deed between         Incorporated by reference
          Penge Corp., Kirk Fischer and Monitor        to the Company's
          Finance, L.C. dated August 22, 2003 and      Registration Statement on
          Modification and Extension of Trust Deed     Form SB-2 dated October
          Note dated March 1, 2004                     25, 2004, File No.
                                                       333-119947.

  10.13   $200,000 Promissory Note between Penge       Incorporated by reference
          Corporation and Steven Sutherland dated      to the Company's
          September 27, 2002                           Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.14   $600,000 Promissory Note between Penge       Incorporated by reference
          Corporation and Roger Major and Barbara      to the Company's
          Major dated September 27, 2002               Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  10.15   Engagement Agreement between Penge Corp      Filed herewith
          and KC Holmes dated September 1, 2004

  10.16   Convertible Note Purchase Agreement among    Filed herewith
          Penge Corp., First Capital Funding LC and
          Monitor Finance LC dated March 31, 2004

  10.17   Form of Promissory Note between Penge        Filed herewith
          Corp. and Related Parties

  10.18   Deed of Trust dated April 5, 2004 between    Filed herewith
          Penge Corporation and Monitor Finance,
          L.C. and First Capital Funding, L.C.

  10.19   Deed of Trust dated July 25, 2004 between    Filed herewith
          Penge Corp. and Kirk J. Fischer and
          Monitor Finance, L.C. and First Capital
          Funding, L.C.

  21.1    Subsidiary List                              Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.

  23.1    Consent of Independent Registered Public     Filed herewith
          Accounting Firm

  23.2    Consent of Stoel Rives LLP                   Included in Item 5

  24.1    Power of Attorney                            Incorporated by reference
                                                       to the Company's
                                                       Registration Statement on
                                                       Form SB-2 dated October
                                                       25, 2004, File No.
                                                       333-119947.